Exhibit 4.1

[      ],
as Depositor
and
[      ],
as Trustee
and
[      ],
as Securities Administrator
DEPOSIT TRUST AGREEMENT
Dated as of                      ___, [      ]
Agency Security Multi-Class Pass Through Certificates,
Series [      ]

Page

ARTICLE I
Definitions

SECTION 1.01. General Definitions	1
SECTION 1.02. Calculations Respecting Mortgage Loans Underlying Agency Securities	19

ARTICLE II
Conveyance of Trust Fund; REMIC Election
and Designation; Original Issuance of Certificates

SECTION 2.01. Creation and Declaration of Trust	21
SECTION 2.02. Acceptance by Trustee; Representative	23
SECTION 2.03 REMIC Election and Designation	24
SECTION 2.04 Original Issuance of Certificates; Representations and Warranties, Delivery of Documents	24

ARTICLE III
The Certificates

SECTION 3.01. Forms Generally	28
SECTION 3.02. Forms of Certificates and Certificate of Authentication	28
SECTION 3.03. Regular Certificates Issuable in Classes; General Provisions with Respect to Distributions of Principal and Interest; Denominations	44
SECTION 3.04. Execution, Authentication, Delivery and Dating	48
SECTION 3.05. Temporary Certificates	49
SECTION 3.06. Maintenance of Office or Agency	49
SECTION 3.07. Registration, Registration of Transfer and Exchange	50
SECTION 3.08. Mutilated, Destroyed, Lost or Stolen Certificates	53
SECTION 3.09. Persons Deemed Owners	54
SECTION 3.10. Cancellation	54

ARTICLE IV
Trust Accounts

SECTION 4.01. Collection Account	55
SECTION 4.02. Expense Reserve Account	58
SECTION 4.03. [INTENTIONALLY OMITTED]	59
SECTION 4.04. General Provisions Regarding Trust Accounts	59
SECTION 4.05. Reports by [Trustee] [Securities Administrator]	62

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(continued)

Page
ARTICLE V
Distributions to Certificateholders on a
Distribution Date; Payment of Expenses

SECTION 5.01. Distribution Date Statements	63
SECTION 5.02. Withdrawals from the Collection Account on a Distribution Date; Distributions of Principal and Interest on a Distribution Date	64
SECTION 5.03. Reports by [Trustee] [Securities Administrator] to Certificateholders	66
SECTION 5.04. Payment of Expenses; Required Expense Reserve Account Deposit Amount	67

ARTICLE VI
Special Distributions

SECTION 6.01. Special Distributions	68
SECTION 6.02. Form of Special Distribution Notice	73
SECTION 6.03. Amounts Distributable on Special Distribution Date	74

ARTICLE VII
Periodic Accountants’ Reports

SECTION 7.01. Appointment of Independent Accountants	74
SECTION 7.02. Accountants’ Reports	74

ARTICLE VIII
Deficiency Events

SECTION 8.01. Occurrence; Trustee’s Determinations	76
SECTION 8.02. Distributions Upon a Determination of Sufficiency	77
SECTION 8.03. Distributions Upon a Determination of Insufficiency	78
SECTION 8.04. Sale of Trust Fund	79

ARTICLE IX
The Depositor

SECTION 9.01. Liability of the Depositor	80
SECTION 9.02. Merger or Consolidation of, or Assumption of the Obligations of, the Depositor	80
SECTION 9.03. Limitation on Liability of the Depositor and Others	80
SECTION 9.04. The Depositor Not to Resign	80
SECTION 9.05. Annual Statement as to Compliance	80
SECTION 9.06. Depositor May Own Certificates	81

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(continued)

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(continued)

-iv-

(continued)
TESTIMONIUM
SIGNATURES AND SEALS
ACKNOWLEDGMENTS
[Schedule I: Base Rate Mechanics]
Schedule A: Schedule of Agency Securities
Schedule B: Expense Reserve Account
Schedule C: Servicing Criteria
Schedule D: Performance Certification

-v-

     DEPOSIT TRUST AGREEMENT dated as of ___, [ ] (herein, as amended and supplemented from time to time as permitted hereby, called this “Agreement”), by and among [ ], a [ ] (being herein, together with its permitted successors and assigns, called the “Depositor”), ___, a ___, as trustee (herein, together with its permitted successors in the trust hereunder, called the “Trustee”), and ___, a ___, as securities administrator (herein, together with its permitted successors and assigns, called the “Securities Adminstrator”).
PRELIMINARY STATEMENT
     The Depositor is the owner of the Agency Securities (as hereinafter defined) and the other property being conveyed by it to the Trustee as part of the Trust Fund (as hereinafter defined) and has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Trust Fund and the issuance of certificates of beneficial interest therein representing in the aggregate beneficial ownership of the entire Trust Fund (the “Certificates”), which Certificates are issuable as provided in this Agreement. By the execution and delivery of this Agreement, the Depositor has agreed that it will elect to treat the Trust Fund as, and that the affairs of the Trust Fund shall be conducted so as to qualify as, a “real estate mortgage investment conduit” (“REMIC”) pursuant to Section 860D of the Code (as hereinafter defined). All covenants and agreements made by the Depositor and the Trustee herein are for the benefit of the holders from time to time of the Certificates. The Depositor is entering into this Agreement, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.
     All things necessary to make this Agreement a valid declaration of trust by the Depositor in accordance with its terms have been done.
     In consideration of the mutual agreements herein contained, the Depositor and the Trustee hereby agree as follows:
ARTICLE I
Definitions
     SECTION 1.01. General Definitions.
     Except as otherwise specified or as the context may otherwise require, the following terms have the meanings set forth below for all purposes of this Agreement, and the definitions of such terms are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Whenever any reference is made to an amount the determination or calculation of which is governed by Section 1.02, the provisions of Section 1.02 shall be applicable to such determination or calculation, whether or not reference is specifically made to Section 1.02, unless some other method of calculation or determination is expressly specified in the particular provision. Whenever reference is made herein to an Event of Default or a Default known to the Trustee or of which the Trustee has notice or knowledge, such reference shall be construed to refer only to an Event of Default or

Default of which the Trustee is deemed to have notice or knowledge pursuant to Section 10.01(d).
     “Accountant”: A Person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Trustee or the Depositor or an Affiliate of the Trustee or the Depositor.
     “Accrual Certificate”: A Regular Certificate on which interest accrues and is added to the principal of such Certificate on each related Interest Distribution Date through the Initial Interest Distribution Date for such Certificate, but with respect to which either interest nor principal is distributable until such Initial Interest Distribution Date.
     “Accrual Date”: with respect to the ___Certificates and the Class ___Regular Interests, ___, ___, ___.
     “Accrual Distribution Amount”: With respect to any Principal Distribution Date, the aggregate amount of interest that has accrued on the Outstanding Accrual Certificates during the related Interest Accrual Period and that is not then distributable.
     “Accrued Interest”: As defined in Section 6.01(a).
     “Act”: With respect to any Certificateholder, as defined in Section 16.02.
     “Adjusted Aggregate Cash Flow Value”: As defined in Section 6.01(a).
     “Affiliate” of any specified Person: Any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agency Security”: A Ginnie Mae Agency Security that is Conveyed to the Trustee under this Agreement as part of the Trust Fund. The term “Agency Securities” means all Ginnie Mae Agency Securities Conveyed to the Trustee under this Agreement as part of the Trust Fund. The term “outstanding Agency Securities” as of any date means all of the Agency Securities other than any Agency Securities that have been fully paid as of such date.
     “Agency Security Distribution”: With respect to any Agency Security, the amount of the monthly remittance payable to the holder of such Agency Security in accordance with its terms.
     “Agency Security Distribution Due Date”: The date on which a particular Agency Security Distribution is payable to the holder of the related Agency Security in accordance with its terms.
     “Agency Security Principal Balance”: As of the date of any determination with respect to any Agency Security, the then aggregate outstanding principal balance of such Agency Security. The outstanding principal balance of any GPM Agency Security at the date of any determination shall be calculated by giving effect to the addition of all accrued interest on the underlying GPM Loans that has not been paid to the principal of such underlying GPM Loans in accordance with their terms.
     “Agency Security Rate”: With respect to any Agency Security, the fixed pass-through rate of interest payable to the holder thereof as indicated therein.
     “Aggregate Agency Security Principal Balance”: The aggregate of the Agency Security Principal Balances for all Agency Securities as of the date of determination.
     “Aggregate Cash Flow Value Decline”: With respect to the Due Period ending immediately prior to any Principal Distribution Date, the difference between
     (a) the aggregate of the Cash Flow Values of all Cash Flow Value Groups determined as of the first day of such Due Period, and
     (b) the aggregate of the Cash Flow Values of all Cash Flow Value Groups determined as of the last day of such Due Period.
[If, during the Shortfall Period, the amount determined pursuant to the foregoing clause (b) is greater than the amount determined pursuant to clause (a), the Aggregate Cash Flow Value Decline shall be expressed as a negative number.]
     “Aggregate Current Principal Amount”: (a) The aggregate of the Current Principal Amounts of all Regular Certificates Outstanding at the time of determination or (b) the aggregate of the Current Principal Amounts of all Certificates of a particular Class Outstanding as of the time of determination.
     “Aggregate Regular Certificate Distribution Amount”: With respect to a particular Distribution Date, the lesser of (a) the amount in the Collection Account on such Distribution Date (net of any Agency Security Distribution received subsequent to the end of the related Due Period) and (b) the sum of
     (i) all interest accrued (whether or not then distributable) on the then Outstanding [Regular] [Class ___, Class ___and Class ___] Certificates during the Interest Accrual Period ending immediately prior to such Distribution Date,
     (ii) the Principal Distribution Amount for such Distribution Date, and
     (iii) the Spread Distribution Amount, if any, for such Distribution Date.
     “Aggregate Special Distribution Amount”: With respect to any Special Distribution Date, the aggregate of the Special Distribution Amounts for all Regular Certificates as to which a special distribution is to be made on such Special Distribution Date.
     “Agreement” or “this Agreement”: This instrument as originally executed and, if from time to time supplemented or amended by one or more supplements or amendments hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended. All references in this instrument to designated “Articles”, “Sections”, “Subsections” and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this instrument as originally executed. The words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection or other subdivision.
     “Applicable Servicing Criteria”:
     “Assumed Reinvestment Rate”: ___percent (___%) through ___, 20___; ___percent (___%) through ___, 20___; and three percent (3%) thereafter; or for any period such higher rate as each of the rating agencies which rated the Regular Certificates may permit for mortgage-backed securities having the same ratings as its initial rating of the Regular Certificates. Before using any such higher rate in making any calculation required under this Agreement with respect to the Regular Certificates, the Depositor shall deliver to the Trustee notice of its intention to do so accompanied by letters from each such rating agency stating that such use of such higher rate will not result in the downgrading of its rating of the Regular Certificates.
     “Authorized Officer”: With respect to the Depositor, any officer of the Depositor who is authorized to act for the Depositor in matters relating to this Agreement and the Trust Fund and whose name appears on a list of such authorized officers furnished by the Depositor to the Trustee, as such list may be amended or supplemented from time to time.
     “Available Cash”: As defined in Section 6.01(a).
     “Available Expense Reserve Account Withdrawal Amount”: As defined in Section 6.01(a).
     “Base Rate”: For each Interest Accrual Period (other than the first Interest Accrual Period) the rate determined by the Trustee on the related Interest Determination Date in accordance with the procedures set forth on Schedule I.
     “Basic Prepayment Assumption”: the assumed fixed schedule of prepayments on an Agency Security based upon the remaining months to maturity for that Agency Security with such schedule given as a monthly sequence of prepayment rates expressed as annualized percent values. These values start at [0.2%] per year for an Agency Security with a remaining term of 360 months, increase by [0.2%] per year in each succeeding month until month 30 (i.e., when the remaining term is 330 months) ending at [6.0%] per year). As such time the rate remains constant at [6.0%] per year for the balance of the remaining term. Multiples of the Basic Prepayment Assumption are calculated from this prepayment rate series. The Basic Prepayment Assumption is used solely for purposes of applying the U.S. federal income tax original issue discount rules to the Regular Certificates.
     “Business Day”: Any day that is not a Saturday, Sunday or other day on which commercial banking institutions in the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to be closed.

     “Cash Flow Value”: With respect to any Agency Security Group as of any date, the lesser of (a) the applicable Maximum Cash Flow Value Percentage of the aggregate of the Agency Security Principal Balances of the Agency Securities in such Cash Flow Value Group as of such date and (b) the aggregate of the discounted present values of the Scheduled Cash Flows of the Agency Securities in such Cash Flow Value Group due subsequent to such date, such discounted present values to be determined by discounting on a monthly basis, at the Highest Certificate Interest Rate, such Scheduled Cash Flows from the ___ day of the month in which they are due to their present value (i) in the case of the determination of Cash Flow Value at the Closing Date, at the date ___ months prior to the first Distribution Date, and (ii) in all other cases, at the ___ day of the month of determination.
     “Cash Flow Value Group”: All Agency Securities based on the same underlying pool of mortgage loans.
     “Certificate” or “Certificates”: Any certificate or certificates of beneficial interest in the Trust Fund authorized by, and authenticated and delivered under, this Agreement.
     “Certificateholder” or “Holder”: The Person in whose name a Certificate is registered in the Certificate Register.
     “Certificate Interest Rate”: With respect to any Floating Rate Certificate for any Interest Accrual Period, the rate of interest determined for such Interest Accrual Period pursuant to Section 3.03 and the terms of such Certificate. With respect to any Fixed Rate Certificate, the fixed annual rate at which interest accrues on such Certificate, as specified in Section 3.03 and in such Certificate.
     “Certificate Register” and “Certificate Registrar”: As defined in Section 3.07.
     “Class”: All Residual Certificates or, in the case of Regular Certificates, all Certificates having the same Final Distribution Date and Certificate Interest Rate that are designated as a separate Class in Section 3.03 and that bear the designation of such Class.
     “Clearing Agency”: “Clearing Agency” An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.
     “Closing Date”: ___.
     “Code”: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.
     “Collection Account”: The trust account or accounts created and maintained pursuant to Section 4.01.
     “Convey”: To grant, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, deposit, set over and confirm; the term “Conveyance” shall have a meaning correlative to the foregoing. A Conveyance of an Agency Security or of any other instrument shall include all rights, powers and options (but none of the obligations) of the Conveying party thereunder, including without limitation the immediate and continuing right to claim for, collect, receive and give receipts for principal and interest payments in respect of such Agency Security or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings, and generally to do and receive anything that the Conveying party was or might have been entitled to do or receive thereunder or with respect thereto.
     “Corporate Trust Office”: (i) The principal corporate trust office of the Trustee located at ___, ___, ___, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders and the Depositor, or the principal corporate trust office of any successor Trustee. (ii) The principal corporate trust office of the Trustee located at ___, ___, ___, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders and the Depositor, or the principal corporate trust office of any successor Trustee.
     “Covered Regular Certificates”: As defined in Section 6.01(a).
     “Covered Regular Certificate Principal Reduction Date”: As defined in Section 6.01(a).
     “Current Principal Amount”: With respect to any Regular Certificate as of any date of determination, the sum of
     (a) the denomination of such Certificate, and
     (b) if such Certificate is an Accrual Certificate, the aggregate amount of interest, if any, accrued on such Certificate and added to the principal thereof on each Interest Distribution Date through the Interest Distribution Date immediately preceding such date of determination, reduced by all prior distributions, if any, made with respect to principal (including distributions with respect to amounts previously added to principal as described in the foregoing clause (b)) of such Certificate.
     Cut-Off Date”: With respect to any Series, the date specified as such in the related Series Supplement. For purposes of the Trust Agreement, any Agency Securities acquired by the Depositor after the applicable Cut-Off Date but prior to the applicable Closing Date and included in the related Trust as of such Closing Date shall be deemed to have been outstanding as of such Cut-Off Date and references to the principal balance of such Agency Securities as of such Cut-Off Date shall be deemed to be to the principal balance of such Agency Securities as of the date on which it was acquired by the Depositor.
     “Default”: Any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.
     “Deficiency Distribution Date”: The first day of any month beginning with the first date upon which distributions following a Deficiency Event are to commence pursuant to Section 8.02 or Section 8.03 and ending, in the case of distributions pursuant to Section 8.02, with any curing of such Deficiency Event.

     “Deficiency Event”: The inability of the Trustee to distribute to Holders of one or more Classes of Regular Certificates in accordance with the terms thereof and of this Agreement:
     (i) on any Distribution Date, an amount at least equal to the Optimal Aggregate Regular Certificate Distribution Amount;
     (ii) on any Special Distribution Date, an amount at least equal to the Aggregate Special Distribution Amount;
     (iii) on the Initial Principal Distribution Date for a Class of Regular Certificates, an installment of principal of the Certificates of such Class; or
     (iv) on the Final Distribution Date for a Class, an amount equal to the entire remaining principal balance of the Outstanding Regular Certificates of such Class, together with accrued interest thereon for the immediately preceding Interest Accrual Period;
in each case because of the insufficiency for such purpose of the funds then available in the Trust Accounts.
     “Depositor”: [ ], a ___, until a successor Person shall have assumed the obligations of the Depositor hereunder pursuant to the applicable provisions hereof, and thereafter “Depositor” shall mean such successor Person.
     “Depositor Order” or “Depositor Request”: A written order or request signed in the name of the Depositor by an Authorized Officer.
     “Depositor’s Fee”: For each Distribution Date, an amount equal to ___, less the amount, if any, of Expenses that are required to be paid by the Depositor that were instead paid on or after such Distribution Date out of funds then in the Collection Account, which amount shall be payable to the Depositor as provided in Section 5.04 in consideration of the Depositor’s performance of its ongoing duties hereunder.
     “Determination of Insufficiency”: As defined in Section 8.03.
     “Determination of Sufficiency”: As defined in Section 8.02.
     “Distribution Date”: Each ___, ___, ___and ___, beginning ___.
     “Distribution Date Statement”: As defined in Section 5.01.
     “Distribution Determination Date”: With respect to any Distribution Date, the first Business Day after the ___day of the month [prior to the month] of such Distribution Date, the first such Distribution Determination Date being in ___.
     “Due Period”: With respect to each Distribution Date, the related Due Period shall be the period beginning at the opening of business on the ___ Business Day preceding the immediately preceding Distribution Date (or, in the case of the Due Period which is applicable to the first Distribution Date, beginning on the Closing Date) and ending at the close of business on the           Business Day immediately preceding the related Distribution Date.
     “Eligible Investments”: Any one or more of the following obligations or securities, provided that such investments qualify as “cash flow investments” as defined in Code Section 860G(a)(6):
     (i) direct obligations of, and obligations fully guaranteed by, the United States of America, [Freddie Mac, Fannie Mae, the Federal Farm Credit System, the Federal Home Loan Banks,] or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided, however, that any obligation of, or guaranteed by, the [Federal Home Loan Banks or the Federal Farm Credit System] [or any obligation of, or guaranteed by Fannie Mae or Freddie Mac, other than a senior debt obligation of Fannie Mae or Freddie Mac or a mortgage participation or pass-through certificate guaranteed by Fannie Mae or Freddie Mac,] shall be an Eligible Investment only if, at the time of investment, such investment is acceptable to each nationally recognized rating agency that rated the Regular Certificates as a permitted investment of funds backing securities having ratings equivalent to its rating of the Regular Certificates that was in effect at the Closing Date;
     (ii) demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including the Trustee or any agent of the Trustee acting in its commercial capacity) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment (1) the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution that is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) have the highest credit ratings available from Standard & Poor’s Corporation and Moody’s Investors Service, Inc., and (2) such depository institution, trust company, or parent holding company also has outstanding unsecured long-term debt rated at least Aa3 by Moody’s Investors Service, Inc.;
     (iii) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America (collectively “Eligible Collateral”), in either case entered into with [(a)] a depository institution or trust company (acting as principal) described in clause (ii) above [or (b) any other Person who is a member of the Securities Investor Protection Corporation so long as such repurchase obligation is by its terms to be performed by the repurchase obligor (x) if the Regular Certificates are subject to special distributions under Article VI at the time such repurchase obligation is entered into, no later than thirty days prior to the first Principal Reduction Date after such repurchase agreement is entered into (or the second Principal Reduction Date after such repurchase agreement is entered into if it has already been determined that the Regular Certificates are not subject to a special distribution on the first Principal Reduction Date after such repurchase agreement is entered into) and (y) if the Regular Certificates are not subject to a special distribution under Article VI at the time such repurchase obligation is entered into, no later than thirty days prior to the first Principal Distribution Date after such repurchase agreement is entered into, and, in any case covered by this clause (b), such Eligible Collateral (1) has an aggregate market value as determined by the Trustee on a weekly basis of not less than 105% of the repurchase liability under such agreement, including accrued interest; (2) is deposited with the Trustee or with a Federal Reserve Bank for the account of the Trustee, or with a bank or trust company that is acting solely as agent for the Trustee and has a combined net capital and surplus of at least $50,000,000; (3) is subject to a perfected first priority security interest in favor of the Trustee; and (4) is free and clear of claims of third parties; provided, however, in the event that on any weekly determination date the aggregate market value of the Eligible Collateral as determined by the Trustee pursuant to clause (1) is less than 105% of the repurchase liability under such repurchase agreement, including accrued interest (such shortfall being hereinafter referred to as the “Repo Collateral Shortfall”), the Trustee shall so notify the repurchase obligor, and in the event that, after the expiration of two Business Days following such valuation, such repurchase obligor has not deposited with the Trustee additional Eligible Collateral having an aggregate market value on the date of deposit at least equal to the Repo Collateral Shortfall, the Trustee shall promptly sell the Eligible Collateral relating to such repurchase agreement and invest the proceeds of such sale that are in excess of the amounts required to be remitted to the repurchase obligor in Eligible Investments specified by the Depositor pursuant to Section 4.03; and further provided, that any repurchase obligation described in this clause (b) shall be an Eligible Investment only if, at the time of investment, such investment is acceptable to each nationally recognized rating agency that rated the Regular Certificates as a permitted investment of funds backing securities having ratings equivalent to its rating of the Regular Certificates that was in effect at the Closing Date;]
     (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which securities have credit ratings from Standard & Poor’s Corporation and Moody’s Investors Service, Inc. of AAA and Aaa, respectively, at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 10% of the sum of the Aggregate Agency Security Principal Balance and the aggregate principal amount of all Eligible Investments held in the Trust Accounts;
     (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the highest credit ratings from Standard & Poor’s Corporation and Moody’s Investors Service, Inc. at the time of such investment; provided, however, that at such time the issuer of such obligations shall also have outstanding unsecured long-term debt obligations rated at least Aa3 by Moody’s Investors Service, Inc.;
     (vi) certificates or receipts representing ownership interests in future interest or principal payments on direct obligations of, or obligations fully guaranteed by, the United States of America or any of its agencies or instrumentalities the obligations of which are backed by the full faith and credit of the United States, which obligations are held by a custodian on behalf of the holders of such receipts; and
     (vii) any other demand, money market or time deposit, or any other obligation, security or investment as may be acceptable to each nationally recognized rating agency that rated the Regular Certificates as permitted investments of funds backing securities having ratings equivalent to its rating of the Regular Certificates that was in effect at the Closing Date.
     “ERISA”: the Employee retirement Income Security Act of 1974, as amended.
     “Event of Default”: The meaning specified in Section 11.01.
     “Exchange Act”: The Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.
     “Exchange Act Reports”: any reports on Form 10-D, Form 8-K and Form 10-K required to be filed with respect to the Trust Fund under the Exchange Act.
     “Expenses”: As to any Distribution Date, expenses incurred prior thereto which, pursuant to this Agreement, are payable from amounts in the Collection Account or from the Expense Reserve Account on such Distribution Date [after the withdrawal therefrom of the Aggregate Regular Certificate Distribution Amount for such Distribution Date (or, if a Deficiency Event is continuing, prior to the withdrawal of any amounts for the purpose of making distributions to Holders of Certificates), such expenses being limited to (i) any unpaid amount due to the Trustee pursuant to Section 10.07, (ii) any unpaid amount due any firm of Independent Accountants pursuant to Section 7.01, (iii) any Expenses for a prior Distribution Date or Distribution Dates which have not been paid through withdrawals from the Collection Account or the Expense Reserve Account because of the insufficiency of the funds on deposit therein for such purpose and (iv) any unpaid amount of the Depositor’s Fee (less any amounts described in the preceding clauses (i) through (iii) required to be paid by the Depositor).]
     “Expense Reserve Account”: The trust account or accounts created and maintained pursuant to Section 4.02.
     [“Fannie Mae”: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended, or any successor thereto.]
     [“Fannie Mae Agency Security”: A guaranteed mortgage pass-through certificate issued by Fannie Mae, the full and timely payment of principal and interest of which is guaranteed by Fannie Mae and which represents a proportional undivided ownership interest in a pool of fully amortizing fixed-rate level payment mortgage loans or GPM Loans secured by one- to four-family residences.]
     “Final Distribution Date”: With respect to any Regular Certificate, the date specified in such Certificate as the fixed date on or before which the entire remaining principal balance of such Certificate is to be distributed.
     “Fiscal Year”: The fiscal year that the Trust Fund uses for federal income tax purposes, which shall be the calendar year.
     “Fixed Rate Certificate”: A Regular Certificate on which interest accrues at a fixed rate for the entire term of the Certificate.
     “Floating Rate Certificate”: A Regular Certificate on which interest accrues during each Interest Accrual Period at a floating rate which is established on each related Interest Determination Date in accordance with Section 3.03 and the terms of such Certificate.
     [“Freddie Mac”: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.]
     [“Freddie Mac Agency Security”: A participation certificate under which the full and timely payment of interest and the ultimate collection of principal is guaranteed by Freddie Mac and which represents a proportional undivided ownership interest in a group of fully amortizing fixed-rate level payment mortgage loans (or participation interests therein) secured by one- to four-family residences.]
     “Future Available Cash”: As defined in Section 6.01(a).
     “Ginnie Mae”: The Government National Mortgage Association, a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development, or any successor thereto.
     “Ginnie Mae Agency Security”: A fully modified pass-through mortgage-backed certificate, the full and timely payment of principal and interest of which is guaranteed by Ginnie Mae and backed by the full faith and credit of the United States government and which represents a proportional undivided ownership interest in a pool of fully amortizing fixed-rate level payment mortgage loans or GPM Loans secured by one- to four-family residences and which is Conveyed to the Trustee under this Agreement as part of the Trust Fund. The term “outstanding Ginnie Mae Agency Securities” as of any date means all the Ginnie Mae Agency Securities other than any Ginnie Mae Agency Securities that have been fully paid as of such date. The terms “Ginnie Mae I Agency Securities” and “Ginnie Mae II Agency Securities” refer to Ginnie Mae Agency Securities issued under the Ginnie Mae I program or the Ginnie Mae II program, as the case may be, pursuant to which fully-modified pass-through mortgage-backed certificates guaranteed by Ginnie Mae may be issued, as set forth in the applicable regulations and guidelines of Ginnie Mae.

     “GPM Loan”: A fixed rate mortgage loan that provides that scheduled monthly installments of principal and interest increase periodically during such portion of the terms of such mortgage loan as is specified therein and under which the initial scheduled payments are not sufficient to pay the full amount of interest accruing on such mortgage loan.
     “GPM Agency Security”: A Certificate for which the underlying pool of mortgage loans consists of GPM Loans; any reference to a Agency Security or Agency Securities of a particular type shall be deemed to refer to any Agency Security or Agency Securities of such type that are GPM Agency Securities.
     [“Highest Certificate Interest Rate”: The per annum rate of interest equal to the weighted average (rounded to nearest one-tenth of one percent) of the Certificate Interest Rates on the Regular Certificates under the Maximum Rate Assumption based upon the Aggregate Current Principal Amount of the Certificates at the Closing Date, such weighted average being ___% per annum.]
     [“Highest Certificate Interest Rate”: At the time of determination, a per annum rate of interest equal to the highest Certificate Interest Rate applicable to any then Outstanding Certificate.]
     “Independent”: When used with respect to any specified Person means such a Person who (1) is in fact independent of the Depositor and any other Person obligated to perform any duties of the Depositor under this Agreement, (2) does not have any direct financial interest or any material indirect financial interest in the Depositor or in any such other Person or in an Affiliate of the Depositor or such other Person, and (3) is not connected with the Depositor or any such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is herein provided that any Independent Person’s opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by a Depositor Order, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning thereof.
     “Individual Certificate”: In the case of a Regular Certificate, a Certificate having a denomination equal to $1,000; in the case of a Residual Certificate, a Certificate evidencing a ___% Percentage Interest; in either case a Certificate having a denomination in excess of $1,000 or evidencing a Percentage Interest in excess of ___% shall be deemed to be a number of Individual Certificates equal to the quotient obtained by dividing such denomination or fractional undivided interest by $1,000 or by 1/___th, as the case may be.
     “Initial Interest Distribution Date”: With respect to any Accrual Certificate, the earlier of the Initial Principal Distribution Date for such Certificate and the Principal Distribution Date, if any, prior thereto on which the entire outstanding principal balance of the Class of Regular Certificates having the next earliest Final Distribution Date has been distributed.
     “Initial Principal Distribution Date”: With respect to any Class of Regular Certificates, the Principal Distribution Date specified in Section 3.03 on which the Holders of Certificates of such Class are entitled to begin receiving distributions of principal with respect to the Certificates of such Class if such distributions have not already begun.

     “Interest Accrual Period”: With respect to any Interest Distribution Date, the [three] month period ending [one month prior to] [on] such Interest Distribution Date.
     “Interest Determination Date”: For each Interest Accrual Period (other than the first Interest Accrual Period) so long as there are any Floating Rate Certificates Outstanding, the                      Business Day prior to the Distribution Date on which the interest accrued on the Floating Rate Certificates during the immediately preceding Interest Accrual Period is required to be distributed.
     “Interest Distribution Date”: With respect to any Class of Regular Certificates, any date specified herein as a Distribution Date upon which an installment of interest is distributable with respect to such Class.
     “Investment Statement”: A written statement prepared by the Trustee and setting forth its calculations made in connection with a determination pursuant to Section 4.01(b)(A) with respect to a proposed investment of funds in the Collection Account.
     “Maximum Cash Flow Value Percentage”:                     %.
     “Maximum Rate Assumption”: The assumption that the Rate of Interest for the Class ___Regular Certificates is ___% per annum.
     “Minimum Distribution”: As defined in Section 6.01(a).
     “Non-Covered Regular Certificates”: As defined in Section 6.01(a).
     “Non-Disqualification Opinion”: With respect to any action proposed to be taken under this Agreement, an Opinion of Counsel, in form and substance satisfactory to the Trustee, to the effect that the taking of such action will not cause the Trust Fund to fail to qualify as a REMIC at any time while any Regular Certificates are Outstanding; for purposes of such opinion the term “Outstanding” shall be construed as if clause (ii) of the definition thereof were not included in such definition.
     “Officers’ Certificate”: A certificate signed by two Authorized Officers of the Depositor.
     “Opinion of Counsel”: A written opinion of counsel who may, except as otherwise expressly provided in this Agreement, be counsel for the Depositor, the Securities Administrator or any Affiliate of either of these and who shall be satisfactory to the Trustee.
     “Optimal Aggregate Regular Certificate Distribution Amount”: As to any Distribution Date, the amount determined pursuant to clause (b) of the definition of Aggregate Regular Certificate Distribution Amount.
     “Outstanding”: With respect to the Certificates, as of the date of determination, all Certificates theretofore authenticated and delivered under this Indenture except:
     (i) Certificates theretofore cancelled by the Certificate Registrar or delivered to the Certificate Registrar for cancellation;

     (ii) Certificates or portions thereof for whose retirement money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Depositor) in trust for the Holders of such Certificates; provided, however, that if such Certificates are to be retired pursuant to Article XII, notice of such retirement has been duly given pursuant to this Agreement or provision therefor, satisfactory to the Trustee, has been made;
     (iii) Certificates in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to this Agreement unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser; and
     (iv) Certificates alleged to have been destroyed, lost, stolen or mutilated and surrendered to the Trustee for which replacement Certificates have been issued as provided for in Section 3.08;
provided, however, that in determining whether the Holders of the requisite percentage of the Aggregate Current Principal Amount of the Outstanding Regular Certificates or any Class thereof or, as to Residual Certificates, of the requisite Percentage Interest, have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Depositor or any Affiliate of the Depositor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Certificates that the Trustee knows to be so owned shall be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee that the pledgee is entitled so to act with respect to such and that the pledgee is not the Depositor or any Affiliate of the Depositor.
     “Percentage Interest”: As to any Residual Certificate, the percentage ownership interest in the Residual evidenced thereby as set forth on the face thereof.
     “Permitted Transferee”: With respect to the holding or ownership of any Residual Certificate, any Person that is not (a) the United States, any state or political subdivision thereof, any possession of the United States, any agency or instrumentality of any of the foregoing, or an organization that is completely exempt from federal income tax under provisions of the Code relating to unrelated business taxable income or (b) a real estate investment trust, regulated investment company, partnership, trust or other pass-through entity in which any organization identified in clause (a) holds or is permitted to hold an interest.
     “Person”: Any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.
     “Predecessor Certificates”: With respect to any particular Certificate, every previous Certificate of the same Class evidencing all or a portion of the same interest in the Trust Fund as that evidenced by such particular Certificate; and, for the purpose of this definition, any Certificate authenticated and delivered under Section 3.08 in lieu of a lost, destroyed or stolen Certificate (or a mutilated Certificate surrendered to the Trustee) shall be deemed to evidence the same interest in the Trust Fund as the lost, destroyed or stolen Certificate (or a mutilated Certificate surrendered to the Trustee).
     “Principal Amount of Retirable Certificates”: As defined in Section 6.01(c).
     “Principal Distribution Amount”: With respect to any Principal Distribution Date, ___% of the Aggregate Cash Flow Value Decline for the immediately preceding Due Period; provided, however, that if one or more special distributions of principal have been made with respect to any Regular Certificates on any Special Distribution Date during the Due Period ending immediately prior to a Principal Distribution Date, the Principal Distribution Amount for such Principal Distribution Date shall be reduced by an amount equal to the aggregate amount of all such special distributions of principal during such Due Period.
     “Principal Distribution Date”: With respect to any Class of Regular Certificates, any Distribution Date on which an installment of principal is distributable with respect to such Class.
     “Principal Reduction Date”: Any Special Distribution Date or, in a month in which a Principal Distribution Date occurs, such Principal Distribution Date.
     “Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding.
     “Rating Agency”: Each of [Moody’s] [Standard & Poor’s] [Fitch]
     “Record Date”: With respect to any Class, the date on which the Holders of Certificates of such Class entitled to receive a distribution of principal or interest on the succeeding Distribution Date, Special Distribution Date or Deficiency Distribution Date are determined, such date as to any Distribution Date, Special Distribution Date or Deficiency Distribution Date being the ___day of the month [preceding the month] of such Distribution Date, Special Distribution Date or Deficiency Distribution Date.
     “Regular Certificate”: Any Certificate having a stated principal balance, Certificate Interest Rate and Final Distribution Date; all Regular Certificates shall be in one of the forms specified in Section 3.02(a), (b) or (c) and 3.02(d) or (e).
     “Regulation AB” shall mean Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed.  Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.
     “REMIC”: As defined in the Preliminary Statement hereto.
     “Representative” With respect to any Agency Security, the Trustee in its capacity as “Representative” under such Agency Security.

     “Required Expense Reserve Account Deposit”: With respect to each Distribution Date following the Distribution Date on which the entire outstanding principal amount of the Class ___ Certificates is distributed in full, an amount equal to ___% of the Spread for the immediately preceding Due Period.
     “Requisite Amount of the Reserve”: [ ].
     “Residual”: The beneficial ownership interest in the Trust Fund that is not evidenced by the Regular Certificates, such interest representing the right to receive (a) on any Distribution Date, the Residual Certificate Distribution Amount, and (b) upon termination of the Trust Fund pursuant to Section 12.01, all amounts, if any, remaining after distribution to Holders of Regular Certificates of all amounts to which they are entitled has been made or duly provided for.
     “Residual Certificate”: Any Certificate issued in the form specified in Section 3.02(f).
     “Residual Certificate Distribution Amount”: As to any Distribution Date, the amount in the Collection Account on such Distribution Date after the deduction of (i) the Aggregate Regular Certificate Distribution Amount, (ii) any Expenses, (iii) any Required Expense Reserve Account Deposit Amount, and (iv) any Agency Security Distribution received subsequent to the end of the related Due Period.
     “Responsible Officer”: With respect to the Trustee, the Depositor or the Securities Administrator, the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any trust officer or assistant trust officer, the controller, any assistant controller or any other officer of the Trustee, the Depositor or the Securities Administrator customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
     “Scheduled Agency Security Distribution”: With respect to any Agency Security for any month after the date of determination, the aggregate of the minimum scheduled Agency Security Distributions receivable in that month with respect to such Agency Security, determined in accordance with Section 1.02 hereof.
     “Schedule of Agency Securities”: Schedule A hereto listing, by type, pool number, Agency Security Rate, original principal balance, Agency Security Principal Balance at the Closing Date, issue date, and maturity date, the Agency Securities being Conveyed to the Trustee on the Closing Date.
     “Scheduled Cash Flow”: With respect to any Cash Flow Group for any month ending after the date of determination, the sum of
     (i) the Scheduled Agency Security Distributions on such Cash Flow Group in such month, and

     (ii) the amount of reinvestment income which can be earned from the reinvestment of each such Scheduled Agency Security Distributions at the applicable Assumed Reinvestment Rate to the ___day of the month [following the month] in which it is due.
     “Securities Administrator”: [ ], or any successor in interest, or if any successor securities administrator shall be appointed as herein provided, such successor securities administrator.
     “Sequential Payment Certificates”: The Regular Certificates of Class ___, Class ___and Class ___.
     “Shortfall Period”: The period from the Closing Date through the end of the last Due Period during which the scheduled monthly payment amount for any GPM Loan underlying any GPM Agency Security is less than the maximum scheduled monthly payment amount that will be due on such GPM Loan on any future date.
     “Special Distribution Amount”: With respect to any Regular Certificate on which a special distribution is to be made on a Special Distribution Date pursuant to Section 6.01 hereof, an amount equal to 100% of the portion of the Current Principal Amount of such Certificate to be retired by such special distribution, together with interest on such amount at the applicable Certificate Interest Rate from the end of the immediately preceding Interest Accrual Period (or from the Accrual Date if no Interest Distribution Date has yet occurred) to [the ___day of the month prior to the month of] such Special Distribution Date.
     “Special Distribution Date”: Any date on which Certificates may be subject to special distributions pursuant to the provisions of subsections (a) through (d) of Section 6.01; such date being the                      day of any month (other than any month in which a Principal Distribution Date occurs).
     “Special Distribution Date Statement”: As defined in Section 6.01.
     “Special Distribution Determination Date”: Each date on which the Trustee is required pursuant to Section 6.01 to make the calculations set forth in such Section 6.01, which date shall be the first Business Day after the                      day of the month [prior to the month] of each related Special Distribution Date, the first such Special Distribution Determination Date being in                     , [  ].
     “Spread”: As to any Due Period, the excess of
     (a) the sum of
     (i) the total amount of Agency Security Distributions on the Agency Securities received during such Due Period,
     (ii) the aggregate reinvestment income on the amounts described in the foregoing clause (i) above

     (A) received through the close of business on the last Business Day in such Due Period, and
     (B) receivable thereafter but before the following Distribution Date (or on the following Distribution Date in the case of any investment that may mature on such Distribution Date pursuant to Section 4.01(b)) in the case of any such amount invested in investments scheduled to mature after the last Business Day in such Due Period, and
     (iii) the aggregate reinvestment income that can be earned from the reinvestment of each of the amounts described in the foregoing clauses (i) and (ii) at the Assumed Reinvestment Rate, from
     (A) the first Business Day following such Due Period, in the case of any cash in the Collection Account at the close of business on the last Business Day in such Due Period,
     (B) the date funds are required to be deposited in the Collection Account, if such deposit date is after the last Business Day in such Due Period, or
     (C) the scheduled maturity date of any investment scheduled to mature after the last Business Day in such Due Period, in either case to the last Business Day prior to the related Distribution Date, over
     (b) the sum of
     (i) the Aggregate Regular Certificate Distribution Amount for such Distribution Date, exclusive of any Spread Distribution Amount included therein,
     (ii) the Special Distribution Amounts, if any, distributed on any Special Distribution Date during such Due Period; and
     (iii) the Expenses payable on the following Distribution Date;
provided that, in the case of any calculation of Spread made on a Distribution Determination Date, Agency Security Distributions due during the related Due Period but not received on or prior to such Distribution Determination Date shall be assumed to be received on the assumed date of receipt thereof specified in Section 1.02(e); and provided, further, that any such calculation of Spread shall be subject to adjustment pursuant to Section 5.01 under the circumstances and in the manner therein set forth.
     “Spread Distribution Amount”: With respect to any Distribution Date, the Spread Percentage of the Spread for the related Due Period.
     “Spread Percentage”:                     %.

     “Termination Date”: Any day on which all Outstanding Certificates are to be retired following repurchase of the Agency Securities by the Depositor or the final payment of the principal of all outstanding Agency Securities and termination of this Agreement pursuant to Article XII; any such day shall be a day that would otherwise be a Distribution Date.
     “Termination Price”: With respect to any Regular Certificate to be retired following repurchase of the Agency Securities by the Depositor or the final payment of the principal of all outstanding Agency Securities and termination of this Agreement pursuant to Article XII hereof, an amount equal to                      % of the Current Principal Amount of the Certificate to be so retired, together with interest on such amount at the applicable Certificate Interest Rate, from the end of the second preceding Interest Accrual Period (or from the Accrual Date if no Distribution Date has yet occurred) to [the ___day of the month prior to the month of] the applicable Termination Date, other than any installments of interest distributable on or before such applicable Termination Date.
     “Trust Account”: The Collection Account, Expense Reserve Account or Freddie Mac Reserve Account.
     “Trust Fund”: All money, instruments and other property Conveyed or intended to be Conveyed to the Trustee under this Agreement for the benefit of the Holders of the Certificates as of any particular time, including all proceeds thereof.
     “Trustee”:                                                                , a                                           , until a successor Person shall have become the Trustee as herein provided, and thereafter “Trustee” shall mean such successor Person.
     “Vice President”: With respect to the Depositor or the Trustee, any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.
     SECTION 1.02. Calculations Respecting Mortgage Loans Underlying Agency Securities.
     (a) In connection with all calculations required to be made pursuant to this Agreement with respect to Agency Security Distributions on any Agency Security, any payment on the underlying mortgage loans or any payments on any other assets included in the Trust Fund, and with respect to the income that can be earned from the reinvestment of Agency Security Distributions and of any other amounts receivable for deposit in a Trust Account, the rules set forth in this Section 1.02 shall be applied except to the extent expressly supplemented or modified herein.
     (b) All calculations with respect to Agency Security Distributions on an Agency Security shall be made on the basis of information or accountings as to Agency Security Distributions on such Agency Security:
     (i) furnished by the issuer thereof or published by a third party that bases the information published by it on information furnished by or on behalf of Ginnie Mae, in the case of a Ginnie Mae I Agency Security,

     (ii) furnished by the paying agent therefor or published by a third party that bases the information published by it on information furnished by or on behalf of Ginnie Mae, in the case of a Ginnie Mae II Agency Security, and
     (iii) [furnished by Fannie Mae or Freddie Mac or published by a third party that bases the information published by it on information furnished by Fannie Mae or Freddie Mac, in the case of a Fannie Mae Agency Security or Freddie Mac Agency Security.]
To the extent they are not patently incorrect on their face, such information or accountings may be conclusively relied upon in making such calculations, subject to adjustment pursuant to Sections 5.01 and 6.01(c) under the circumstances and in the manner therein set forth.
     (c) All calculations with respect to future Agency Security Distributions on the Agency Securities or future payments on the underlying mortgage loans shall be made on the assumption that all of the mortgage loans underlying the Agency Securities in a particular Cash Flow Value Group constitute a single fully-amortizing fixed-rate mortgage loan:
     (i) bearing interest at a fixed rate equal to the highest rate that might be borne by any of the mortgage loans underlying any of the Agency Securities in such Cash Flow Value Group (such highest rate being the sum of (A) the Agency Security Rate for the Agency Securities in such Cash Flow Value Group and (B) either (1) the highest servicing fee and guaranty fee, if any, applicable to any of the underlying mortgage loans or (2) if the exact servicing fee and guaranty fee, if any, applicable to any of the underlying mortgage loans is not known, the highest possible servicing fee and guaranty fee, if any, that might be applicable thereto as provided in applicable guidelines for the program pursuant to which such Agency Securities were issued) and subject to a servicing fee and guaranty fee, if any, equal to the amount described above in clause (B)(1) or (B)(2) of the foregoing parenthetical clause, whichever is applicable;
     (ii) having an outstanding principal balance equal to the aggregate of the then current Agency Security Principal Balances of all the Agency Securities included in such Cash Flow Value Group;
     (iii) maturing in the month of the scheduled maturity date of the latest maturing Agency Security in such Cash Flow Value Group; and
     (iv) which either provides for fixed level monthly payments or, in the case of a Cash Flow Value Group composed of GPM Agency Securities, provides for scheduled payment increases equal to the largest percentage increase possible for any of the GPM Loans underlying the GPM Agency Securities in such Cash Flow Value Group, which payment increases become effective in the months in which payment increases would become effective for an underlying GPM Loan maturing in the month of the scheduled maturity date of the latest maturing GPM Agency Security in such Cash Flow Value Group.
     (d) All calculations with respect to future Agency Security Distributions shall be made on the assumption that none of the underlying mortgage loans are prepaid and that all such mortgage loans are paid in accordance with their actual payment schedule, or the assumed payment schedule calculated pursuant to subsection (c) of this Section 1.02, whichever is applicable. Calculations of such Agency Security Distributions and of Agency Security Principal Balances shall give effect to the period of time that elapses between scheduled due dates on which payments on underlying mortgage loans are due and the dates on which such payments are required to be distributed to the holder of a related Agency Security in accordance with the guidelines for the program pursuant to which such Agency Securities were issued.
     (e) Each Agency Security Distribution receivable with respect to an Agency Security, unless actually received earlier, shall be assumed to be received (i) in the case of a Ginnie Mae I Agency Security, on the                      day of the month, and (ii) in the case of a Ginnie Mae II Agency Security, on the                      day of the month. Each such Agency Security Distribution shall be assumed to be immediately deposited in the Collection Account and reinvested on the next succeeding Business Day at the applicable Assumed Reinvestment Rate. All principal of and interest on investments held in a Trust Account shall be assumed to be received on the date due and immediately deposited in such Trust Account and reinvested on the next succeeding Business Day at the applicable Assumed Reinvestment Rate. All funds assumed to be reinvested at the applicable Assumed Reinvestment Rate shall be assumed to remain so invested until the Business Day next preceding the Principal Reduction Date or Interest Distribution Date on which they are required to be available in the Collection Account for application, in accordance with the terms hereof, to distributions of principal of or interest on the Certificates.
     [(f) For any Agency Security having an Agency Security Rate in excess of the Highest Certificate Interest Rate, for purposes of calculating the amount of Spread resulting from any future Agency Security Distribution on such Agency Security it shall be assumed, solely for the purpose of making the calculations described in Section 2.02(b) and Article VIII, that in addition to the servicing fee and guaranty fee, if any, actually payable with respect to the underlying mortgage loans, or assumed to be payable with respect thereto as provided in subsection (c), such underlying mortgage loans are subject to an additional servicing fee equal, on an annual basis, to the difference between
     (i) the Agency Security Rate for such Agency Security, and
     (ii) the Highest Certificate Interest Rate.]
ARTICLE II
Conveyance of Trust Fund; REMIC Election
and Designation; Original Issuance of Certificates
     SECTION 2.01. Creation and Declaration of Trust;
     (a) The trust created pursuant to this Agreement is a common law trust under the laws of the State of New York.  In exchange for all of the Certificates, the Depositor hereby Conveys to the Trustee, without recourse, for the benefit of all present and future Holders of the Certificates, all of the Depositor’s right, title and interest in and to (a) the Agency Securities listed in Schedule A to this Agreement, which the Depositor causes to be delivered to the

Trustee as described in paragraph (b) below, and all Agency Security Distributions with respect thereto payable to Persons who are holders of record thereof on and after                     , [     ], (b) the Collection Account, including all income from the investment of funds therein, (c) the Expense Reserve Account, including all income from investment of funds therein, and (d) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property (including without limitation, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, causes of action, rights to payment of any and every kind and other forms of obligations, receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (the “Conveyed Assets”).
     (b) In connection with the Conveyance referred to in the preceding paragraph, the Depositor shall, not later than the applicable Closing Date, convey the Agency Securities to the Trustee [either (i) by physical delivery of Agency Securities which are in physical form, duly endorsed, to the Trustee or (ii) by delivery of any other Agency Securities through a Clearing Agency, in which event (A) the Trustee has accepted delivery of such Agency Securities through such Clearing Agency and (B) the Agency Securities have been credited to a custodial account established by the Trustee, or its authorized agent for the benefit of the Certificateholders, and for which the Trustee is the sole entitlement holder and the Trustee shall have the right to hold and maintain such Agency Securities on deposit with such Clearing Agency for all purposes of this Agreement.  In addition, the Depositor shall, not later than the applicable Closing Date, deliver to the Trustee any related agreements or other instruments with respect to the Agency Securities and any other Conveyed Assets that are conveyed to the Trustee pursuant to the preceding paragraph.], (ii) in the case of Agency Securities that are issuable only in book-entry form under the book-entry system operated by the Federal Reserve System, have been registered on the books of the Federal Reserve Bank of New York in the name of Participants Trust Company, which has confirmed to the Trustee in writing on or prior to the Closing Date that it is holding such Agency Securities on behalf of the Trustee and has identified such Agency Securities on its records as belonging to the Trustee, or (iii) in the case of Ginnie Mae Agency Securities that are held under the clearing system operated by Participants Trust Company, have been registered on the books of                      in the name of                     , which has confirmed in writing to the Trustee on or prior to the Closing Date that it is holding such Ginnie Mae Agency Securities on behalf of the Trustee and has identified such Ginnie Mae Agency Securities on its records as belonging to the Trustee; provided that the Depositor may, at its sole option, instead request the Trustee to cause all of such Agency Securities to be so registered no later than the opening of business on the last Business Day of the month of the Closing Date, in which event such Agency Securities shall be accompanied by such powers and shall otherwise be in such form as shall permit the registration thereof in the name of the Trustee or its nominee without the taking of any further action other than presentation for registration of transfer and payment of the applicable fees in connection therewith, and the Trustee, by its acceptance of such Agency Securities, shall be deemed to have agreed to present them for registration of transfer no later than the opening of business on the last Business Day of the month of closing and to pay the applicable transfer fees (subject to its right of reimbursement under Section 10.07).]
     (c) The Conveyance of the Conveyed Assets by the Depositor pursuant to this Agreement is absolute and is intended by the parties hereto as a sale.

     (d) With respect to the delivery of the Conveyed Assets to the Trustee, the Depositor hereby represents and warrants to the Trustee that:
     (i) the Depositor is duly authorized to so deliver the Conveyed Assets;
     (ii) at the time of delivery of the Conveyed Assets, the Depositor’s interest in such Conveyed Assets is free and clear of any lien, pledge, encumbrance, right, charge, claim or other security interest created by the Depositor;
     (iii) such delivery is irrevocable and free of any continuing claim by the Depositor except such as the Depositor may have as a Certificateholder;
     (iv) each item of the Conveyed Assets is comprised of “investment property”, “instruments”, “tangible chattel paper”, “accounts”, “security entitlements” or “general intangibles,” which shall in each case have the meaning defined in the Uniform Commercial Code; and
     (v) the Depositor has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Conveyed Assets Transferred to the Trustee hereunder.
The above representations and warranties shall survive the delivery of such Conveyed Assets to the Trustee and the execution and delivery of the Certificates.
     (b) Unless otherwise specified in this Agreement, the Trust Fund created hereunder shall not engage in any business or activities other than in connection with, or relating to, acquiring, holding, protecting and preserving of the Conveyed Assets, the issuance of the Certificates, making distributions on the Certificates and other than those required or authorized by this Agreement or incidental to and necessary to accomplish such activities.  The Trust Fund created hereunder shall not issue or sell any securities or other obligations other than the Certificates and shall not otherwise incur, assume or guarantee any indebtedness for money borrowed.
     SECTION 2.02. Acceptance by Trustee; Representative.
     The Trustee hereby acknowledges receipt by it, or by a custodian on its behalf, of the related Conveyed Assets now existing or hereafter acquired, and the related documents referred to in Section 2.01, and declares that it will hold such Conveyed Assets and all other documents delivered to it pursuant to this Agreement, and that it will hold all such assets and such other assets (including Trust Estate acquired from a Person other than the Depositor) comprising the Trust for the Certificates, in trust for the exclusive use and benefit of all present and future Certificateholders and for the purposes and subject to the terms and conditions set forth in this Agreement.  [The Trustee shall act as the Representative with respect to each Agency Security and will perform the duties and obligations of the Representative as provided in the related Agency Security for the benefit of the Certificateholders.] Concurrently with the delivery to it by the Depositor of the property included in the Trust Fund the Trustee has executed and caused to be authenticated and delivered, to or upon the order of the Depositor, in exchange for such property, the Certificates, duly authenticated by the Certificate Registrar, in authorized denominations and Percentage Interests evidencing in the aggregate beneficial ownership of the entire Trust Fund.
     SECTION 2.03. REMIC Election and Designation.
     (a) The Depositor agrees that it will, and is hereby authorized and directed to, elect to treat the Trust Fund as a REMIC within the meaning of section 860D of the Code. Such election shall be included in the partnership information return to be filed by the Depositor on behalf of the REMIC constituted by the Trust Fund for its first taxable year, which will be its first Fiscal Year.
     (b) The Regular Certificates are hereby designated as “regular interests” in the Trust Fund for purposes of Section 860G(a)(1) of the Code. The Residual Certificates are being issued in a single Class and are hereby designated by the Depositor as constituting in the aggregate the sole class of “residual interests” in the Trust Fund for purposes of section 860G(a)(2) of the Code.
     (c) The Closing Date is hereby designated as the “start-up day” of the REMIC constituted by the Trust Fund within the meaning of Section 860G(a)(9) of the Code.
     (d) After the Closing Date, the Trustee shall not accept any contribution of assets to the Trust Fund unless it has first received either (i) a Non-Disqualification Opinion with respect to the inclusion of such assets in the Trust Fund or (ii) an Opinion of Counsel to the effect that such contribution will not cause the Trust Fund to be subject to any tax as a result of such contribution (including an tax on “prohibited transactions” of the Trust Fund).
     (e) The trust created hereby shall be known as “                    , Series                      .” The office of the trust created hereby shall be in the care of the Trustee at its Corporate Trust Office.
     SECTION 2.04. Original Issuance of Certificates; Representations and Warranties, Delivery of Documents.
     (a) In connection with the foregoing Conveyance, the creation of the Trust Fund and the issuance of the Certificates, the Depositor hereby represents and warrants:
     (i) the Depositor has been duly incorporated and is validly existing as a                                            in good standing under the laws of the                                           , with corporate power to own its properties, to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement;
     (ii) this Agreement has been duly authorized, executed and delivered by the Depositor and assuming due execution and delivery thereof by the Trustee, this Agreement, as executed and delivered by the Depositor, is the valid, legal and binding obligation of the Depositor, enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless whether such enforceability is considered in a proceeding in equity or at law);

     (iii) the issue and sale of the Certificates and the fulfillment of the terms of this Agreement do not conflict with or result in a breach or violation of any term or provision of, or constitute a default under, [the certificate of incorporation or bylaws] of the Depositor, or any indenture or other agreement or instrument to which the Depositor is a party or by which it is bound, or any state or Federal statute or regulation applicable to the Depositor or any order of any state or Federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and
     (b) In connection with the foregoing Conveyance, the creation of the Trust Fund and the issuance of the Certificates, the Depositor hereby delivers to and/or deposits with the Trustee the following documents, instruments and property:
     (i) Independent Accountants’ Letter. A letter addressed to the Trustee and the Securities Administrator from a firm of Independent Accountants of recognized national reputation stating that:
     (A) they have performed the following procedures (which did not constitute an examination in accordance with generally accepted auditing standards):
     (B) they have read the Schedule of Agency Securities attached hereto as Schedule A, examined each Agency Security listed thereon, and compared the pool number, original principal amount, maturity date and Agency Security Rate set forth in each such Agency Security to the corresponding item in such Schedule of Agency Securities; provided, however, that in the case of an Agency Security that is issued in book-entry form, they have examined the confirmation form provided by the Person on whose books ownership records are being maintained pursuant to subclauses (ii) or (iii) of paragraph (c) below to obtain the foregoing information which they compared to the corresponding items in such Schedule of Agency Securities;
     (C) they computed the principal balance of each Agency Security as of the date as of which such balances are set forth in such Schedule of Agency Securities, using a pool balance and factor reference source (specified in such letter) for each Agency Security;
     (D) they compared the principal balance computed by them for each such Agency Security as described in paragraph (B) above to the principal balance thereof shown on such Schedule of Agency Securities;
     (E) using the formula and methodology specified in the definition of “Cash Flow Value” herein they calculated the aggregate of the Cash Flow Values for all of the Cash Flow Value Groups and compared the total of the Cash Flow Values for such Cash Flow Value Groups calculated by the Depositor to the aggregate of the Cash Flow Values calculated by them for such Cash Flow Value Groups and compared the aggregate Cash Flow Values calculated by them to the aggregate initial principal balance of the Regular Certificates;

     (F) in accordance with the provisions of Section 1.02, they computed the amount of cash that will be deposited in the Collection Account during each Due Period (or on or prior to the Distribution Date immediately following the end of each such Due Period) as a result of the Agency Security Distributions due and payable on such Agency Securities during each such Due Period [and in the case of the first Due Period as a result of an initial deposit into the Collection Account pursuant to paragraph (d) below];
     (G) in accordance with Section 1.02, they computed the income that can be earned and deposited in the Collection Account in each Due Period through the reinvestment of the amounts described in paragraph (E) above;
     (H) [they computed the Requisite Amount of the Reserve, and the amounts required to be deposited by the Depositor on the Closing Date in the Expense Reserve Account in respect thereof;]
     (I) [on the assumption that the aggregate of the amounts computed by them pursuant to paragraphs (E) and (F) above is the aggregate of the amounts of Agency Security Distributions, reinvestment income and other amounts, if any, that will actually be deposited in the Collection Account in each Due Period and that such amounts are applied in accordance with the terms hereof, to distributions of principal of and interest on the Regular Certificates, they computed the amounts of the distributions of principal of and interest on such Regular Certificates that would be payable on each Distribution Date for such Certificates under the Maximum Rate Assumption (such calculations may be based upon the assumption that special distributions are made on any one or more Special Distribution Dates);] and
     (J) based upon the above-specified procedures, such firm has determined that:
     (1) the information set forth on the Schedule of Agency Securities which was read by them as described in clauses (i)(A) through (C) above accurately reflects the terms of each Agency Security listed thereon;
     (2) the aggregate of the Cash Flow Values for all of the Cash Flow Value Groups calculated by the Depositor does not exceed the aggregate of the Cash Flow Values for all of the Cash Flow Value Groups calculated by them and the aggregate of the Cash Flow Values calculated by them for all such Cash Flow Value Groups is not less than the aggregate initial principal balance of the Regular Certificates;
     (3) the calculations by or on behalf of the Depositor of the aggregate of the amounts described in clauses (i)(E) and (i)(F) above and of each amount described in clauses (i)(G) and (i)(H) above agree with the results of their calculations of such amounts and are mathematically correct;

     (4) for each Due Period, the aggregate of the amounts described in clauses (i)(E) and (i)(F) above as calculated by the Depositor and as computed by them exceeds the aggregate amount of distributions of principal of and interest on the Regular Certificates required to be made under the Maximum Rate Assumption on the following Distribution Date (and, if applicable, on each Special Distribution Date within such Due Period) as set forth in the Depositor’s calculations of the amounts described in clause (i)(H) above and in their calculations of such amounts; and
     (5) the calculations by or on behalf of the Depositor of the amounts described in clause (i)(H) above indicate that the aggregate amount of principal of each Class of Regular Certificate distributable on each Principal Distribution Date (and, if applicable, on any Special Distribution Date) is an amount sufficient to retire the entire principal balance of each such Class on or before its Final Distribution Date and to provide for the distribution of an installment of principal of each such Class on or before its Initial Principal Distribution Date.
     (ii) [Initial Collection Account Deposit. Cash in an amount equal to $                     to be deposited in the Collection Account as part of the Trust Fund and applied in accordance with Sections 4.01 and 5.02; such deposit may be in the form of an official bank check or certified check payable in next day’s funds.]
     (iii) [Expense Reserve Account Deposit. To the extent specified in Schedule B hereto, instruments representing ownership interests in principal or interest payments on United States Treasury securities, for deposit into the Expense Reserve Account pursuant to Section 4.02, in such amounts and due on such dates as are specified in Schedule B hereto, or confirmations of the purchase thereof and cash sufficient to pay the purchase price therefor set forth in such confirmations, as provided in Section 4.02.]
     (iv) Officers’ Certificate. An Officers’ Certificate stating that:
     (A) the Depositor was, immediately prior to the Conveyance thereof to the Trustee, the owner of each Agency Security Conveyed to the Trustee; the Depositor has not assigned any interest or participation in any such Agency Security (or, if any such interest or participation has been assigned, it has been released); and the Depositor has full right to Convey each such Certificate to the Trustee;
     (B) the Depositor has Conveyed to the Trustee all of its right, title and interest in and to each such Agency Security ;
     (C) each Agency Security listed on Schedule A is a Ginnie Mae Agency Security; and
     (D) attached to such Officers’ Certificate [are] [is a] true and correct [copies] [copy] of [a] letter[s] signed by [Standard & Poor’s Corporation] [and]

[Moody’s Investors Service, Inc.] confirming that no Class of Certificates has been rated lower than [AAA] [and] [Aaa] [, respectively].
ARTICLE III
The Certificates
     SECTION 3.01. Forms Generally.
     The Certificates and the Certificate Registrar’s certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the Trustee’s or the Depositor’s judgment be necessary, appropriate or convenient to permit any of the Certificates to be issued and sold to or held in a form other than fully-registered form by non-United States Persons, to establish entitlement to an exemption from United States withholding tax or reporting requirements with respect to distributions on any of the Certificates or to comply, or facilitate compliance, with other applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which any of the Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof. While Certificates may contain any of the above-referenced provisions with respect to Certificates issued in a form other than fully-registered form, no Certificates may actually be issued in such form until the [Trustee] [Securities Administrator] shall have executed an appropriate amendment to this Agreement pursuant to Section 14.01(5) providing for such issuance.
     The definitive Regular Certificates shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Regular Certificates may be listed, all as determined by the officers executing such Certificates, as evidenced by their execution thereof. The definitive Residual Certificates may be produced in any manner permitted for the definitive Regular Certificates or may be typewritten, all as determined by the officers executing such Certificates, as evidenced by their execution thereof.
     SECTION 3.02. Forms of Certificates and Certificate of Authentication.
     (a) The form of the face of a Floating Rate Regular Certificate is as follows:
PRINCIPAL OF THIS CERTIFICATE IS DISTRIBUTABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

[TITLE OF CERTIFICATES]
SERIES [          ]
CLASS
FINAL DISTRIBUTION DATE:
ACCRUAL DATE:

$	No.
     This Certificate evidences an undivided interest in a portion of the distributions receivable with respect to a pool of [specify types of Agency Securities] [and certain other assets], which pool was created and sold by
[          ]
This Certificate does not represent an obligation or interest in [          ] or the Trustee or the Securities Administrator referred to below or any of their respective affiliates. This Certificate is not guaranteed or insured by any governmental agency or instrumentality.
     This Certificate certifies that                      is the registered owner of an undivided interest in a portion of the distributions receivable with respect to a pool of [specify types of Agency Securities] [and certain other assets] (collectively, the “Trust Fund”), which pool was created and sold by [          ] (hereinafter called the “Depositor”, which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Deposit Trust Agreement dated as of                     , [          ] (the “Agreement”) among the Depositor,                                         , as trustee (the “Trustee”, which term includes any successor trustee under the Agreement), and                                , as securities administrator (the “Securities Administrator,” which term includes any successor securities administrator under the Agreement), a summary of certain of the pertinent provisions of which are hereinafter set forth. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which reference is hereby made for a statement of the respective rights thereunder of the Depositor, the Trustee, the Securities Administrator and the Holders of all Certificates issued thereunder and to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.
     Pursuant to the terms of the Agreement, the Trustee is required to distribute to the registered holder of this Certificate, but only out of the distributions received with respect to the Trust Fund and only to the extent such distributions are adequate for such purpose, the principal balance of                                          Dollars in [monthly] [quarterly] [annual] installments on                     ,                     ,                     , and                        (the “Principal Distribution Dates”) in each year, commencing no later than                      (the “Initial Principal Distribution Date”) and ending on or before                      (the “Final Distribution Date”) and interest (computed on the basis of a 360-day year of twelve 30-day months) [monthly] [quarterly] [annual] on                     ,                     ,                     , and                     , in each year (the “Interest Distribution Dates”), commencing on                     , at the rate of percent (___%) per annum, in an amount equal to the interest accrued on the outstanding principal balance of this Certificate during the [one] [three] [twelve]-month period ending [one month prior to] on each such Interest Distribution Date (each such period being hereinafter referred to as an “Interest Accrual Period”) or, in the case of the first Interest Distribution Date, in an amount equal to the interest accrued from the Accrual Date set forth above to                     ,                     . [Interest accrued on this Certificate in any Interest Accrual Period will be calculated on the assumption that any distribution of principal made with respect to this Certificate on a Principal Distribution Date that occurs during such Interest Accrual Period was instead made one month prior to such Principal Distribution Date.] Installments of principal of this Certificate will be distributable in the amounts and on the dates described on the reverse hereof.
     Distributions of principal of, and interest on, this Certificate are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All distributions made by the [Trustee] [Securities Administrator] with respect to this Certificate shall be applied first to interest accrued on this Certificate as provided above and then to the reduction of the outstanding principal balance of this Certificate. Except as provided on the reverse hereof, any installment of principal or interest that is not distributed when and as due shall accrue interest at the rate at which interest accrues on the principal balance of this Certificate from the date due to the date of distribution thereof.
     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereof has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.
     IN WITNESS WHEREOF, the [Trustee] [Securities Administrator] has caused this Certificate to be duly executed under its official seal.
Dated:

as [Trustee] [Securities Administrator]

[SEAL]

By:
Authorized Officer

     (b) The form of the face of a Fixed Rate Certificate that is not an Accrual Certificate is as follows:
PRINCIPAL OF THIS CERTIFICATE IS DISTRIBUTABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

[TITLE OF CERTIFICATES]
SERIES [  ]
CLASS
FINAL DISTRIBUTION DATE:
ACCRUAL DATE:

$	No.
     This Certificate evidences an undivided interest in a portion of the distributions receivable with respect to a pool of [specify types of Agency MBSs] [and certain other assets], which pool was created and sold by
[          ]
     This Certificate does not represent an obligation or interest in [     ] or the Trustee or the Securities Administrator referred to below or any of their respective affiliates. This Certificate is not guaranteed or insured by any governmental agency or instrumentality.
     This Certificate certifies that                                          is the registered owner of an undivided interest in a portion of .the distributions receivable with respect to a pool of [specify types of Agency MBSs] [and certain other assets] (collectively, the “Trust Fund”), which pool was created and sold by [     ] (hereinafter called the “Depositor”, which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Deposit Trust Agreement dated as of                      , [     ] (the “Agreement”) among the Depositor,                                    , as trustee (the “Trustee”, which term includes any successor trustee under the Agreement), and                      , as securities administrator (the “Securities Administrator,” which term includes any successor securities administrator under the Agreement), a summary of certain of the pertinent provisions of which are hereinafter set forth. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which reference is hereby made for a statement of the respective rights thereunder of the Depositor, the Trustee, the Securities Administrator and the Holders of all Certificates issued thereunder and to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.
     Pursuant to the terms of the Agreement, the [Trustee] [Securities Administrator] is required to distribute to the registered holder of this Certificate, but only out of the distributions received with respect to the Trust Fund and only to the extent such distributions are adequate for such purpose, the principal balance of                                          Dollars in [monthly] [quarterly] [annual] installments on                     ,                     ,                     , and                      (the “Principal Distribution Dates”) in each year, commencing no later than                      (the “Initial Principal Distribution Date”) and ending on or before                      (the “Final Distribution Date”) and interest (computed on the basis of a 360-day year of twelve 30-day months) [monthly] [quarterly] [annually] on                     ,                     ,

                     and                      in each year (the ''Interest Distribution Dates”), commencing on                     , at the rate of ___percent (                    %) per annum, in an amount equal to the interest accrued on the outstanding principal balance of this Certificate during the [one] [three] [twelve]-month period ending [one month prior to] [on] each such Interest Distribution Date (each such period being hereinafter referred to as an “Interest Accrual Period”) or, in the case of the first Interest Distribution Date, in an amount equal to the interest accrued from the Accrual Date set forth above to                     . [Interest accrued on this Certificate in any Interest Accrual Period will be calculated on the assumption that any distribution of principal made with respect to this Certificate on a Principal Distribution Date that occurs during such Interest Accrual Period was instead made one month prior to such Principal Distribution Date.] Installments of principal of this Certificate will be distributable in the amounts and on the dates described on the reverse hereof.
     Distributions of principal of, and interest on, this Certificate are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All distributions made by the [Trustee] [Securities Administrator] with respect to this Certificate shall be applied first to interest accrued on this Certificate as provided above and then to the reduction of the outstanding principal balance of this Certificate. Except as provided on the reverse hereof, any installment of principal or interest that is not distributed when and as due shall accrue interest at the rate at which interest accrues on the principal balance of this Certificate from the date due to the date of distribution thereof.
     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereof has been executed by the Certificate Registrar, by manual signature, this Certificate shall mot be entitled to any benefit under the Agreement or be valid for any purpose.
     IN WITNESS WHEREOF, the [Trustee] [Securities Administrator] has caused this Certificate to be duly executed under its official seal.
Dated:

as [Trustee]

[SEAL]

By
Authorized Officer

     (c) The form of the face of a Regular Certificate that is an Accrual Certificate is as follows:

INTEREST ACCRUES ON THIS CERTIFICATE BUT MAY NOT BE DISTRIBUTABLE FOR A CONSIDERABLE PERIOD. UNTIL DISTRIBUTABLE, SUCH ACCRUED BUT UNDISTRIBUTED INTEREST IS ADDED TO THE PRINCIPAL OF THIS CERTIFICATE. THEREAFTER, PRINCIPAL OF THIS CERTIFICATE IS DISTRIBUTABLE IN INSTALLMENTS. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE SIGNIFICANTLY DIFFERENT FROM THE AMOUNT SHOWN ON THE FACE HEREOF.
[TITLE OF CERTIFICATES]
SERIES [      ]
CLASS
FINAL DISTRIBUTION DATE:
ACCRUAL DATE:

$	No.
     This Certificate evidences an undivided interest in a portion of the distributions receivable with respect to a pool of [specify types of Agency MBSs] [and certain other assets], which pool was created and sold by
[      ]
     This Certificate does not represent an obligation of or interest in [ ] or the Trustee or the Securities Administrator referred to below or any of their respective affiliates. This Certificate is not guaranteed or insured by any governmental agency or instrumentality.
     This Certificate certifies that                      is the registered owner of an undivided interest in a portion of the distributions receivable with respect to a pool of [specify types of Agency MBSs] [and certain other assets] (collectively, the “Trust Fund”), which pool was created and. sold by [ ] (hereinafter called the “Depositor”, which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Deposit Trust Agreement dated as of                       , [ ]           ] (the “Agreement”) among the Depositor,                     , as trustee (the “Trustee,” which term includes any successor trustee under the Agreement), and                     , as securities administrator (the “Securities Administrator,” which term includes any successor securities administrator under the Agreement), a summary of certain of the pertinent provisions of which are hereinafter set forth. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which reference is hereby made for a statement of the respective rights thereunder of the Depositor, the Trustee, the Securities Administrator and the Holders of all Certificates issued thereunder and to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, the [Trustee] [Securities Administrator] is required to distribute to the registered holder of this Certificate, but only out of the distributions received with respect to the Trust Fund and only to the extent such distributions are adequate for such purpose, the principal balance of                      Dollars in [monthly] [quarterly] [annual] installments on                     ,                     ,                     , and                       (the “Principal Distribution Dates”) in each year, commencing no later than                      (the “Initial Principal Distribution Date”) and ending on or before                      (the “Final Distribution Date”) and interest (computed on the basis of a 360-day year of twelve 30-day months) [monthly] [quarterly] [annual] on                       ,                       ,                       , and                       , in each year (the “Interest Distribution Dates”), commencing on the Initial Interest Distribution Date for this Certificate; as defined below, at the rate of                      percent (___%) per annum, in an amount equal to the interest accrued on the outstanding principal balance of this Certificate (including in such unpaid principal balance the amount, if any, of interest accrued but not distributed on this Certificate and added to the principal balance hereof as described below) during the [one] [three] [twelve]-month period ending [one month prior to] [on] each such Interest Distribution Date (each such period being hereinafter referred to as an “Interest Accrual Period”) or, in the case of the first Interest Distribution Date, in an amount equal to the interest accrued from the Accrual Date set forth above to                      (such period being hereinafter referred to as the first Interest Accrual Period); provided, however, that the amount of interest distributable on this Certificate on the Initial Interest Distribution Date for this Certificate may, as described below, be less than the entire amount of interest accrued hereon during the immediately preceding Interest Accrual Period.
     Prior to the Initial Interest Distribution Date for this Certificate, interest on this Certificate shall not be distributable to the Holder of this Certificate but. shall instead accrue from the Accrual Date at the rate stated above. On each Interest Distribution Date prior to the Initial Interest Distribution Date, an amount equal to the interest accrued on the outstanding principal balance of this Certificate (including in such outstanding principal balance any interest accrued but not distributable on this Certificate) during the immediately preceding Interest Accrual Period shall be added to the outstanding principal of this Certificate. [Interest accrued on this Certificate in any Interest Accrual Period will be calculated on the assumption that any distribution of principal made with respect to this Certificate and any accrued interest added to the outstanding principal balance of this Certificate on a Principal Distribution Date that occurs during such Interest Accrual Period was instead made and/or added one month prior to such. Principal Distribution Date.] On the earlier of the Initial Principal Distribution Date and the Principal Distribution Date, if any, prior thereto on which the outstanding principal balance of the Class ___Certificates referred to on the reverse hereof is paid in full (the “Initial Interest Distribution Date” for this Certificate), the amount, if any, of the installment of interest distributable on this Certificate shall be equal to the lesser of (a) the product of (i) the Aggregate Regular Certificate Distribution Amount for such Distribution Date less the aggregate amount of principal and interest distributed with respect to all other Classes of Certificates on such Distribution Date, and (ii) a fraction, the numerator of which is the original principal balance of this Certificate and the denominator of which is the aggregate original principal balance of all Outstanding Regular Certificates of the same Class as this Certificate, and (b) the amount of interest accrued, at the rate and in the manner specified above, on this Certificate during the immediately preceding Interest Accrual Period. The excess, if any, of the amount of interest accrued on this Certificate during the immediately preceding Interest Accrual Period over the amount of the installment of interest distributable on this Certificate on its Initial Interest Distribution Date shall be added to the outstanding principal balance of this Certificate on such Initial Interest Distribution Date.
     [If the Initial Interest Distribution Date for this Certificate occurs on or before                      (the first Interest Distribution Date after the end of the Shortfall Period for the GPM MBSs included in the Trust Fund), then, for each Interest Distribution Date thereafter until the first Interest Distribution Date after [insert same date as was inserted above], the Aggregate Regular Certificate Distribution Amount may be an amount less than the aggregate amount of interest accrued on all of the Regular Certificates of the same Class as this Certificate during the immediately preceding Interest Accrual Period. In such event the amount of interest distributable on this Certificate on each such Interest Distribution Date shall be the product of (a) the Aggregate Regular Certificate Distribution Amount for such Distribution Date less all interest, if any, distributable on such Interest Distribution Date on all other Classes of Regular Certificates then Outstanding, and (b) a fraction, the numerator of which is the original principal balance of this Certificate and the denominator of which is the aggregate original principal balance of all Outstanding Regular Certificates of the same Class as this Certificate. The excess, if any, of (a) the amount of interest so accrued on this Certificate during the immediately preceding Interest Accrual Period over (b) the amount of the installment of interest then distributable on this Certificate shall be added to the outstanding principal balance of this Certificate on such Interest Distribution Date.]
     Installments of principal of this Certificate will be distributable in the amounts and on the dates described on the reverse hereof.
     Distributions of principal of, and interest on, this Certificate are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All distributions made by the [Trustee] [Securities Administrator] with respect to this Certificate shall be applied first to interest accrued on this Certificate as provided above and then to the reduction of the outstanding principal balance of this Certificate. Except as provided on the reverse hereof, any installment of principal or interest that is not distributed when and as due shall accrue interest at the rate at which interest accrues on the principal balance of this Certificate from the date due to the date of distribution thereof.
     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which. further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereof has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.
     IN WITNESS WHEREOF, the [Trustee] [Securities Administrator] has caused this Certificate to be duly executed under its official seal.

Dated:

as [Trustee] [Securities Administrator]

[SEAL]

By
Authorized Officer
     (d) The form of the reverse of all Fixed Rate Certificates is as follows:
     This Certificate is one of a duly authorized issue of Certificates designated as Series [ ] (herein collectively called the “Regular Certificates”), issued in                     Classes (Classes ___, ___, ___and ___) under the Agreement.
     The aggregate amount of each installment of principal distributable on the Regular Certificates on each Principal Distribution Date is equal to the lesser of (i) funds remaining in the Collection Account on such Distribution Date after the subtraction of an amount equal to the amount distributable as interest on the Regular Certificates on such Distribution Date and (ii) the sum of:
     (1) the Accrual Distribution Amount, if any, for such Principal Distribution Date;
     (2) the Principal Distribution Amount, if any, for such Principal Distribution Date; and
     (3) the Spread Distribution Amount, if any, for such Principal Distribution Date.
     The aggregate amount of principal distributable on the Regular Certificates on each Principal Distribution Date as described above is distributable [pro rata among the Certificates of all Classes.] [___% to the Certificates of Class ___and ___% to the Certificates of Classes___ and ___(the “Sequential Payment Certificates”). The amount distributable on the Sequential Payment Certificates on any Principal Distribution Date is distributable] [first on the Certificates of Class ___, until the entire principal balance of such Class      Certificates has been retired. On the Principal Distribution Date on which the entire principal balance of Class ___Certificates has been retired, any remaining amounts required to be distributed on such Principal Distribution Date as principal of the [Sequential Payment] [Regular] Certificates shall be distributed on the Class ___Certificates. Thereafter, all amounts required to be distributed on each Principal Payment Date as principal of the [Sequential Payment] [Regular] Certificates shall continue to be distributed as principal of the Class ___Certificates until the entire principal balance thereof has been retired. Distributions of principal of the remaining Classes of [Sequential Payment] [Regular] Certificates shall be made in a similar manner, with the required principal distribution on each Principal Distribution Date always being applied first to the reduction of the principal balance of the then Outstanding Class of the [Sequential Payment] [Regular] Certificates having the earliest Final Distribution Date of all [Sequential

Payment] [Regular] Certificates then Outstanding.] Distributions of principal of a Class of Regular Certificates shall in all cases be made pro rata among all Outstanding Certificates of such Class, without preference or priority of any kind.
     Notwithstanding the foregoing, the Agreement provides that a Deficiency Event thereunder will occur if (i) there are insufficient amounts in the Collection Account on any Distribution Date to distribute to Holders of Regular Certificates all interest at the time accrued and distributable thereon and amounts of principal equal to the sum of sub-clauses (1) through (3) of clause (ii) above, (ii) the entire unpaid principal balance of each Class of Regular Certificates shall not have been completely distributed on or before the Final Distribution Date for such Class or (iii) with respect to each Class of Regular Certificates that is still Outstanding on its Initial Principal Distribution Date, an installment of principal shall not have been distributed by such Initial Principal Distribution Date.
     Distribution of the then remaining undistributed principal balance of this Certificate on its Final Distribution Date or on such earlier date as payments received with respect to the assets included in the Trust Fund are required to be distributed in payment of the then remaining unpaid principal balance of this Certificate, or payment of the Termination Price payable on the Termination Date, shall be made only upon presentation of this Certificate to the office or agency of the [Trustee] [Securities Administrator] maintained for such purpose. Interest distributable on this Certificate on each Interest Distribution Date, together with any installment of principal of this Certificate on each Interest Distribution Date that is also a Principal Distribution Date for this Certificate, and any special distributions required to be made on this Certificate on any Special Distribution Date to the extent not in full payment of this Certificate, shall be made by check mailed to the Person whose name appears as the registered Holder of this Certificate (or one or more Predecessor Certificates) on the Certificate Register as of the Record Date preceding such Interest Distribution Date or such Special Distribution Date.
     Checks for amounts that include distributions of principal of this Certificate shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Certificate Register as of the applicable Record Date without requiring that this Certificate be submitted for notation of payment and checks returned undelivered will be held for payment to the Person entitled thereto, subject to the terms of the Agreement, at the office or agency in the United States of America designated for such purpose pursuant to the Agreement. Any reduction in the principal balance of this Certificate (or any one or more Predecessor Certificates) effected by any distributions made on any Principal Distribution Date, Special Distribution Date or Deficiency Distribution Date shall be binding upon all Holders of this Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not noted hereon.
     If funds are expected to be available, as provided in the Agreement, to make a distribution in full of the then remaining unpaid principal balance of this Certificate on a Principal Distribution Date or Special Distribution Date that is prior to the Final Distribution Date, then the [Trustee] [Securities Administrator] will notify the Person who was the registered Holder hereof on the day of the month [prior to the month] in which such Principal Distribution Date or Special Distribution Date occurs, by notice mailed no later than the                     day of such

month, and the amount then distributable shall, if sufficient funds therefor are available, be distributable only upon presentation of this Certificate to the office or agency maintained for such purpose.
     Any portion of any installment of principal or interest that was distributable but was not distributed or duly provided for on a Distribution Date or Special Distribution Date shall forthwith cease to be payable to the Person who was the registered Holder of this Certificate on the applicable Record Date, and shall be distributed, in whole or in part, to the extent funds are available for such payment, on each Deficiency Distribution Date thereafter until all such overdue amounts are paid or duly provided for, to the Person in whose name this Certificate (or one or more Predecessor Certificates) is registered on the Record Date applicable to each such Deficiency Distribution Date or at any other-time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Certificates may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Agreement.
     If a Deficiency Event as defined in the Agreement and as described above shall occur and be continuing, the Agreement provides that, to the extent distributions are being made as described in the penultimate sentence of this paragraph, the Holders of Regular Certificates aggregating not less than 50% of the Aggregate Current Principal Amount may direct the Trustee to sell the Trust Fund in the manner and subject to the conditions described in the Agreement. In such event, the net proceeds of such sale would be distributed as a final distribution on the Regular Certificates and Holders thereof may receive less than, but in no event more than, the unpaid principal balance thereof and unpaid interest accrued thereon to the date (one month prior to the date] of such final distribution. The Agreement also provides that, notwithstanding the occurrence of a Deficiency Event, under certain circumstances specified in the Agreement, all amounts collected as proceeds of the Trust Fund or otherwise shall continue to be applied to monthly distributions of principal of and interest on the Regular Certificates in the same order of priority as if such Deficiency Event had not occurred. In all other circumstances, following the occurrence of a Deficiency Event, all amounts collected as proceeds of the Trust Fund or otherwise shall be distributed monthly pro rata among all Regular Certificates, without preference or priority, first as distributions of interest and then as distributions with respect to principal. In such event, interest on the then unpaid principal balance of this Certificate shall accrue at the Highest Certificate Interest Rate.
     As provided in the Agreement and only under special circumstances specified therein, the principal of the Regular Certificates is subject to retirement pursuant to special distributions at 100% of the principal balance thereof to be so retired by such special distribution (including interest accrued but not distributed on a Class of Accrual Certificates and added to the principal thereof) together with accrued and undistributed interest on such principal balance to be so retired from the end of the preceding Interest Accrual Period (or the Accrual Date if no Interest Distribution Date has yet occurred) to the date [one month prior to the date] of such special distribution. Any such special distribution with respect to the Regular Certificates will be made on the applicable Special Distribution Date and in the manner hereinabove set forth. As provided in the Agreement, all special distributions will be in the same proportions and on the same priorities as hereinabove set forth for distributions of principal on .a Principal Distribution Date.

If provision is made for a special distribution of principal of this Certificate in accordance with the Agreement, the portion of the principal balance of this Certificate retired in such special distribution shall thereupon cease to accrue interest from and after the date [one month prior to the date] set for such distribution.
     The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon distribution to Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the later of (i) the maturity or other liquidation of the last Agency MBS subject thereto, and (ii) the repurchase by the Depositor from the Trust Fund of all remaining Agency MBSs. The Agreement permits, but does not require, the Depositor to repurchase all remaining Agency MBSs at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates, but the Depositor’s right to repurchase such remaining Agency MBSs may not be exercised prior to (a) the time that the Aggregate Agency MBS Principal Balance is less than ___% of the Aggregate Agency MBS Principal Balance at the Closing Date or (b) [date]. In the event of such a repurchase and termination, the amount distributable to the Holder of a Regular Certificate will be of the principal balance thereof together with accrued interest to [the date one month prior to] the Distribution Date on which the proceeds of such repurchase are required to be distributed.
     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate may be registered on the Certificate Register, upon surrender of this Certificate for registration of transfer at the office or agency designated for that purpose pursuant to the Agreement, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Regular Certificates of the same Class, of authorized denominations and in the same aggregate initial principal balance, will be issued to the designated transferee or transferees.
     Prior to the due presentment for registration of transfer of this Certificate, the Trustee, the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered (i) on any Record Date, for purposes of making distributions, and (ii) on any other date for any other purpose, as the owner hereof, whether or not any distribution required to be made on this Certificate shall be overdue, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.
     The Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the Depositor and the rights of the Holders of the Certificates under the Agreement at any time by the Trustee with the consent of the Holders of Certificates of each Class, voting as a Class, evidencing, as to Regular Certificates, Current Principal Amounts aggregating not less than [66%] of the Aggregate Current Principal Amount of such Class and, as to Residual Certificates, Percentage Interests aggregating not less than [66%]. Any such consent by the Holder, at the time of the giving thereof, of this Certificate (or any one or more Predecessor Certificates) shall be conclusive and binding upon such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate. The Agreement also permits the amendment or waiver of certain terms and conditions set forth in the Agreement without the consent of Holders of any Certificates issued thereunder.
     The Regular Certificates are issuable only in registered form in denominations as provided in the Agreement and subject to certain limitations therein set forth. The Regular Certificates are exchangeable for a like aggregate initial principal amount of Regular Certificates of the same Class of different authorized denominations, as requested by the Holder surrendering same.
     The [Trustee] [Securities Administrator] has executed this Certificate solely as [trustee] [securities administrator] under the Agreement and the [Trustee] [Securities Administrator] shall be liable hereunder only in respect of the assets of the Trust Fund created by such Agreement.
     The remedies of the Holder hereof as provided herein, or in the Agreement, shall be cumulative and concurrent but may be pursued solely against the assets of the Trust Fund. No failure on the part of the Holder in exercising any right or remedy hereunder shall operate as waiver or release thereof, nor shall any single or partial exercise of any such right or remedy preclude any other further exercise thereof or the exercise of any other right or remedy hereunder.
     As provided in the Agreement, this Certificate and the Agreement shall be construed in accordance with, and governed by, the laws of the State of New York applicable to agreements made and to be performed therein.
     (e) The form of the reverse of a Floating Rate Certificate is as follows:
     This Certificate is one of a duly authorized issue of Certificates designated as Series [ ] (herein collectively called the “Regular Certificates”), issued in ___Classes (Classes ___, ___, ___and ___) under the Agreement.
     The Class ___, Class ___and Class ___Regular Certificates will accrue interest at the fixed rates per annum specified on the faces thereof.
     During the initial Interest Accrual Period the Class [ ] Regular Certificates will accrue interest at a rate of ___% per annum. During such subsequent Interest Accrual Period, the Class ___Regular Certificates will accrue interest, subject to a maximum rate of ___% per annum, at a rate per annum of___% in excess of the base rate determined for such Interest Accrual Period by the [Trustee] [Securities Administrator] in the manner described below (the “Base Rate”).
     On                     and thereafter on the ___business day preceding each Interest Distribution Date so long as the Class ___Regular Certificates are still outstanding (each such date an “Interest Determination Date”), the [Trustee] [Securities Administrator] will be determined as follows: [Insert description of applicable base rate from Schedule I.]

     The establishment of the Base Rate by the [Trustee] [Securities Administrator] and the [Trustee’s] [Securities Administrator’s] subsequent calculation of the Certificate Interest Rate applicable to the Class ___Regular Certificates for the relevant Interest Accrual Period shall (in the absence of manifest error) be final and binding. [The [Trustee] [Securities Administrator] shall cause each Certificate Interest Rate established as aforesaid for each Interest Accrual Period to be published promptly after the determination thereof, in a newspaper of general circulation in New York City.]
     [The remainder of the form of the reverse of a Floating Rate Certificate shall be as set forth in subsection (d) of this Section 3.02 beginning with the second paragraph thereof.]
     (f) The form of Residual Certificate is as follows:
THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE REGULAR CERTIFICATES DESCRIBED IN THE DEPOSIT TRUST AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT OR LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT OR UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.07 OF THE DEPOSIT TRUST AGREEMENT REFERRED TO HEREIN.
[TITLE OF RESIDUAL CERTIFICATES],
SERIES [     ]
Percentage Interest: ___%
     This Certificate evidences a percentage interest in any distributions allocable to the Residual Certificates with respect to a pool of [specify types of Agency Securities] [and certain other assets], which pool was created and sold by
[     ]
     This Certificate does not represent an obligation of or interest in [     ] or the Trustee or the Securities Administrator referred to below or any of their affiliates. This Certificate is not guaranteed or insured by any governmental agency or instrumentality.
     This Certificate certifies that                      is the registered owner of the Percentage Interest evidenced by this Certificate as set forth above in a portion of the distributions receivable with respect to a pool of [specify types of Agency Securities] [and certain other

assets] (collectively, the “Trust Fund”), which pool was created and sold by                                          (hereinafter called the “Depositor”, which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Deposit Trust Agreement dated as of                     , [     ] (the “Agreement”) among the Depositor,                     , as trustee (the “Trustee”, which term includes any successor trustee under the Agreement), and                     , as securities administrator (the “Securities Administrator,” which term includes any successor securities administrator under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement reference is hereby made for a statement of the respective rights thereunder of the Depositor, the Trustee, the Securities Administrator and the Holders of all Certificates issued thereunder and to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.
     Pursuant to the terms of the Agreement, the Trustee is required to distribute on the ___day of [each month] or, if such day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on                     , [     ], to the Person in whose name this Certificate is registered at the close of business on the ___day (or if such ___day is not a Business Day, the Business Day immediately preceding such ___day) of the [second] month next preceding the month of such distribution (the “Record Date”), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the portion of the distributions received with respect to the assets in the Trust Fund that are distributable to Holders of Residual Certificates, as provided in the Agreement. The interests of Holders of Residual Certificates in the assets in the Trust Fund are in all cases subordinate and subject to the prior rights of Holders of Regular Certificates as specified in the Agreement.
     Distributions on this Certificate will be made by the [Trustee] [Securities Administrator] by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person requires by written notice to the [Trustee] [Securities Administrator] at the time of issuance or registration of this Certificate, or at least ten days prior to a Distribution Date, that such payments be made thereafter by wire transfer of immediately available funds to the account specified by such Person. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the [Trustee] [Securities Administrator] of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose in the City and State of New York.
     No transfer of this Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made within ([three] years) from the date of initial issuance of the Certificates pursuant to the Agreement, (i) the [Trustee] [Securities Administrator] or the Depositor may require an Opinion of Counsel acceptable to and in form and substance satisfactory to the [Trustee] [Securities Administrator] and the Depositor that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state, and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the [Trustee] [Securities Administrator] and the Depositor may also require (i) a representation letter, in the form as described by the Agreement, stating that the transferee is not acquiring this Certificate in violation of the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (ii) if such transferee is an employee benefit plan subject to ERISA, an Opinion of Counsel acceptable to and in form and substance satisfactory to the [Trustee] [Securities Administrator] and the Depositor with respect to the permissibility of such transfer under ERISA.
     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.
     IN WITNESS WHEREOF, the [Trustee] [Securities Administrator] has caused this Certificate to be duly executed under its official seal.

Dated:

as [Trustee] [Securities Administrator]

[SEAL]

By:
Authorized Officer
     (g) The form of Certificate Registrar’s certificate of authentication is as follows:
     This is one of the Certificates referred to in the within mentioned Agreement.

Certificate Registrar

By:
Authorized Signatory
     (h) The form of the original issue discount legend which will appear on the face of the Class ___ Regular Certificates is as follows:
     [The following information is provided solely for the purposes of applying the federal income tax original issue discount (“OID”) rules to this Certificate. The issue date of this Certificate is                     , [     ]. Assuming that OID should be calculated on an assumption that the mortgage loans underlying the Agency Securities (the “Loans”) prepay at a 0% rate, this Certificate is issued with no more than $                    of OID per $1,000 of initial principal

balance, the yield to maturity is ___%, and the amount of OID attributable to the initial accrual period is $                     per $1,000 of initial principal balance, computed under the exact method. Assuming, alternatively, that OID should be calculated based on the assumption that the Loans prepay at of the Basic Prepayment Assumption, this Certificate has been issued with no more than $                     of OID per $1,000 of initial principal balance, the yield to maturity is ___%, and the amount of OID attributable to the initial accrual period is $                     per $1,000 of initial principal balance, computed under the exact method.]
     (i) Any class of Certificates may be issued in the form of a global security. If any security of a series is issuable in global form, such security may provide that it shall represent the aggregate amount of outstanding securities from time to time endorsed thereon and may also provide that the aggregate amount of outstanding securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a security in global form to reflect the amount, or any increase or decrease in the amount, of outstanding securities represented thereby shall be made by the Trustee and in such manner as shall be specified in such security. Any instructions by the company with respect to a security in global form, after its initial issuance, shall be in writing but need not comply with Section 102.
     (j) Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Permanent global securities will be issued in definitive form. Each such global security shall bear a legend on the face of such Certificate substantially as follows:
[FORM OF FACE OF SECURITY]
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
     SECTION 3.03. Regular Certificates Issuable in Classes; General Provisions with Respect to Distributions of Principal and Interest; Denominations.
     (a) The aggregate principal amount of Regular Certificates that may be authenticated and delivered under this Agreement is limited to $                    (exclusive of the principal amount of Accrual Certificates which represents interest accrued thereon and added to the original principal balance thereof), except for Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Sections 3.05, 3.07,

3.08 or 13.05 of this Agreement. Such aggregate principal amount shall be divided among ___ Classes having designations, original principal amounts, Certificate Interest Rates, Initial Principal Distribution Dates and Final Distribution Dates as follows:

	Original	Certificate	Initial Principal	Final
	Principal	Interest	Distribution	Distribution
Designation	Amount	Rate	Date	Date
Class ___	$	[1]
Class ___		%
Class ___
Class ___[2]

1/	The Class ___ Certificates shall be Floating Rate Certificates.

2/	The Class ___ Certificates shall be Accrual Certificates.
     During the initial Interest Accrual Period (applicable to the Interest Distribution Date falling on                                         ), the Class ___ Certificates will accrue interest at the rate of ___% per annum. During each subsequent Interest Accrual Period, the Class ___ Certificates will accrue interest at a rate per annum equal to the sum of the Base Rate and ___% Subject to a maximum rate of ___% per annum.
     On each Interest Determination Date until all the Floating Rate Certificates are retired, the [Trustee] [Securities Administrator] shall determine the Base Rate and the resulting Certificate Interest Rate to be applicable to the Floating Rate Certificates for the related Interest Accrual Period.
     (b) Promptly after its determination thereof on each Interest Determination Date, the [Trustee] [Securities Administrator] will advise the Depositor of the Certificate Interest Rate applicable to the Floating Rate Certificates for the related Interest Accrual Period [and will use its best efforts to cause such Certificate Interest Rate to be published in a newspaper of general circulation in New York City].
     The establishment of the Base Rate by the [Trustee] [Securities Administrator] and the [Trustee’s] [Securities Administrator’s] subsequent calculation of the Certificate Interest Rate applicable to the Floating Rate Certificates for each Interest Accrual Period shall (in the absence of manifest error) be final, conclusive and binding upon the Certificateholders, the Depositor and any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns. The principal of each Regular Certificate shall be distributable in installments beginning no later than the Initial Principal Distribution Date therefor and ending no later than the Final Distribution Date therefor unless the unpaid principal balance of such Certificate becomes distributable at an earlier date by reason of the occurrence of a Deficiency Event or termination of the Trust Fund pursuant to Article XII or otherwise.
     (c) The aggregate amount of each installment of principal distributable on the Regular Certificates on each Principal Distribution Date is equal to the lesser of (i) funds remaining in the Collection Account on such Distribution Date after the subtraction of an amount equal to the amount distributable as interest on the Regular Certificates on such Distribution Date and (ii) the sum of:
     (1) the Accrual Distribution Amount, if any, for such Principal Distribution Date;
     (2) the Principal Distribution Amount, if any, for such Principal Distribution Date; and
     (3) the Spread Distribution Amount, if any, for such Principal Distribution Date.
     The aggregate amount of principal distributable on the Regular Certificates on each Principal Distribution Date as described above is distributable [pro rata among the Certificates of all Classes.] [___% to the Certificates of Class ___and ___% to the Certificates of Classes ___, ___ and ___(the “Sequential Payment Certificates”). The amount distributable on the Sequential Payment Certificates on any Principal Distribution Date is distributable] [first on the Certificates of Class ___, until the entire principal balance of such Class ___Certificates has been retired. On the Principal Distribution Date on which the entire principal balance of Class ___Certificates has been retired, any remaining amounts required to be distributed on such Principal Distribution Date as principal of the [Sequential Payment] [Regular] Certificates shall be distributed on the Class ___Certificates. Thereafter, all amounts required to be distributed on each Principal Payment Date as principal of the [Sequential Payment] [Regular] Certificates shall continue to be distributed as principal of the Class ___Certificates until the entire principal balance thereof has been retired. Distributions of principal of the remaining Classes of [Sequential Payment] [Regular] Certificates shall be made in a similar manner, with the required principal distribution on each Principal Distribution Date always being applied first to the reduction of the principal balance of the then Outstanding Class of the [Sequential Payment] [Regular] Certificates having the earliest Final Distribution Date of all [Sequential Payment] [Regular] Certificates then Outstanding.] Distributions of principal of a Class of Regular Certificates shall in all cases be made pro rata among all Outstanding Certificates of such Class, without preference or priority of any kind.
     (d) Subject to the right of a Holder of a Class of Regular Certificates to receive interest on such Certificate in accordance with its terms and to receive a distribution of the entire principal balance of such Certificate on or before its Final Distribution Date and to receive a distribution of principal of such Certificate no later than its Initial Distribution Date, the aggregate amount of principal of and interest on the Regular Certificates distributable on each Distribution Date shall be equal to the Aggregate Regular Distribution Amount for such Distribution Date. All distributions made with respect to any Regular Certificate shall be applied first to the interest then distributable on such Certificate and then to the reduction of the principal balance thereof. All computations of interest accrued on any Regular Certificate shall be made as if each year consisted of twelve months of thirty days each.
     Interest accrued on a Regular Certificate of any Class in any Interest Accrual Period shall be calculated on the assumption that any distribution of principal made with respect to such Certificate and, in the case of any Accrual Certificate, any accrued interest added to the outstanding principal balance thereof, in each case on a Distribution Date that occurs during such Interest Accrual Period was instead made and/or added one month prior to such Distribution Date.]
     [Interest on the outstanding principal balance of each Outstanding Regular Certificate (other than interest on Accrual Certificates, which shall be distributable as described below) shall be distributable on each Interest Distribution Date at the Certificate Interest Rate applicable to such Certificate for the period from the Accrual Date, or such later date to which interest has been distributed, to [the date one month prior to] such Interest Distribution Date.
     Interest at the applicable Certificate Interest Rate shall accrue on the Current Principal Amount of each Outstanding Accrual Certificate from the Accrual Date, but none of such accrued interest shall be distributable until the Initial Interest distribution Date for such Accrual Certificate (or the first Interest Distribution Date thereafter if the Aggregate Regular Certificate distribution Amount for such Initial Interest Distribution Date is exactly equal to the aggregate amount of principal of and interest on all other Classes of Regular Certificates that is distributable on such Initial Interest Distribution Date). On each Interest Distribution Date prior to the Initial Interest Distribution Date for an Accrual Certificate, interest that has accrued (determined as described above) on such Certificate during the preceding Interest Accrual Period shall be added to the Current Principal Amount of such Certificate and shall thereafter accrue interest from [the date one month prior to] such Interest Distribution Date. On the Initial Interest Distribution Date for a Class of Certificates, interest accrued on such Class of Accrual Certificates during the preceding Interest Accrual Period shall be payable in an amount equal to the lesser of (a) the difference between (i) the Aggregate Regular Certificate Distribution Amount for such Initial Interest Distribution Date and (ii) the aggregate amount of principal of and interest on all other Regular Certificates required to be distributed on such date, and (b) the amount of interest so accrued on such Class of Accrual Certificates. The portion, if any, of such interest that is not distributed on such initial Interest Distribution Date shall be added to the principal of such Class of Accrual Certificates on such Initial Interest Distribution Date and shall thereafter accrue interest in the manner set forth above.]
     [If the Initial Interest Distribution Date for a Class of Accrual Certificates occurs on or before the first Interest Distribution Date occurring after the end of the Shortfall Period for the GPM Agency Securities included in the Trust Fund, then, for each Interest Distribution Date thereafter until the second Interest Distribution Date after the end of the Shortfall Period for such GPM Agency Securities, the amount of interest distributable on each Class of Accrual Certificates on each Interest Distribution Date shall be the lesser of (a) the Aggregate Regular Certificate Distribution Amount for such Interest Distribution Date less all distributions of interest, if any, required to be made on such Interest Distribution Date on all other Classes of Regular Certificates then Outstanding, and (b) the actual amount of interest accrued on such Class of Accrual Certificates during the immediately preceding Interest Accrual Period. The excess, if any, of (a) the amount of interest so accrued on each Class of Accrual Certificates during the immediately preceding Interest Accrual Period over (b) the amount of interest then distributable on such Class of Accrual Certificates shall be added to the outstanding principal of such Class of Accrual Certificates on such Interest Distribution Date and shall thereafter accrue interest in the manner set forth above.]

     (e) Residual Certificates authenticated and delivered under this Agreement shall evidence Percentage Interests aggregating 100% of the beneficial ownership of the Residual, except for Residual Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Residual Certificates pursuant to Section 3.05, 3.07, 3.08 or 13.05 of this Agreement. Any distributions on the Residual Certificates shall be made on each Distribution Date in an aggregate amount equal to the related Residual Certificate Distribution Amount, with the Holder of any particular Residual Certificate being entitled to receive an amount equal to the product of (a) such Residual Certificate Distribution Amount and (b) the Percentage Interest evidenced by such Certificate.
     (f) Notwithstanding any of the foregoing provisions with respect to distributions of principal of and interest on the Certificates, if a Deficiency Event shall have occurred, then distributions of principal of and interest on the Certificates subsequent to the Distribution Date upon which such Deficiency Event first occurred shall be made in accordance with Article VIII.
     (g) Each Certificate shall bear upon the face thereof the designation so selected for the Class to which it belongs. All Certificates of the same Class shall be identical in all respects except for the denominations thereof (or Percentage Interests in the Residual represented thereby) and dates thereof. All Regular Certificates of all Classes at any time Outstanding shall be identical except for differences among the Certificates of the different Classes in Certificate Interest Rates, Initial Principal Distribution Dates and Final Distribution Dates and except for differences herein provided for in the forms of Regular Certificates. All Certificates issued under this Agreement shall be in all respects equally and ratably entitled to the benefits hereof without preference, priority or distinction (except as provided herein with respect to the order of distributions with respect to Regular Certificates of different Classes and the subordination in right of payment of the Residual Certificates to the Regular Certificates) on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement.
     The Regular Certificates shall be issuable only in denominations equal to an Individual Certificate and integral multiples thereof (in each case expressed in terms of the principal balances thereof on the Closing Date). The Residual Certificates shall be issuable only as registered Certificates evidencing Percentage Interests in the Residual equal to the interest represented by an Individual Certificate or an integral multiple thereof.
     SECTION 3.04. Execution, Authentication, Delivery and Dating.
     The Certificates shall be executed on behalf of the [Trustee] [Securities Administrator] by one of the authorized officers of the [Trustee] [Securities Administrator] under its corporate seal, which may be in facsimile form and be imprinted or otherwise reproduced thereon [and attested by one of the authorized officers of the [Trustee] [Securities Administrator]]. The signature of any officer of the [Trustee] [Securities Administrator] on the Certificates may be manual or facsimile.
     Certificates bearing the manual or facsimile signature of individuals who were at any time the proper officers of the [Trustee] [Securities Administrator] shall bind the [Trustee] [Securities Administrator], notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.
     Each Certificate authenticated and delivered by the Certificate Registrar to or upon the order of the Depositor on the Closing Date shall be dated as of the Closing Date. All other Certificates that are authenticated after the Closing Date for any other purpose under this Agreement shall be dated the date of their authentication.
     No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by the manual signature of one of its authorized officers or employees, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.
     SECTION 3.05. Temporary Certificates.
     Pending the preparation of definitive Certificates, the [Trustee] [Securities Administrator] may execute and the Certificate Registrar shall authenticate and deliver, temporary Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Certificates in lieu of which they may be so issued and with such variations as the officers executing such Certificates may determine, as evidenced by their execution of such Certificates.
     If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency to be maintained as provided in Section 3.06, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the [Trustee] [Securities Administrator] shall execute and the Certificate Registrar shall authenticate and deliver and exchange therefor a like principal balance or fractional undivided interest of definitive Certificates of the same Class and of authorized denominations or Percentage Interests. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates of the same Class.
     SECTION 3.06. Maintenance of Office or Agency.
     (a) The Trustee will maintain in the Borough of Manhattan, the City of New York, the State of New York, an office or agency where Certificates may be presented or surrendered for payment or may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee will give prompt written notice to the Depositor of the location and any change in the location, of such office or agency. Until written notice of any change in the location of such office or agency is delivered to the Depositor, Certificates may be so presented or surrendered, and such notices and demands may be made or served, at the office of                                          in the Borough of Manhattan, the City of New York, the State of New

York, and the Trustee hereby appoints                                          as its agent in the City of New York for the foregoing purposes.
     The Trustee may also from time to time designate one or more other offices or agencies (in or outside the City of New York) where the Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Trustee of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, the State of New York, for the purposes set forth in the preceding paragraph. The Trustee will give prompt written notice to the Depositor of any such designation or rescission and of any change in the location of any such other office or agency.
     (b) The Securities Administrator will maintain in the Borough of Manhattan, the City of New York, the State of New York, an office or agency where Certificates may be presented or surrendered for payment or may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Securities Administrator in respect of the Certificates and this Agreement may be served. The Securities Administrator will give prompt written notice to the Depositor of the location and any change in the location, of such office or agency. Until written notice of any change in the location of such office or agency is delivered to the Depositor, Certificates may be so presented or surrendered, and such notices and demands may be made or served, at the office of                                          in the Borough of Manhattan, the City of New York, the State of New York, and the Securities Administrator hereby appoints                      as its agent in the City of New York for the foregoing purposes.
     The Securities Administrator may also from time to time designate one or more other offices or agencies (in or outside the City of New York) where the Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Securities Administrator of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, the State of New York, for the purposes set forth in the preceding paragraph. The Securities Administrator will give prompt written notice to the Depositor of any such designation or rescission and of any change in the location of any such other office or agency.
     SECTION 3.07. Registration, Registration of Transfer and Exchange.
     (a) The [Trustee] [Securities Administrator] shall cause to be kept a register (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the [Trustee] [Securities Administrator] shall provide for the registration of Certificates and the registration of transfers and exchanges of Certificates. The [Trustee] [Securities Administrator] is hereby initially appointed “Certificate Registrar” for the purpose of registering Certificates and transfers of Certificates as herein provided. Upon any resignation of any Certificate Registrar appointed by the [Trustee] [Securities Administrator], the [Trustee] [Securities Administrator] shall promptly appoint a successor or, in the absence of such appointment, shall assume the duties of Certificate Registrar. At any time when the [Trustee] [Securities Administrator] is not acting as Certificate Registrar, the [Trustee] [Securities Administrator] shall have the right to rely conclusively upon a certificate of the Certificate Registrar as to the names and addresses of the

Holders of the Certificates and the principal amounts (or fractional undivided interests) and numbers of such Certificates so held.
     (b) Upon surrender for registration of transfer or exchange of any Certificate at the office or agency to be maintained as provided in Section 3.06, the [Trustee] [Securities Administrator] shall execute, and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denominations (or Percentage Interests) and of a like aggregate initial principal balance (or Percentage Interest) and Class, subject, however, in the case of Residual Certificates, to compliance with the conditions to transfer set forth below. At the option of the Holder, Certificates may be exchanged for other Certificates of any authorized denominations (or Percentage Interests) of a like aggregate initial principal balance (or Percentage Interest) and Class, upon surrender of the Certificates to be exchanged at such office or agency. Whenever any Certificates are so surrendered for exchange, the [Trustee] [Securities Administrator] shall execute, and the Certificate Registrar shall authenticate and deliver, the Certificates that the Certificateholder making the exchange is entitled to receive. All Certificates issued upon any registration of transfer or exchange of Certificates shall evidence the same interest in the Trust Fund, and be entitled to the same benefits under this Agreement, as the Certificates surrendered upon such registration of transfer or exchange. Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.
     (c) No transfer of a Residual Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made within [      ] years from the Closing Date (i) the [Trustee] [Securities Administrator] or the Depositor may require an Opinion of Counsel acceptable to and in form and substance satisfactory to the [Trustee] [Securities Administrator] and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the [Trustee] [Securities Administrator] or the Depositor, and (ii) the [Trustee] [Securities Administrator] shall require the transferee to execute an investment letter acceptable to and in form and substance satisfactory to the Depositor and the [Trustee] [Securities Administrator] certifying to the Depositor and the [Trustee] [Securities Administrator] the facts surrounding such transfer, which investment letter shall not be an expense of the [Trustee] [Securities Administrator] or the Depositor. The Holder of a Residual Certificate desiring to effect such transfer shall, and by the acceptance of such Certificate does hereby agree to, indemnify the [Trustee] [Securities Administrator] and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.
     No transfer of a Residual Certificate shall be made unless the [Trustee] [Securities Administrator] shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the [Trustee] [Securities Administrator] and the Depositor, to the effect that such transferee is not an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as

amended (“ERISA”), nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the [Trustee] [Securities Administrator] or the Depositor, or (ii) in the case of any such Residual Certificate presented for registration in the name of an employee benefit plan subject to ERISA, and Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan, an Opinion of Counsel satisfactory to the [Trustee] [Securities Administrator] and the Depositor to the effect that the purchase or holding of such Residual Certificate will not result in the assets of the Trust Fund being deemed to be “plan assets” and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee or the Depositor to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the [Trustee] [Securities Administrator] or the Depositor.
     (d) Each Person who has or who acquires any Residual Certificate shall be deemed by the acceptance or acquisition of such Residual Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Residual Certificate are expressly subject to the following provisions:
     (i) Each Person holding or acquiring any Residual Certificates shall be a Permitted Transferee and shall promptly notify the Depositor of any change or impending change in its status as a Permitted Transferee.
     (ii) No residual Certificate may be transferred without the express written consent of the Depositor. In connection with any proposed transfer of any Residual Certificate the Depositor may, as a condition to such consent, in its sole discretion, require delivery to it, in form and substance satisfactory to it, of any or all of the following:
     (A) an Opinion of Counsel to the effect that the proposed transferee is a Permitted Transferee;
     (B) a certification by the proposed transferee that such transferee is a Permitted Transferee and that it is not acquiring its Residual Certificate as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and
     (C) an agreement by the proposed transferee to indemnify the Depositor, the Trustee, the Securities Administrator and any other Certificateholder from and against any cost, liability, claim or expense, including any tax incurred as a result of the proposed transfer or any subsequent transfer or proposed transfer in violation of this Section, and authorizing the [Trustee] [Securities Administrator] to withhold from amounts otherwise due it on a Residual Certificate amounts due in respect of such indemnification and to pay such amounts to the Person or Persons entitled thereto.
     (iii) Any attempted or purported transfer of any Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of this Section, then, upon discovery by or due notification to the [Trustee] [Securities Administrator] that the registration of transfer of such Residual Certificate was not in fact permitted by this Section, the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The [Trustee] [Securities Administrator] shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section or for making any payments due on such Residual Certificates to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon the express written consent of the Depositor. The [Trustee] [Securities Administrator] shall be entitled, but shall not be obligated, to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee, all payments made on such Residual Certificate. Any such payments so recovered by the [Trustee] [Securities Administrator] shall be paid and delivered by the [Trustee] [Securities Administrator] to the last preceding Permitted Transferee of such Residual Certificate, subject to the Trustee’s right to withhold any amounts from such payments pursuant to clause (iv) below.
     (iv) Each Person at any time holding a Residual Certificate by its acceptance thereof, agrees to indemnify the Depositor, the Trustee, the Securities Administrator and each other Certificateholder from and against any cost, liability, claim or expense, including any tax, incurred as a result of any transfer or attempted or purported transfer of any residual Certificate by or to such Person in violation of the provisions of the Section. Each such Person also authorizes the [Trustee] [Securities Administrator] to withhold from amounts otherwise payable to such Person on a Residual Certificate amounts due as indemnification under this Section and to pay such amounts to the Person or Persons entitled thereto.
     (e) No service charge shall be made for any registration of transfer or exchange of Certificates, but the [Trustee] [Securities Administrator] or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge as may be imposed in connection with any registration of transfer or exchange of Certificates, other than exchanges pursuant to Section 3.08 not involving any transfer.
     SECTION 3.08. Mutilated, Destroyed, Lost or Stolen Certificates.
     If (1) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (2) there is delivered to the Certificate Registrar such security or indemnity as may be required by the Certificate Registrar to save the Certificate Registrar, the Trustee and the Securities Administrator harmless, then, in the absence of notice to the Trustee, the Securities Administrator or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the [Trustee] [Securities Administrator] shall execute and upon its request the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate or Certificates of the same tenor, aggregate initial principal balance (or Percentage Interest) and Class bearing a number not contemporaneously outstanding; provided, however, that if the entire remaining principal balance of any such mutilated, destroyed, lost or stolen Certificate shall have become or shall be about to become distributable, or shall have become subject to retirement in full, instead of issuing a new Certificate, the [Trustee] [Securities Administrator] may make such distribution of principal with respect to such Certificate without surrender thereof, except that any mutilated Certificate shall be surrendered. If, after the delivery of such new Certificate or distribution of the entire remaining principal balance of a destroyed, lost or stolen Certificate pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Certificate in lieu of which such new Certificate was issued (or such distribution was made) presents for payment such original Certificate, the [Trustee] [Securities Administrator] and the Certificate Registrar shall be entitled to recover such new Certificate (or such distribution) from the Person to whom it was delivered or any Person taking such new Certificate from such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the [Trustee] [Securities Administrator] or the Certificate Registrar in connection therewith.
     Upon the issuance of any new Certificate under this Section, the [Trustee] [Securities Administrator] or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Certificate Registrar) connected therewith.
     Every new Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Certificate shall constitute an original additional interest in the Trust Fund, whether or not the destroyed, lost or stolen Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates of the same Class duly issued hereunder.
     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.
     SECTION 3.09. Persons Deemed Owners.
     Prior to due presentment for registration of transfer of any Certificate, the Trustee, the Securities Administrator, the Certificate Registrar, any Agent and any other agent of the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate (a) on the applicable Record Date for the purpose of receiving distributions on such Certificate and (b) on any other date for all other purposes whatsoever, whether or not any distributions on such Certificate shall be overdue, and, except as otherwise required by applicable law, neither the Trustee, the Securities Administrator, the Certificate Registrar, any Agent nor any other agent of the Trustee, the Securities Administrator, or the Certificate Registrar shall be affected by notice to the contrary.
     SECTION 3.10. Cancellation.
     All Certificates surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Certificate Registrar, be delivered to the Certificate Registrar and shall be promptly cancelled by it. No Certificates shall be authenticated in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates held by the Certificate Registrar shall be held by the Certificate Registrar in accordance with its standard retention policy, unless the Trustee shall direct that they be destroyed or returned to it.
ARTICLE IV
Trust Accounts
     SECTION 4.01. Collection Account.
     (a) (i) On or before the Closing Date, the Depositor shall open, at the Corporate Trust Office of the [Trustee] [Securities Administrator], one or more accounts that shall collectively be the “Collection Account”. The Trustee shall promptly deposit in the Collection Account all Agency Security Distributions received by it with respect to the Agency Securities. All Agency Security Distributions deposited from time to time in the Collection Account, all amounts, if any, transferred from the Expense Reserve Account for deposit in the Collection Account pursuant to Section 4.02(d) or Section 4.03(c), all other deposits therein pursuant to this Agreement, and all investments made with such moneys, including all income or other gain from such investments, shall be held by the [Trustee] [Securities Administrator] in the Collection Account as part of the Trust Fund as herein provided, subject to withdrawal by the [Trustee] [Securities Administrator] for the purposes specified in this Agreement.
          (ii) Except as otherwise expressly provided herein, the [Trustee] [Securities Administrator] may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the [Trustee] [Securities Administrator] pursuant to this Agreement. The [Trustee] [Securities Administrator] shall hold all such money and property received by it as part of the Trust Fund, and shall apply it as provided in this Agreement. If the [Trustee] [Securities Administrator] shall not have received an Agency Security Distribution with respect to an Agency Security on the related Agency Security Distribution Date the [Trustee] [Securities Administrator] shall request the issuer or guarantor of such Agency Security, as appropriate, to make such payment as promptly as practicable or legally permitted, unless the Depositor shall have made provisions satisfactory to the [Trustee] [Securities Administrator] for delivery to the [Trustee] [Securities Administrator]of an amount equal to such Agency Security Distribution, together with a Non-Disqualification Opinion. If the [Trustee] [Securities Administrator] shall subsequently receive any such Agency Security Distribution, it may withdraw such request. Notwithstanding any other provision hereof, the Depositor may, at its option, obtain the release from the Trust Fund of any Agency Security Distribution not received with respect to an Agency Security on the related Agency Security Distribution Date by depositing with the [Trustee] [Securities Administrator], on or prior to the first Distribution Date following the end of the Due Period during which such Agency Security Distribution was due, an amount equal to such Agency Security Distribution, together with an Opinion of Counsel to the effect that such deposit will not result in the imposition of tax on “prohibited transactions” (as defined in Section 860F of the Code) or contributions to the REMIC after the “start up day” (as defined in Section 860G of the Code). Upon such deposit, such Agency Security Distribution shall be released from the Trust Fund and the [Trustee] [Securities Administrator] shall hold any such Agency Security Distribution when received as agent for the Depositor and shall deliver such Agency Security Distribution to the Depositor or its designee or assignee.
     (b) All or any portion of the funds in the Collection Account (to the extent they have been collected) shall be invested and reinvested by the [Trustee] [Securities Administrator] in accordance with directions received from the Depositor, which directions shall reflect the following priority, to the extent that any such investment is an Eligible Investment:
     First, money market funds rated AAAm or AAAm/G or better by Standard & Poor’s Corporation, with an average portfolio maturity under 60 days and with a portfolio consisting of (i) obligations of, or obligations guaranteed as to principal and interest by, the United States of America, or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States of America and (ii) repurchase agreements on obligations described in clause (i) so long as the money market funds’ trustee or a third party acting solely as agent for such trustee has possession of and a perfected first security interest in the obligations described in clause (i), to the extent available.
     Second, [senior discount notes which are senior debt obligations of FHLMC, to the extent available];
     Third, [master variable rate demand notes which are obligations of FNMA, to the extent available];
     Fourth, the highest yielding master variable rate note then currently used by the [Trustee] [Securities Administrator], provided that the commercial paper rating of the obligor on such note is in the highest short-term rating category available from the Rating Agency and provided, further, that such obligor has made to the [Trustee] [Securities Administrator] any ERISA representations reasonably requested by the [Trustee] [Securities Administrator], to the extent available;
     Fifth, direct obligations of, and obligations fully guaranteed by the United States of America, to the extent available; and
     Sixth, an interest bearing account of the [Trustee] [Securities Administrator], in its commercial banking capacity, or a common or collective trust fund maintained by the [Trustee] [Securities Administrator] in its trust capacity.
     (c) No such investment shall mature later than the Business Day immediately preceding the earlier of (i) the next Distribution Date and (ii) the next Deficiency Distribution Date. Notwithstanding the foregoing, any investment (including repurchase agreements) on which the [Trustee] [Securities Administrator] is the obligor may mature on a Distribution Date or Deficiency Distribution Date if, under this Section 4.01, such investment could otherwise mature on the Business Day immediately preceding such Distribution Date or Deficiency Distribution Date and no such investment shall be sold prior to the maturity thereof except as provided in Section 4.03(c).

     (d) All or any portion of the funds in the Collection Account (to the extent they have been collected) shall be invested and reinvested by the [Trustee] [Securities Administrator] at the Depositor’s direction in one or more Eligible Investments bearing interest or sold at discount and having the highest yield then available, as determined by the Depositor after a reasonable survey of the market, on Eligible Investments of comparable maturity. No such investment shall mature later than the Business Day immediately preceding the next Principal Reduction Date (or the second succeeding Principal Reduction Date if such investment is made on or after the Special Distribution Determination Date for such next Principal Reduction Date) unless prior to making such investment
     (A) the [Trustee] [Securities Administrator] shall have determined that, as of the preceding Special Distribution Determination Date, the Regular Certificates would not have been subject to a special distribution under Section 6.01 on the Special Distribution Date following such preceding Special Distribution Determination Date (after giving effect, on a pro forma basis, to such proposed investment and all other investments made since such preceding Special Distribution Determination Date and after making any adjustments required by the last paragraph of Section 6.01(c) to the determination made on such preceding Special Distribution Determination Date) and shall have prepared an Investment Statement with respect to such determination, and
     (B) the Depositor shall have delivered to the [Trustee] [Securities Administrator] a Depositor Order directing the [Trustee’s] [Securities Administrator] to make such proposed investment subject to the [Trustee] [Securities Administrator’s] determination pursuant to the foregoing paragraph (A), as evidenced by its Investment Statement.
Notwithstanding the foregoing,
     (i) except as permitted by clause (ii) below, no investment of any amount held in the Collection Account may mature later than the Business Day immediately preceding the next Distribution Date,
     (ii) any investment (including repurchase agreements) on which the [Trustee] [Securities Administrator] or any other Person approved in writing by each rating agency that rated the Regular Certificates is the obligor, may mature on a Distribution Date, Special Distribution Date or Deficiency Distribution Date if, under this Section 4.01, such investment could otherwise mature on the Business Day immediately preceding such Distribution Date, Special Distribution Date or Deficiency Distribution Date, and
     (iii) if notice has been given of any special distribution that has not yet been made, funds then in the Collection Account may be invested in investments maturing later than the Business Day immediately preceding the next Special Distribution Date only to the extent that after giving effect to such proposed investment the amount of funds that would be on deposit in the Collection Account and in the Expense Reserve Account (including therein the amount of Agency Security Distributions and proceeds of investments scheduled to be deposited in the Collection Account or Expense Reserve

Account [and Freddie Mac Reserve Account] prior to such next Special Distribution Date) and would be available for withdrawal to make distributions on the Regular Certificates on such next Special Distribution Date exceeds the Aggregate Special Distribution Amount for such next Special Distribution Date.
     All income or other gains from investments of moneys deposited in the Collection Account shall be deposited by the [Trustee] [Securities Administrator] in the Collection Account immediately upon receipt, and any loss resulting from such investments shall be charged to the Collection Account.
     SECTION 4.02. Expense Reserve Account.
     (a) If and to the extent specified in Schedule B hereto, on or before the Closing Date, the Depositor shall open, at the Corporate Trust Office of the [Trustee] [Securities Administrator], one or more accounts that shall collectively be the “Expense Reserve Account”. Any moneys transferred from the Collection Account pursuant to Section 5.04, the deposit receipts referred to in subsection (b) below and all moneys received as proceeds thereof, together with any Eligible Investments in which any of such moneys are or will be invested or reinvested during the term of this Agreement, shall be held by the [Trustee] [Securities Administrator] as part of the Trust Fund, subject to disbursement and withdrawal as herein provided.
     (b) If and to the extent specified in Schedule B hereto, on the Closing Date, the Depositor has Conveyed to the [Trustee] [Securities Administrator] for deposit into the Expense Reserve Account instruments representing ownership interest in principal or interest payments on United States Treasury securities, which instruments are full faith and credit obligations of the United States. The principal or interest payments represented by such instruments are in at least such amounts and due on or before such Distribution Dates as are specified in Schedule B. Such instruments shall be held in the Expense Reserve Account from the Closing Date through their respective maturity dates. In lieu of delivering any such instruments to the [Trustee] [Securities Administrator] on the Closing Date, the Depositor may deliver to the Trustee a confirmation of the purchase thereof from                      together with cash in an amount sufficient to pay the total purchase price set forth in such confirmation, and upon the irrevocable delivery of such instruments to the [Trustee] [Securities Administrator] the [Trustee] [Securities Administrator] shall apply such fund to the payment of the purchase price therefor. Such instruments shall be duly and validly registered on the books and records of the Federal Reserve Bank of New York in the name of a depository, which shall have confirmed to the [Trustee] [Securities Administrator] that it is holding such instruments for the [Trustee] [Securities Administrator] and that they are identified on its books and records as being held for and belonging to the [Trustee] [Securities Administrator]. If all of the instruments required to be delivered to the [Trustee] [Securities Administrator] on the Closing Date are not so transferred, until such instruments are so delivered to the [Trustee] [Securities Administrator], no funds shall be released for the purpose of distributions to the Holders of Residual Certificates pursuant to Section 5.02(a).
     (c) All or a portion of the cash in the Expense Reserve Account (including cash received with respect to any instruments referred to in subsection (b) above at the respective maturities thereof) shall be invested and reinvested [at the [Trustee’s] [Securities Administrator’s] discretion in one or more Eligible Investments bearing interest or sold at discount and having the highest yield then available, as determined by the [Trustee] [Securities Administrator] after a reasonable survey of the market, on Eligible Investments of comparable maturity] [in the same manner as specified in Section 4.01 hereof]. No such investment shall mature later than the Business Day immediately preceding the next Distribution Date. All income or other gains from investment of moneys deposited in the Expense Reserve Account immediately upon receipt, and any loss resulting from such investment shall be charged to the Expense Reserve Account.
     (d) On the last Business Day prior to each Distribution Date or Special Distribution Date, the [Trustee] [Securities Administrator] shall, to the extent that there are funds then on deposit in the Expense Reserve Account, withdraw from the Expense Reserve Account and deposit in the Collection Account an amount equal to the amount, if any, by which the Optimal Aggregate Regular Certificate Distribution Amount for such Distribution Date or the aggregate of the Special Distribution Amounts for the Regular Certificates for such Special Distribution Date exceeds the amount on deposit in the Collection Account [on such Distribution Date].
     (e) On or after each Distribution Date, to the extent that such amounts shall not have been paid from funds withdrawn from the Collection Account pursuant to Section 5.04, the [Trustee] [Securities Administrator] shall, to the extent that there are funds then on deposit in the Expense Reserve Account, withdraw from the Expense Reserve Account, first an amount necessary to pay any Expenses payable on such Distribution date, and, second, an amount necessary to pay or provide for payment of any Prohibited Transactions Tax payable on such distribution date. If any Prohibited Transactions Tax shall be payable prior to a Distribution Date, the [Trustee] [Securities Administrator] may withdraw funds from the Expense Reserve Account on or prior to the due date therefore for the purpose of payment thereof.
     (f) Any instruments referred to in subsection (b) above shall not be sold or otherwise converted to cash except in accordance with the proviso to Section 4.04(c).
     SECTION 4.03. [INTENTIONALLY OMITTED]
     SECTION 4.04. General Provisions Regarding Trust Accounts.
     (a) Funds and other property in each Trust Account shall not be commingled with any other moneys or property of the Depositor or any Affiliate thereof. Notwithstanding the foregoing, the [Trustee] [Securities Administrator] may hold any funds or other property received or held by it as part of a Trust Account in collective accounts maintained by it in the normal course of its business and containing funds or property held by it for other Persons (which may include the Depositor or an Affiliate), provided that such accounts are under the sole control of the [Trustee] [Securities Administrator] and the [Trustee] [Securities Administrator] maintains adequate records indicating the ownership of all such funds or property and the portions thereof held for credit to each Trust Account.
     (b) The [Trustee] [Securities Administrator] shall not make, any investment of any funds in a Trust Account or to sell any investment held in a Trust Account except under the following terms and conditions:

     (i) each such investment shall be made in the name of the [Trustee] [Securities Administrator] (in its capacity as such) or in the name of a nominee of the [Trustee] [Securities Administrator],
     (ii) the [Trustee] [Securities Administrator] shall have sole control over such investment, the income thereon and the proceeds thereof,
     (iii) any certificate or other instrument evidencing such investment shall be delivered directly to the [Trustee] [Securities Administrator] or its agent,
     (iv) the proceeds of each sale of such an investment shall be remitted by the purchaser thereof directly to the [Trustee] [Securities Administrator] for deposit in the Trust Account in which such investment was held,
     (v) if the disposition of any investment held in the Expense Reserve Account prior to its maturity would result in any gain to the Trust Fund (as determined by the Depositor) and such investment has been held as part of the Trust Fund for less than three months, then, prior to the [Trustee’s] [Securities Administrator’s] making any such disposition, there shall have been delivered to the [Trustee] [Securities Administrator] a Non-Disqualification Opinion, and
     (vi) the Depositor shall use its best efforts to avoid incurring taxes on “prohibited transactions” as defined in Section 860F of the Code in connection with disposition of investments held in the Trust Accounts.
     (c) If any amounts are needed for disbursement from a Trust Account and sufficient uninvested funds are not available therein to make such disbursement, the [Trustee] [Securities Administrator] shall so notify the Depositor and the Depositor shall direct the [Trustee] [Securities Administrator]in accordance with clauses (i) through (iv) below to cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Trust Account; provided, however, that, in the absence of such direction from the Depositor, (i) the [Trustee] [Securities Administrator] shall use its best efforts to sell those investments with fair market values not in excess of the sum of their respective federal income tax bases and amounts that would be deductible as related selling expenses in computing the Trust Fund’s net income for federal income tax purposes prior to selling any investments with fair market values in excess of the sum of their respective federal income tax bases and amounts that would be deductible as related selling expenses in computing the Trust Fund’s net income for federal income tax purposes, (ii) prior to the disposition of any asset held in the Collection Account that has a fair market value in excess of the sum of its federal income tax basis and amounts that would be deductible as related selling expenses in computing the Trust Fund’s net income for federal income tax purposes, the [Trustee] [Securities Administrator] shall notify the Depositor of its intention to dispose of such investment and of the possibility that such disposition could result in the imposition of a Prohibited Transaction Tax, (iii) in connection with the disposition of any investment held in the Expense Reserve Account, the [Trustee] [Securities Administrator] shall be subject to the requirements of Section 4.03 (b)(v), and (iv) none of the instruments, if any, described in 4.02(b) and specified in Schedule B hereto shall be sold or otherwise converted to cash except pursuant to Section 12.01 in connection with termination of this Agreement and the Trust Fund or Section 8.04 in connection with a sale of the Trust Fund.
     (d) The [Trustee] [Securities Administrator] shall not in any way be held liable by reason of any insufficiency in any Trust Account except for losses on investments that are liabilities of the [Trustee] [Securities Administrator].
     (e) In the event that:
     (i) a Deficiency Event shall have occurred and be continuing but a sale of the Trust Fund shall not have been made pursuant to Section 8.04, or
     (ii) a Deficiency Event shall have occurred, all or a portion of the Trust Fund shall have been sold pursuant to Section 8.04 and the net proceeds of such sale shall have been deposited in the Collection Account pending the final distribution to Certificateholders, the [Trustee] [Securities Administrator] shall invest and reinvest the funds then in each Trust Account to the fullest extent practicable, in the same instruments and priority as specified in Section 4.01(b) hereof. All investments made pursuant to clause (i) shall mature no later than the maturity date therefore permitted by Section 4.01(b) or 4.02(c), whichever is applicable, and all investments made pursuant to clause (ii) above shall mature no later than the Business Day next preceding the date on which the [Trustee] [Securities Administrator] proposed to make the final distribution to Holders of Certificates pursuant to Section 8.04.
     (f) Subject to the restriction or, the maturity of investments set forth in Sections 4.01(b), 4.02(c) or 4.03(b) and notwithstanding subsection (e) above, the Depositor shall give appropriate and timely investment directions to the [Trustee] [Securities Administrator] such that at the close of business on not more than two Business Days in any one calendar year not more than an aggregate of $50,000 of funds in the Trust Accounts are not invested pursuant, directly or indirectly, to a Depositor Order in Eligible Investments bearing interest or sold at a discount that mature on or after the opening of business on the next Business Day.
     (g) If any default occurs in the making of a payment due under any Agency Security or Eligible Investment`, or if a default occurs in any other performance required under any Agency Security or Eligible Investment, the [Trustee] [Securities Administrator] shall, subject to Section 10.01(e), promptly take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings.
     (h) Neither the [Trustee] [Securities Administrator] nor the Depositor shall knowingly engage in a “prohibited transaction,” as defined in Section 860F of the Code, with respect to any asset in the Trust Fund unless:
     (i) there shall have first been delivered to the [Trustee] [Securities Administrator]

     (A) an Opinion of Counsel to the effect that no Prohibited Transactions Tax will be payable out of the Trust Fund as a result of such prohibited transaction; and
     (B) a Non-Disqualification Opinion with respect to such prohibited transaction; or
     (ii) (A) the [Trustee] [Securities Administrator]shall have determined that, after giving effect to such prohibited transaction and the payment of any Prohibited Transactions Tax imposed on the Trust Fund with respect thereto, the application of all future Agency Security Distributions and other amounts receivable with respect to the Trust Fund toward distributions on the Regular Certificates in accordance with the priorities as to distributions of principal set forth in such Certificates and Section 3.03 and toward payment of all Expenses will result in the distribution of all interest accrued on the Regular Certificates under the Maximum Rate Assumption and the retirement of the entire Aggregate Current Principal Amount of each Class of Regular Certificates by its Final Distribution Date; and
          (B) there shall have been delivered to the [Trustee] [Securities Administrator] a Non-Disqualification Opinion with respect to such prohibited transaction.
     The [Trustee] [Securities Administrator] shall obtain and rely upon an opinion or report of the firm of Independent Accountants acting pursuant to Section 7.01 as to the sufficiency of the amounts receivable with respect to the Trust Fund to make such distributions of principal of and interest on the Regular Certificates, which opinion or report shall be conclusive evidence as to such sufficiency.
     (i) [Unless it shall have otherwise agreed in writing with the Depositor, the [Trustee] [Securities Administrator] shall not be required to enter into repurchase obligations for the investment of funds in any Trust Account with any Person whose repurchase obligations would be Eligible Investments only if the requirements of subclause (b) of clause (iii) of the definition of the term “Eligible Investments” were complied with in connection with such investment.]
     SECTION 4.05. Reports by [Trustee] [Securities Administrator].
     In addition to any statements required to be delivered or prepared by the [Trustee] [Securities Administrator] pursuant to Sections 5.01 and 6.01, the [Trustee] [Securities Administrator] shall deliver to the Depositor, and the Independent Accountants appointed pursuant to Section 7.01, within two Business Days after the request of either the Depositor or such Independent Accountants, a written report setting forth the amount of each Trust Account established hereunder and the identity of the investments included therein. Without limiting the generality of the foregoing, the [Trustee] [Securities Administrator] shall, upon the request of the Depositor, promptly transmit to the Depositor copies of all accountings of, and information with respect to, Agency Security Distributions furnished it by the issuer of, or the paying agent for, each Agency Security and shall promptly notify the Depositor if, on the third day after any Agency Security Distribution Due Date, any related Agency Security Distribution then due or any portion thereof has not been received by the [Trustee] [Securities Administrator].

ARTICLE V
Distributions to Certificateholders on a
Distribution Date; Payment of Expenses
     SECTION 5.01. Distribution Date Statements.
     The [Trustee] [Securities Administrator] shall prepare and deliver not later than each Distribution Determination Date to [the Rating Agency,] the Depositor and the Independent Accountants appointed pursuant to Section 7.01 a statement (a “Distribution Date Statement’’) with respect to the following Distribution Date setting forth:
     (i) the Optimal Aggregate Regular Certificate Distribution Amount with respect to the following Distribution Date, setting forth separately (a) the aggregate amount of interest included therein and distributable on all Regular Certificates, (b) the Accrual Distribution Amount, (c) the Principal Distribution Amount, and (d) the Spread Distribution Amount, if any;
     (ii) if such following Distribution Date is the Initial Interest Distribution Date for a Class of Accrual Certificates, the amount of interest distributable thereon on such Interest Distribution Date, the amount of principal, if any, distributable on such Class of Accrual Certificates on such Distribution Date, and the amount, if any, of accrued interest to be added to the principal of such Class of Accrual Certificates on such Distribution Date;
     (iii) whether the amount expected to be available in the Collection Account on such Distribution Date will be sufficient to distribute on such Distribution Date the Optimal Aggregate Regular Certificate Distribution Amount specified in clause (i) above, and, if not, the amount, if any, available to be withdrawn from the Expense Reserve Account pursuant to Section 4.02(d) and Section 4.03(c) for deposit in the Collection Account to cure any such projected insufficiency;
     (iv) if the amount expected to be available in the Collection Account on such Distribution Date (including any amount deposited therein from the Expense Reserve Account pursuant to Section 4.02(d) and Section 4.03(c)) is less than the Optimal Aggregate Regular Certificate Distribution Amount specified in clause (i) above, the percentages of each such amount that may be distributed in accordance with the priorities set forth in Section 5.02(d) from the amounts expected to be available in the Collection Account;
     (v) the amounts included in such statement pursuant to sub-clauses (a) and (c) of clause (i) above, expressed in each case per Individual Certificate, to be distributed on such Distribution Date;
     (vi) the amounts, if any, to be withdrawn from the Expense Reserve Account and deposited in the Collection Account on the Business Day immediately preceding the following Distribution Date pursuant to Sections 4.02(d) and 4.03(c), with the details of the calculation of each such amount;

     (vii) any Required Expense Reserve Account Deposit Amount to be withdrawn from the Collection Account on such Distribution Date for transfer to the Expense Reserve Account;
     (viii) the amounts, if any, to be withdrawn from the Collection Account on such Distribution Date for application against Expenses or Prohibited Transaction Taxes, with a separate break-down as to each item thereof as set forth in the definition of Expenses or as to such taxes;
     (ix) the amount, if any, to be withdrawn from the Collection Account and distributed to the Holders of Residual Certificates (expressed both in the aggregate and per Individual Certificate) on such Distribution Date;
     (x) the unpaid principal balance of Regular Certificates of each Class that will remain after giving effect to the distributions to be made on such Distribution Date (and, in the case of Accrual Certificates, after giving effect to the interest accrued during the preceding Interest Accrual Period and added to the principal thereof on such Distribution Date) expressed both on an aggregate basis and per Individual Certificate; and
     (xi) with respect to withholding and reporting requirements applicable to original issue discount, if any, to the accrual of market discount, if any, or to the amortization of premium, if any the calculations pertaining thereto; provided, however, that such calculations shall be prepared by the Independent Accountants and delivered to the Trustee pursuant to subsection 7.02(c) hereof.
If the actual amount of Agency Security Distributions received by the [Trustee] [Securities Administrator] during the last month of a related Due Period differs from the expected amount of Agency Security Distributions used by the [Trustee] [Securities Administrator], in accordance with Section 1.02(c), in determining the Aggregate Regular Certificate Distribution Amount for a Distribution Date, the [Trustee] [Securities Administrator] shall immediately following the end of such Due Period (i) recompute all amounts in the related Distribution Date Statement to reflect the actual amount of Agency Security Distributions received during the last month of such Due Period, (ii) revise such Distribution Date Statement accordingly, and (iii) deliver such revised Distribution Date Statement to the Depositor. Upon such delivery, such revised Distribution Date Statement shall be controlling for all purposes under this Agreement.
     SECTION 5.02. Withdrawals from the Collection Account on a Distribution Date; Distributions of Principal and Interest on a Distribution Date.
     (a) On each Distribution Date, the [Trustee] [Securities Administrator] shall withdraw from the Collection Account the Aggregate Regular Certificate Distribution Amount for such Distribution Date and, to the extent funds are available therefor after setting aside funds to make the withdrawals specified in Section 5.04, the Residual Certificate Distribution Amount for such Distribution Date and shall, from the amounts so withdrawn, make the required distributions to Certificateholders in the manner and in the amounts specified herein and in the Certificates. Except for the final distribution with respect to a Certificate, which shall be made as provided in subsection (c) of this Section 5.02, any distribution of interest on or principal of any Certificate with respect to a Distribution Date shall be paid to the Person in whose name such Certificate (or one or more Predecessor Certificates) is registered at the close of business on the Record Date for such Distribution Date by check mailed to such Certificateholder at the address appearing in the Certificate Register, or upon written request by the Certificateholder, by wire transfer (in the event such Certificateholder owns of record one or more Regular Certificates which have denominations aggregating $                     or one or more Residual Certificates evidencing Percentage Interests aggregating      % or more) or by such other means of payment as such Certificateholder and the [Trustee] [Securities Administrator] shall agree.
     (b) All reductions in the principal amount of a Regular Certificate (or one or more Predecessor Certificates) effected by distributions of principal made on any Distribution Date shall be binding upon all Holders of such Certificate and of any Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such distribution is noted on such Certificate. The final distribution of principal of each Certificate (including the final distribution upon a Residual Certificate upon the termination of the Trust Fund) shall be payable in the manner provided above only upon presentation and surrender thereof on or after the Distribution Date or Special Distribution Date therefor at the office or agency of the [Trustee] [Securities Administrator] maintained by it for such purpose in the Borough of Manhattan, the City of New York, State of New York, or at its principal Corporate trust Office in the City of                     , State of                     , pursuant to Section 3.06.
     (c) Whenever, on the basis of Agency Security Distributions received and expected to be received during the related Due Period, the [Trustee] [Securities Administrator] believes that the entire remaining unpaid principal balance of any Class of Regular Certificates will become distributable on the next Principal Distribution Date, the [Trustee] [Securities Administrator] shall, no later than the                      day of the month [preceding the month] of such Principal Distribution Date (or as soon thereafter as is practicable), mail or cause to be mailed to each Person in whose name a Certificate to be so retired is registered at the close of business on the                      day of the month [preceding the month] in which such Principal Distribution Date occurs and to each rating agency which rated the Regular Certificates a notice to the effect that:
     (i) it is expected that funds sufficient to make such final distribution will be available in the Collection Account on such Principal Distribution Date, and
     (ii) if such funds are available, (A) such final distribution will be payable on such Principal Distribution Date, but only upon presentation and surrender of such Certificate at the office or agency of the [Trustee] [Securities Administrator] maintained for such purpose pursuant to Section 3.06 (the address of which shall be set forth in such notice), and (B) no interest shall accrue on such Certificate after [the date one month prior to] such Principal Distribution Date.
     (d) All distributions subsequent to a Deficiency Event shall be made pursuant to Article VIII hereof. The distribution on the Distribution Date upon which any Deficiency Event first occurs shall be in accordance with the priorities set forth in Section 3.03 and the forms of Regular Certificates so that:

     (i) amounts in the Collection Account on such Distribution Date shall be applied first to interest on the Regular Certificates distributable on such Distribution Date (such interest being computed on the basis of interest accrued during the prior Interest Accrual Period at the applicable Certificate Interest Rate on the Current Principal Amount of each such Certificate);
     (ii) if the amount in the Collection Account on such Distribution Date is less than the amount of interest distributable on the Regular Certificates on such Distribution Date, such amount shall be allocated among the Classes of Regular Certificates upon which interest is at the time distributable in proportion to the respective amounts of interest distributable on the Certificates of each such Class on the basis of interest at the applicable Certificate Interest Rate on the Aggregate Current Principal Amount of such Class; and
     (iii) if the amount in the Collection Account on such Distribution Date is more than the amount of interest distributable on the Regular Certificates on such Distribution Date, such excess shall be distributable as principal on the Class or Classes of Regular Certificates at the time entitled to receive distributions of principal.
     SECTION 5.03. Reports by [Trustee] [Securities Administrator] to Certificateholders.
     On each Distribution Date or Special Distribution Date, the [Trustee] [Securities Administrator] shall deliver a written report
     (a) to each Holder of Regular Certificates of a Class on which a distribution of principal and interest is then being made, setting forth the amount of such distribution that represents principal and the amount that represents interest, and the Current Principal Amount of an Individual Certificate of each such Class after giving effect to the distribution of principal made on such Distribution Date;
     (b) to each Holder of Regular Certificates of a Class on which a distribution of interest only is then being made, setting forth the Aggregate Current Principal Amount of each Class after giving effect to the distribution of principal made on such Distribution Date and on any Special Distribution Date occurring subsequent to the last such report and after including in the Aggregate Current Principal Amount of any Class of Accrual Certificate the amount of any accrued interest added to the principal balance thereof on such Distribution Date;
     (c) to each Holder of a Regular Certificate the amount and type of Expenses and any Prohibited Transaction Tax incurred as of such date and the amount thereof paid since the date of the last such report;
     (d) to each Holder of an Accrual Certificate (but only if such Holder shall not have received on such Distribution Date a distribution of interest equal to the entire amount of interest accrued on such Certificate during the preceding Interest Accrual Period) setting forth
     (i) the information contained in the report delivered pursuant to subsection (b) above;

     (ii) the interest accrued on an Individual Certificate of such Class of Accrual Certificates during the preceding Interest Accrual Period and added to the Current Principal Amount of such Accrual Certificate, and
     (iii) the Current Principal Amount of an Individual Certificate of such Class of Accrual Certificates after giving effect to the addition thereto of all interest accrued thereon during the preceding Interest Accrual Period; and
     (e) to each Holder of a Residual Certificate, a report containing the information delivered to Holders of Regular Certificates pursuant to subsections (a), (b) and (c) above and setting forth the aggregate amount of Agency Security Distributions received and the reinvestment income earned thereon during the preceding Due period and the applications of all such amounts, the Aggregate Current Principal Amount of each Class of Regular Certificates Outstanding after giving effect to the distribution then being made to Holders of Regular Certificates, the Aggregate Agency Security Balance at the end of the immediately preceding Due period, and the amount, if any (in the aggregate and per Individual Certificate), then being distributed to Holders of Residual Certificates.
     SECTION 5.04. Payment of Expenses; Required Expense Reserve Account Deposit Amount.
     On or after each Distribution Date, the [Trustee] [Securities Administrator] shall withdraw from the Collection Account, to the extent amounts shall be available after the prior withdrawal therefrom of the Aggregate Regular Certificate Distribution Amount for such Distribution Date, an amount equal to the Expenses payable on such Distribution Date. In the event that the amount so available for withdrawal shall be less than the total of Expenses, such amount shall be applied by the Trustee in the following order of priority:
     first, to the payment of any amounts due and payable on prior Distribution Dates but not paid to the Trustee, the Securities Administrator and the Independent Accountants appointed and acting pursuant to Article VII, [and]
     second, to the payment of any amounts due and payable on such Distribution Date to the Trustee, the Securities Administrator and such Independent Accountants, [and]
     [third, to the payment of any amounts due and payable to the Depositor as the Depositor’s Fee for such Distribution Date or any prior Distribution Dates.]
Any insufficiency in the amounts applicable to either of the first two categories specified above shall be divided among the Trustee, the Securities Administrator and such Independent Accountants in proportion to the respective amounts due and owing to each under the category as to which there is any such insufficiency.
     On or after each Distribution Date, the [Trustee] [Securities Administrator] shall withdraw from the collection Account to the extent amounts shall be available after the prior withdrawal therefrom of the Aggregate Regular Certificate Distribution Amount, and after allowance for any amounts withdrawable pursuant to the first paragraph of this Section 5.04, any Required Expense Reserve Account Deposit Amount. Any amount so withdrawn shall be promptly deposited in the Expense Reserve Account.

     If any Prohibited Transactions Tax shall be payable prior to a Distribution date, the [Trustee] [Securities Administrator], upon direction of the Depositor as to the amount of such tax and the method of payment thereof, shall withdraw funds from the Collection Account prior to the due date therefor for the purpose of payment thereof, to the extent funds are not available therefore in the Expense Reserve Account pursuant to Section 4.02(c).
     The foregoing authorization for the [Trustee] [Securities Administrator] to pay or provide for the payment of any Prohibited Transactions Tax shall not be construed to prevent the [Trustee] [Securities Administrator] from contesting any such tax in appropriate Proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings.
     Notwithstanding the foregoing, if, in the Opinion of Counsel, any Prohibited Transactions Tax payable from the Trust fund represents a claim thereon prior to the ownership interest in the Trust Fund of the Holders of the Regular Certificates, the [Trustee] [Securities Administrator] may pay such Prohibited Transactions Tax prior to making any provision for distributions on the Regular Certificates.
ARTICLE VI
Special Distributions
     SECTION 6.01. Special Distributions.
     (a) The Regular Certificates are subject to special distributions pursuant to this Article VI. For purposes of this Section 6.01, the following terms shall have the meanings specified below:
     “Accrued Interest”: With respect to any Special Distribution Determination Date, the interest that will have accrued on the Non-Covered Regular Certificates as of [a date one month prior to] the second Principal Reduction Date following such Special Distribution Determination Date; in determining the Certificate Interest Rates applicable to such Non-Covered Regular Certificates, the Regular Certificates that have been treated as Covered Regular Certificates in accordance with the definition thereof set forth in this Section 6.01(a) shall be excluded.
     “Adjusted Aggregate Cash Flow Value”: With respect to any Special Distribution Determination Date, the sum of the amounts that would be the Cash Flow Values of each of the Cash Flow Value Groups as of the next Special Distribution Determination Date if the Agency Security Distributions on each of the Agency Securities in each such Cash Flow Value Group in the month following the month in which such Special Distribution Determination Date occurs are the Minimum Agency Security Distributions and after giving effect to the receipt of such Agency Security Distributions.
     “Available Cash”: With respect to the second Principal Reduction Date following any Special Distribution Determination Date, the sum of
     (i) the cash in the Collection Account on such Special Distribution Determination Date,

     (ii) the amount of the Agency Security Distributions due on the Agency Security Distribution Due Dates in the month in which such Special Distribution Determination Date occurs,
     (iii) the Minimum Agency Security Distributions due on the Agency Securities in the month following the month in which such Special Distribution Determination Date occurs,
     (iv) the aggregate amount receivable as principal of, or interest on, Eligible Investments in the Collection Account maturing subsequent to such Special Distribution Determination Date but on or before the Business Day prior to the second Principal Reduction Date following such Special Distribution Date,
     (v) the aggregate income that could be earned on each of the amounts described in the foregoing clauses (i) through (iv) through reinvestment thereof at the Assumed Reinvestment Rate from (A) such Special Distribution Determination Date, in the case of cash in the Collection Account on such Special Distribution Determination Date, (B) the second Business Day after the applicable Agency Security Distribution Due Date for a Agency Security Distribution on any Agency Security in the case of each Agency Security Distribution on an Agency Security not received prior to such Special Distribution Determination Date and in the case of the Minimum Agency Security Distribution due on an Agency Security in the month following the month in which such Special Distribution Determination Date occurs, and (C) the maturity date of each Eligible Investment, in each case to the last Business Day prior to the second Principal Reduction Date following such Special Distribution Determination Date, and
     (vi) the Available Expense Reserve Account Withdrawal Amount for the second Principal Reduction Date after such Special Distribution Determination Date.
     “Available Expense Reserve Account Withdrawal Amount”: With respect to the second Principal Reduction Date following any Special Distribution Determination Date, the sum of
     (i) the cash in the Expense Reserve Account on such Special Distribution Determination Date,
     (ii) the aggregate amount receivable as principal of, or interest on, Eligible Investments in the Expense Reserve Account maturing subsequent to such Special Distribution Determination Date but on or before the Business Day prior to the second Principal Reduction Date following such Special Distribution Determination Date, and
     (iii) the aggregate income that could be earned on each of the amounts described in the foregoing subclauses (i) and (ii) through reinvestment thereof at the Assumed Reinvestment Rate from (1) such Special Distribution Determination Date, in the case of cash in the Expense Reserve Account on such Special Distribution Determination Date, and (2) the scheduled payment date for any payments of principal of or interest on any Eligible Investment, in each case to the last Business Day prior to the second Principal Reduction Date following such Special Distribution Determination Date.

     “Covered Regular Certificates”: With respect to any Special Distribution Determination Date, the aggregate principal amount of Outstanding Regular Certificates that can be retired on each Covered Regular Certificate Principal Reduction Date through the distribution of an amount equal to 100% of the principal amount of the Regular Certificates to be so retired, together with accrued interest thereon at the applicable Certificate Interest Rate to [a date one month prior to] such Covered Regular Certificate Principal Reduction Date, assuming that the Future Available Cash on each such Covered Regular Certificate Principal Reduction Date (beginning with the last such Covered Regular Certificate Principal Reduction Date) is applied [___%] to the payment of Outstanding [Class ___] [Regular] Certificates (including the payment of all interest accrued thereon), pro rata among all such Certificates, [and ___% to the payment of Outstanding Sequential Payment Certificates (including the payment of all interest accrued thereon) in the order of their respective Certificate Interest Rates (beginning with the highest such Certificate Interest Rate), so that no distribution of principal of an Outstanding [Regular] (Sequential Payment] Certificate is assumed to be so made until the principal of all Outstanding [Regular] [Sequential Payment] Certificates having a higher Certificate Interest Rate is assumed to have been retired in full.] With respect to a Covered Regular Certificate Principal Reduction Date, Covered Regular Certificates shall be the amount obtained by dividing the Future Available Cash on such Covered Regular Certificate Principal Reduction Date by the sum of 1 + CIR x N/12), where CIR is the applicable Certificate Interest Rate (expressed as a fraction having a denominator of 100 rather than as a percentage) and N is the number of months (including any partial months) from the [date one month prior to the] Principal Distribution Date preceding such Special Distribution Determination Date (or the Accrual Date if no Principal Distribution Date has occurred) to [the date one month prior to] such Covered Regular Certificate Principal Reduction Date.
     “Covered Regular Certificate Principal Reduction Date”: With respect to any Special Distribution Determination Date, each Principal Reduction Date, if any, occurring subsequent to the second Principal Reduction Date following such Special Distribution Determination Date but no later than the next Principal Distribution Date.
     “Future Available Cash”: With respect to any Covered Regular Certificate Principal Reduction Date, the sum of (i) the aggregate of the amounts receivable in the month preceding such Covered Regular Certificate Principal Reduction Date as principal of, or interest on, Eligible Investments in the Collection Account or Expense Reserve Account at the time of determination, and (ii) the aggregate income that could be earned on amounts described in clause (i) through reinvestment thereof at the Assumed Reinvestment Rate from the date each such amount is receivable to the last Business Day prior to such Covered Regular Certificate Principal Reduction Date.
     “Minimum Distribution”: With respect to any Agency Security for any month following the date of determination, the amount of the scheduled Agency Security Distributions on such Agency Security due in such month, determined in accordance with Section 1.02.
     “Non-Covered Regular Certificates”: With respect to any Special Distribution Determination Date, the difference between the aggregate principal amount of all Outstanding Regular Certificates and the aggregate principal amount of Covered Regular Certificates.

Notwithstanding any reference in this Section 6.01(a) to investments maturing on or before the last Business Day prior to a Principal Reduction Date, any amount receivable on a Principal Reduction Date as principal of, or interest on, an Eligible Investment on which the [Trustee] [Securities Administrator] or any other Person approved by each rating agency that rated the Regular Certificates as described in Section 4.01(b) is the obligor (including any repurchase agreement on which the [Trustee] [Securities Administrator] or such other Person approved by each rating agency is liable as principal) shall be deemed to be receivable on the Business Day prior to such Principal Reduction Date and shall be included in the Available Cash or the Future Available Cash for such Principal Reduction Date.
     (b) On each Special Distribution Determination Date, the [Trustee] [Securities Administrator] shall determine the following:
     (i) the Adjusted Aggregate Cash Flow Value;
     (ii) the amount specified in each clause of the definition of Available Cash;
     (iii) the aggregate amount of Available Cash;
     (iv) the Future Available Cash for each Covered Regular Certificate Principal Reduction Date;
     (v) the aggregate principal amount of Covered Regular Certificates for each Covered Regular Certificate Principal Reduction Date;
     (vi) the aggregate principal amount of Non-Covered Regular Certificates; and
     (vii) the amount of Accrued Interest.
     (c) On each such Special Distribution Determination Date, the [Trustee] [Securities Administrator] shall also determine whether the sum of the Adjusted Aggregate Cash Flow Value and Available Cash is greater than or equal to the sum of the Accrued Interest plus the aggregate principal amount of Nor.-Covered Regular Certificates, and shall prepare and deliver to the Depositor, no later than the first Business Day after such Special Distribution Determination Date, a statement or report (a “Special Distribution Date Statement”) setting forth
     (i) the Special Distribution Date to which such Special Distribution Date Statement relates,
     (ii) the information specified in subsection (b) of this Section 6.01,
     (iii) whether the sum of the Adjusted Aggregate Cash Flow Value plus Available Cash is (A) greater than or equal to the sum of the Accrued Interest plus the aggregate principal amount of Non-Covered Regular Certificates, in which case the Regular Certificates shall be deemed to be “Non-Retirable” for purposes of this Article VI, or (B) less than the sum of the Accrued Interest plus the aggregate principal amount of Non-Covered Regular Certificates, in which case the Regular Certificates shall be deemed to be “Retirable” for purposes of this Article VI, and

     (iv) if the Regular Certificates are Retirable, (A) the smallest principal amount of outstanding Regular Certificates (the “Principal Amount of Retirable Regular Certificates”) that must be retired through a special distribution, in the manner described in subsection (d) of this Section 6.01, such that, after giving effect to such special distribution, the Regular Certificates are Non-Retirable, such amount being the principal amount of the Regular Certificates to be retired on such Special Distribution Date, (B) the interest that will have accrued on the Principal Amount of Retirable Regular Certificates to [the date one month prior to] the next Special Distribution Date, such amount being the amount of interest to be distributed on such Special Distribution Date as part of the Special Distribution Amount on each Regular Certificate as to which a special distribution is to be made on such Special Distribution Date, (C) the amounts included in such Special Distribution Date Statement pursuant to subclauses (A) and (B) above, expressed in each case per Individual Certificate of each Class of Regular Certificates to be so subject to a special distribution, (D) the information specified in subsection (b) of this Section 6.01 recalculated to give effect to such special distribution, and (E) the calculations confirming that the Regular Certificates are Non-Retirable after giving effect to such special distribution.
     In each month in which a Special Distribution Date Statement is required to be prepared and for which the required Special Distribution Date Statement shows the Regular Certificates are Retirable, on the last date in such month on which notice of a special distribution of the type described in clause (ii) of Section 6.02 may be mailed, the [Trustee] [Securities Administrator] shall verify that the amount of the current month’s Agency Security Distributions that were assumed by the [Trustee] [Securities Administrator] to be due on the Agency Securities in connection with the preparation of the Special Distribution Date Statement for that month are consistent with the amounts of Agency Security Distributions received, or reported to it as being due, in that month, in each case based upon receipts and information received by the [Trustee] [Securities Administrator] as of the close of business on the immediately preceding Business Day. If there is any discrepancy between the assumed Agency Security Distributions used in preparing such Special Agency Security Distribution Date Statement and the receipts and information received by the [Trustee] [Securities Administrator] as of such time, the [Trustee] [Securities Administrator] shall revise its Special Distribution Date Statement accordingly and deliver it to the Depositor. Such revised Special Distribution Date Statement shall supersede the previous Special Distribution Date Statement and be controlling for all purposes under this Agreement.
     (d) If the [Trustee] [Securities Administrator] has determined on any Special Distribution Determination Date that the Regular Certificates are Retirable, the [Trustee] [Securities Administrator] shall give a notice of special distribution as provided in Section 6.02 and make a distribution sufficient to retire the Principal Amount of Retirable Regular Certificates (subject, however, to the availability of funds for that purpose in the Collection Account) and, upon the giving of such notice, the Aggregate Special Distribution Amounts shall be distributable on the next Special Distribution Date.
     All distributions of principal made in any special distribution shall be made in the same priority and manner as distributions of principal on any Principal Distribution Date. The Regular

Certificates may be subject to a special distribution on more than one Special Distribution Date during a particular Due Period so long as the requirements of this Article VI are complied with.
     SECTION 6.02. Form of Special Distribution Notice.
     Notices of special distributions on Regular Certificates shall be given by the [Trustee] [Securities Administrator] at the expense of the Depositor at the following times and to the following Persons:
     (i) Notice of any special distribution on Regular Certificates, other than a special distribution that will result in the distribution in full of the entire outstanding principal balance of the Regular Certificates to be subject to such special redemption and in connection with which presentment is required for payment, shall be mailed no later than the                      Business Day after the Special Distribution Determination Date for the applicable Special Distribution Date to the Persons who were Holders on the applicable Record Date of the Regular Certificates subject to such special distribution;
     (ii) Notice of any special distributions on Regular Certificates which will result in the distribution in full of the entire outstanding principal balance of the Regular Certificates to be subject to such special redemption and in connection with which presentment is required for payment, shall be mailed no later than the                      Business Day after the Special Distribution Determination Date for the Special Distribution Date on which such special distribution is to be made to the Persons who were Holders of the Regular Certificates subject to such special distribution on the Record Date that would otherwise be applicable to such Special Distribution Date and to each rating agency that rated such Regular Certificates.
     All notices of special distributions shall state:
     (1) the Special Distribution Date,
     (2) the Special Distribution Amount for each Individual Certificate of the Class of Regular Certificates which includes the Certificate covered by such notice,
     (3) if the entire Aggregate Current Principal Amount of the Regular Certificates of a Class is not to be distributed on a Special Distribution Date, that on such Special Distribution Date the Special Distribution Amount will become distributable with respect to the Current Principal Amount of each Individual Certificate as shall be specified in such notice, that the amount distributable in respect of the Current Principal Amount of each such Regular Certificate shall be limited to the Special Distribution Amount therefor, that no interest shall accrue on the portion of the Current Principal Amount which is included in the Special Distribution Amount for each such Regular Certificate for any period after [the date one month prior to] the date fixed for such special distribution and that payment of the Special Distribution Amount will be paid by check mailed to the Persons whose names appear as the registered Holders thereof on the Certificate Register as of the Record Date applicable to such Special Distribution Date and identified in such notice of special distribution, and

     (4) if the entire Aggregate Current Principal Amount of the Regular Certificates of a Class is to be distributed on such Special Distribution Date, the fact of such distribution in full, the place where such Regular Certificates are to be surrendered for payment of the Special Distribution Amount (which shall be the office or agency to be maintained as provided in Section 3.06) and that no interest shall accrue on such Regular Certificate for any period after [the date one month prior to] the date fixed for such special distribution.
Failure to give notice of a special distribution, or any defect therein, to any Holder of any Regular Certificate subject to a special distribution shall not impair or affect the validity of any special distribution on any other Regular Certificate.
     SECTION 6.03. Amounts Distributable on Special Distribution Date.
     Notice of a special distribution having been given as provided in Section 6.02, the Special Distribution Amount set forth in such notice shall, on the applicable Special Distribution Date, become distributable and (unless the [Trustee] [Securities Administrator] shall fail or be unable to distribute such Special Distribution Amount) no interest shall accrue on the principal portion of each Regular Certificate retired on such Special Distribution Date for any period after [the date one month prior to] such Special Distribution Date.
ARTICLE VII
Periodic Accountants’ Reports
     SECTION 7.01. Appointment of Independent Accountants.
     At the Closing Date the [Trustee] [Securities Administrator] shall appoint the firm of Independent Accountants that prepared the letter required to be delivered under Section 2.02(b) as the Independent Accountants of the Trust Fund for purposes of preparing and delivering the reports required by Section 7.02. Upon any removal of such firm by the [Trustee] [Securities Administrator] or any resignation by such firm, the [Trustee] [Securities Administrator] shall promptly appoint a successor thereto that shall also be a firm of Independent Accountants of recognized national reputation. The fees of such firm of Independent Accountants and of each such successor firm, if any, shall be payable by the [Trustee] [Securities Administrator] from amounts withdrawn from the Collection Account pursuant to Section 5.04 or from amounts available for that purpose in the Expense Reserve Account.
     SECTION 7.02. Accountants’ Reports.
     (a) The [Trustee] [Securities Administrator] shall request that the firm of Independent Accountants appointed pursuant to subsection 7.01 (or any successor firm so appointed) review and prepare and deliver to the [Trustee] [Securities Administrator] [, the Rating Agency] and the Depositor, at the times specified in Section 7.02(b), a report with respect to
     (i) each Distribution Date Statement prepared by the [Trustee] [Securities Administrator] pursuant to Section 5.01 with respect to which a prior report has not been prepared and delivered,

     (ii) each Special Distribution Date Statement prepared by the [Trustee] [Securities Administrator] pursuant to Section 6.01 since the preceding Principal Distribution Date (or since the Closing Date if no Distribution Date has occurred), and
     (iii) a sample, selected by such firm in accordance with generally accepted auditing standards, of any Investment Statements prepared by the [Trustee] [Securities Administrator] pursuant to Section 4.01 during the period covered by such Distribution Date Statement.
Such report shall state that
     (i) such Independent Accountants have reviewed such Distribution Date Statement, each such Special Distribution Date Statement and such sample of Investment Statements,
     (ii) they have performed the calculations required to be made in connection therewith,
     (iii) they have reviewed the accountings of the related Agency Security Distributions and of the Collection Account, Expense Reserve Account furnished by the [Trustee] [Securities Administrator] with respect to the Due Period covered by such Distribution Date Statement and, in the case of Agency Security Distributions due in the last month of such Due Period but not yet received, the applicable information specified in Section 1.02(b), and
     (iv) based upon such review, such firm of Independent Accountants has no exceptions to the [Trustee’s] [Securities Administrator’s] calculations set forth in any of such Statements, or that all of such exceptions are set forth in such report or certificate.
Such report shall be delivered to the Trustee, and a copy of such certificate or opinion shall be delivered to the Depositor, prior to the close of business on the second Business Day following the related Distribution Determination Date. If such firm of Independent Accountants sets forth any exceptions to the Trustee’s Distribution Date Statement in its report the Trustee’s Distribution Date Statement shall be deemed to have been amended to reflect such exceptions.
     If the Trustee shall fail to deliver to the Depositor any Distribution Date Statement or any Special Distribution Date Statement by the due date therefor, the Depositor shall, at the opening of business on the next Business Day after such due date, direct the firm of Independent Accountants appointed pursuant to subsection (a) to prepare and deliver to the Depositor such Distribution Date Statement or Special Distribution Date Statement, as the case may be, no later than 2:00 P.M. New York City time on the Business Day following the day on which such direction was given. The fees of such Independent Accountants for preparing any such statement shall be paid by the Trustee from amounts withdrawn from the Collection Account pursuant to Section 5.04 or from amounts available for that purpose in the Expense Reserve Account.
     (b) The reports specified in subsection (a) above shall be prepared and delivered [quarterly] [monthly] within two Business Days after the Distribution Date Statements occurring in each [third] month following the Closing date until six such reports shall have been prepared and delivered, and annually thereafter on or before February 1 of each subsequent year; provided, however, that if any of such reports sets forth any material exceptions or errors, such succeeding reports shall be delivered in each third month following the month in which the report setting forth such exceptions or errors was prepared until six such reports shall have been prepared and delivered, and annually thereafter on or before February 1 of each subsequent year.
     (c) At such time as the reports to be delivered on or before February 1 of each year (as specified in subsection (b) above) are prepared, the firm of Independent Accountants shall also prepare reports with respect to the withholding and reporting requirements applicable to original issue discount, including the calculations pertinent thereto.
ARTICLE VIII
Deficiency Events
     SECTION 8.01. Occurrence; [Trustee’s] [Securities Administrator’s] Determinations.
     Upon the occurrence of a Deficiency Event, the [Trustee] [Securities Administrator] shall, promptly after the Distribution Date on which such Deficiency Event occurs, determine whether or not the application on a monthly basis of all future Agency Security Distributions and other amounts receivable with respect to the Trust Fund towards distributions on the Regular Certificates in accordance with the priorities as to distributions of principal set forth in such Certificates and Section 3.03 will result in the retirement of the entire Aggregate Current Principal Amount of and the distribution of all interest accrued on the Regular Certificates under the Maximum Rate Assumption. In making any such determination, the [Trustee] [Securities Administrator] shall ignore all Initial Principal Distribution Dates and, except for the Final Distribution Date applicable to the Class or Classes of Regular Certificates having the latest Final Distribution Date, all Final Distribution Dates, to the effect that a positive determination under this Section 8.01 can be made if the [Trustee] [Securities Administrator] can determine that such distributions will be sufficient to pay interest at the applicable Certificate Interest Rates under the Maximum Rate Assumption and to retire the entire Current Principal Amount of each Regular Certificate on or before such latest Final Distribution Date.
     The [Trustee] [Securities Administrator] may, but need not, obtain and rely upon an opinion or report of the firm of Independent Accountants acting pursuant to Section 7.01 as to the sufficiency of the amounts receivable with respect to the Trust Fund to make such distributions of principal of and interest on the Regular Certificates, which opinion or report shall be conclusive evidence as to such sufficiency.
     Pending the making of any determination pursuant to this Section 8.01, distributions on the Regular Certificates shall continue to be made in accordance with Section 5.02(d).
     As promptly as practicable following any determination pursuant to this Section 8.01, the [Trustee] [Securities Administrator] shall notify all Holders of Certificates as to such determination and the effect thereof upon future distributions on the Certificates as set forth in Sections 8.02 and 8.03.

     SECTION 8.02. Distributions Upon a Determination of Sufficiency.
     (a) In the event that the [Trustee] [Securities Administrator] shall have made a positive determination pursuant to Section 8.01 (a “Determination of Sufficiency”), the [Trustee] [Securities Administrator] shall, beginning on the first Deficiency Distribution Date which occurs more than ten days subsequent to the date upon which the [Trustee] [Securities Administrator] made such Determination of Sufficiency, withdraw from the Collection Account on each Deficiency Distribution Date all amounts at the time held therein (after any withdrawal for Expenses as provided in the following paragraph) and shall distribute such amounts to Holders of Regular Certificates as of the related Special Record Date in accordance with the priorities and allocations as to principal and interest set forth below in this Section 8.02. In the event that a Class of Accrual Certificates shall not at the time be entitled to distributions of interest, interest accrued but not required to be distributed on such Class shall be added to the Current Principal Amount of each Certificate of such Class in the same manner as prior to the occurrence of the Deficiency Event.
     (b) Each such monthly distribution on a Deficiency Distribution Date shall be made without regard to any calculations as to the Aggregate Regular Certificate Distribution Amount and, so long as such monthly distributions continue pursuant to this Section 8.02, no withdrawals from the Collection Account shall be made for the purpose of distributions to Holders of Residual Certificates until either such Deficiency Event is declared to be not continuing pursuant to the following paragraph or until the principal of all Regular Certificates has been retired in full; provided, however, that, prior to each such distribution to Holders of Regular Certificates, the Trustee may withdraw from the Collection Account any amounts as may at the time be required to pay Expenses notwithstanding the priority of Holders of Regular Certificates respecting amounts in the Certificate Account prior to the occurrence of a Deficiency Event. All amounts available for distribution from the Collection Account on each Deficiency Distribution Date pursuant to this Section 8.02 shall be applied, first, to the payment of all interest accrued but undistributed on the Regular Certificates to [the date one month prior to] such Deficiency Distribution Date (other than accrued interest on any Class of Accrual Certificates for which the Initial Interest Distribution Date has not yet occurred) and, second, to the reduction of the Current Principal Amounts of the Outstanding Regular Certificates in the order of their Final Distribution Dates.
     (c) In the event that, subsequent to the making of any distribution on a Deficiency Distribution Date that would otherwise be a Distribution Date, the [Trustee] [Securities Administrator] determines that (i) it could make a Determination of Sufficiency pursuant to Section 8.01 which included taking into consideration the making of distributions on [a quarterly] [an annual] rather than a monthly basis as well as all applicable Initial Principal Distribution Dates and Final Distribution Dates and (ii) the aggregate of the Cash Flow Values of all Cash Flow Groups as of the date that would otherwise be the related Distribution Determination Date is greater than the Aggregate Current Principal Amount of the Regular Certificates at the time Outstanding (after giving effect to the distribution of principal made on such Deficiency Distribution Date), the [Trustee] [Securities Administrator] shall notify all Certificateholders and declare such Deficiency Event to no longer be continuing and resume distributions on the Certificates (including, to the extent applicable, Residual Certificates) as provided herein on each Distribution Date as if no such Deficiency Event had occurred.

     SECTION 8.03. Distributions Upon a Determination of Insufficiency.
     (a) In the event that the [Trustee] [Securities Administrator] shall have made a negative determination pursuant to Section 8.01 (a “Determination of Insufficiency”), the [Trustee] [Securities Administrator] shall, beginning on the first Deficiency Distribution Date which occurs more than ten days subsequent to the date upon which the [Trustee] [Securities Administrator] made such Determination of Insufficiency, withdraw from the Collection Account on each Deficiency Distribution Date all amounts at the time held therein (after any withdrawal for expenses as provided in the following paragraph) and shall distribute such amounts to the Holders of Regular Certificates in the following order and priorities.
     first: To the payment of amounts then accrued and undistributed on all Regular Certificates (including any Accrual Certificates) for interest on the Current Principal Amount of each such Regular Certificate at the Highest Certificate Interest Rate (notwithstanding the Certificate Interest Rate borne by such Regular Certificate) from [the date one month prior to] the Distribution Date preceding the Distribution Date on which the Deficiency Event occurred (or [the date one month prior to] such later date to which interest has been paid or, in the case of any Accrual Certificates, added to the principal balance thereof) to [the date one month prior to] such Deficiency Distribution Date; and
     second: To the reduction of the Current Principal Amount of each Regular Certificate, ratably among all Regular Certificates, without preference or priority of any kind and without regard for the sequence in which the principal of Regular Certificates is otherwise paid.
     (b) Each such monthly distribution on a Deficiency Distribution Date shall be made without regard to any calculations as to the Aggregate Regular Certificate Distribution Amount and, so long as such monthly distributions continue pursuant to this Section 8.02, no withdrawals from the Certificate Account shall be made for the purpose of distributions to Holders of Residual Certificates until the principal of all Regular Certificates has been retired in full; provided, however, that prior to each such distribution to Holders of Regular Certificates, the [Trustee] [Securities Administrator] may withdraw from the Collection Account any amounts as may at the time be required to pay Expenses notwithstanding the priority of Holders of Regular Certificates respecting amounts in the Collection Account prior to the occurrence of a Deficiency Event.
     (c) So long as distributions on Regular Certificates are being made pursuant to this Section 8.03, the Holders of Regular Certificates representing more than 50% of the Aggregate Current Principal Amount of the Outstanding Regular Certificates may direct the [Trustee] [Securities Administrator] to sell the Trust Fund pursuant to Section 8.04, any such direction being irrevocable and binding (subject, however, to satisfaction of the conditions set forth in Section 8.04) upon the Holders of all such Regular Certificates as well as upon the Holders of all Residual Certificates. Pending any such sale, monthly distributions shall continue to be made on the Regular Certificates on each Deficiency Distribution Date pursuant to this Section 8.03. In the absence of such a direction, the [Trustee] [Securities Administrator] shall not sell all or a portion of the Trust Fund.

     (d) Any Determination of Insufficiency by the [Trustee] [Securities Administrator] pursuant to Section 8.01 shall be irrevocable to the effect that, notwithstanding any subsequent event or occurrence which would permit the [Trustee] [Securities Administrator] to make a Determination of Sufficiency, distributions following such a Determination of Insufficiency shall be made in the manner provided in this Section 8.03 and Holders of Regular Certificates representing more than 50% of the Aggregate Current Principal Amount of the Outstanding Regular Certificates may at any time direct a Sale of the Trust Fund.
     SECTION 8.04. Sale of Trust Fund.
     In the event that (a ) a Determination of Insufficiency has been made by the trustee and (b) the Trustee has received a direction for the sale of the Trust Fund from Holders of Regular Certificates representing more than 50% of the Aggregate Current Principal Amount of the Outstanding Regular Certificates, the [Trustee] [Securities Administrator] shall proceed to sell the Trust Fund in one or more separate, private or public sales, the method, manner, time, place and terms of any such sale being in the sole discretion of the [Trustee] [Securities Administrator], provided that (1) any such sale shall be conducted in a commercially reasonable manner and (2) except as hereinafter provided (a) any such sale and the distribution of the proceeds thereof to Certificateholders shall be conducted in such a manner as to constitute a “qualified liquidation” for purposes of Section 860F(a)(4)(A) of the Code and (b) there shall have been delivered to the [Trustee] [Securities Administrator] a Non-Disqualification Opinion with respect to such proposed sale and the distribution of the proceeds thereof to Certificateholders. In the event that there shall be delivered to the [Trustee] [Securities Administrator] an Opinion of Counsel to the effect that the net proceeds of any sale of the Trust Fund after payment of all taxes on “prohibited transactions” as defined in Section 860F of the Code would not be less than the amount that would be distributable to the Holders of the Regular Certificates pursuant to Section 8.03 on the next Deficiency Distribution Date following such sale, then clause (2) of the proviso to the immediately preceding sentence shall be inapplicable to such sale.
     The proceeds of any such sale (after reimbursement to the Trustee and the Securities Administrator of their respective reasonable expenses and disbursements) shall be distributed promptly to Holders of Regular Certificates upon presentation and surrender of the Certificates at the office or agency specified in the notice to Certificateholders of such final distribution. Such proceeds shall be applied in the order and priority set forth in Section 8.03 for monthly distributions thereunder. In the event that proceeds remain after the retirement of the entire Current Principal Amount of each Regular Certificate together with accrued and undistributed interest thereon at the Highest Certificate Interest Rate, such remaining net proceeds shall be distributed to Holders of Residual Certificates in accordance with the respective Percentage Interests evidenced thereby upon presentation and surrender of such Residual Certificates at the office or agency specified in the notice to Holders of Residual Certificates of such final distribution.

ARTICLE IX
The Depositor
     SECTION 9.01. Liability of the Depositor.
     The Depositor shall be liable in accordance herewith only to the extent of the obligations expressly and specifically imposed upon and undertaken by the Depositor herein.
     SECTION 9.02. Merger or Consolidation of, or Assumption of the Obligations of, the Depositor.
     Any corporation into which the Depositor may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Depositor shall be a party, or any corporation succeeding to the business of the Depositor, which executes an agreement of assumption to perform every obligation of the Depositor hereunder, shall be the successor of the Depositor hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
     SECTION 9.03. Limitation on Liability of the Depositor and Others.
     Neither the Depositor nor any of the directors or officers or employees or agents of the Depositor shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action by the Depositor pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such person against any liability which would otherwise be imposed by reason of willful misfeasance; bad faith or gross negligence in the performance of duties of the Depositor or by reason of reckless disregard of obligations and duties of the Depositor hereunder. The Depositor and any director or officer or employee or agent of the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.
     SECTION 9.04. The Depositor Not to Resign.
     Subject to the provisions of Section 9.02, the Depositor shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties hereunder is no longer permissible under applicable law; provided, however, that the Depositor may assign or delegate its obligations to the [Trustee] [Securities Administrator] or to a Person having a combined capital and surplus of at least $                    . Any such determination permitting the resignation of the Depositor shall be evidenced by an Opinion of Counsel to such effect delivered to the [Trustee] [Securities Administrator]. No such resignation shall become effective until the [Trustee] [Securities Administrator] or a successor Person shall have assumed the responsibilities and obligations of the Depositor in accordance with Section 9.02.
     SECTION 9.05. Annual Statement as to Compliance.
     On or before                      1 in each calendar year, beginning                      1,           , the Depositor (or its delegatee, assignee or successor) shall deliver to the [Trustee] [Securities

Administrator] a written statement signed by an Authorized Officer of the Depositor (or of such delegatee, assignee or successor) stating that
     (1) a review of the fulfillment by the Depositor (or such delegatee, assignee or successor) during such year or its obligations under this Agreement has been made under such officer’s supervision; and
     (2) to the best of such officer’s knowledge, based on such review, the Depositor (or such delegatee, assignee or successor) has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a Default in the fulfillment of any such obligation, specifying each such Default known to such officer and the nature and status thereof.
     SECTION 9.06. Depositor May Own Certificates.
     The Depositor in its individual or any other capacity may become the owner or pledge of any Certificates with the same rights it would have if it were not the Depositor.
ARTICLE X
The Trustee
     SECTION 10.01. Duties of Trustee.
     (a) If a Deficiency Event or an Event of Default (as hereinafter in this Article X used, an “Event of Default” or a “Default” shall be deemed to include a Deficiency Event) has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
     (b) Except during the continuance of an Event of Default:
     (1) The Trustee need perform only those duties that are specifically set forth in this Agreement and no others, and no implied covenants or obligations of the Trustee shall be read into this Agreement.
     (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement. The Trustee shall, however, examine such certificates and opinions to determine whether they conform to the requirements of this Agreement.
     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) This paragraph does not limit the effect of subsection (b) of this Section.

     (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.
     (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it for a sale of the Trust Fund pursuant to Section 8.03.
     (d) For all purposes under this Indenture and except as otherwise contemplated by Section 10.01(a) or Section 10.01(c), the Trustee shall not be deemed to have notice of any Event of Default described in Section 11.01(3) or 11.01(4) or any Default described in Section 11.01(1) or 11.01(2) unless a Responsible Officer assigned to and working in the Trustee’s corporate trust department has actual knowledge thereof or unless written notice of any event that is in fact such an Event of Default or Default is received by the Trustee at the Trustee’s Corporate Trust Office, and such notice references the Certificates generally, the Depositor, the Securities Administrator, the Trust Fund or this Agreement.
     (e) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that the Trustee shall not refuse or fail to perform any of its duties hereunder solely as a result of non-payment of its normal fees and expenses and further provided that nothing in this Section 10.01(e) shall be construed to limit the exercise by the Trustee of any right or remedy permitted under this Agreement or otherwise in the event of the Depositor’s failure to provide for the payment of the Trustee’s fees and expenses pursuant to Section 10.07. In determining that such repayment or indemnity is not reasonably assured to it, the Trustee must consider not only the likelihood of repayment or indemnity by or on behalf of the Depositor but also the likelihood of repayment or indemnity from amounts payable to it from the Trust Fund pursuant to Section 10.07, Section 5.04, Section 8.02 or Section 8.03.
     (f) Every provision of this Agreement that in any way relates to the Trustee is subject to the provisions of this Section.
     SECTION 10.02. Notice of Default.
     Within 90 days after the occurrence of any Default known to the Trustee, the Trustee shall transmit by mail to all Holders of Certificates and to each rating agency that rated the Regular Certificates notice of each such Default, unless such Default shall have been cured or waived; provided, however, that except in the case of the occurrence of a Deficiency Event, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of the Certificates; and provided, further, that in the case of any Default of the character specified in Sections 11.01(1) and 11.01(2) no such notice to Holders of the Certificates or to any rating agency shall be given until at least 30 days after the occurrence thereof.

     SECTION 10.03. Rights of Trustee.
     (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Certificate or Opinion.
     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.
     SECTION 10.04. Not Responsible for Recitals or Issuance of Certificates.
     The recitals contained herein and in the Certificates, other than execution of the Certificates, shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations with respect to the Trust Fund or as to the validity or sufficiency of this Agreement or of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor of the Certificates or the proceeds thereof or any money paid to the Depositor or upon Depositor Order pursuant to the provisions hereof.
     SECTION 10.05. May Hold Certificates.
     The Trustee or any other agent of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Certificates and, subject to Section 10.08, may otherwise deal with the Depositor or any Affiliate of the Depositor with the same rights it would have if it were not Trustee, Agent, or such other agent.
     SECTION 10.06. Money Held in Trust.
     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by this Agreement or by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Depositor and except to the extent of income or other gain on investments that are obligations of the Trustee and income or other gain actually received by the Trustee on investments that are obligations of others.
     SECTION 10.07. Compensation and Reimbursement.
     [The Trustee shall be entitled to receive for its own account, in accordance with Sections 5.04, 8.02, 8.03 or 8.04 or Article XIII, as applicable and subject to the availability of funds for such purpose in the Trust Accounts.

     (a) reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (b) except as otherwise expressly provided herein, reimbursement for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and
     (c) indemnification of the trustee and its agents for, and being held harmless against, any loss, liability or expense incurred without negligence or bad faith on their part, arising out of, or in connection with, the acceptance or administration of this Agreement and the Trust Fund, including the costs and expenses of defending themselves against any claim in connection with the acceptance or administration of this Agreement and the Trust Fund, including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder.
     The Trustee shall in no event acquire any lien upon the Trust Fund, or any claim against the holders of the Residual Certificates (in their capacity as such), by reason of its failure to receive the amounts due under this Section 10.07. The Trustee shall, unless and until the effective date of its resignation under Section 10.10, continue to perform its obligations hereunder, subject, however, to Section 10.01(d).]
     [The Depositor agrees
     (1) subject to any separate written agreement with the Trustee, to pay the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and
     (3) to indemnify the Trustee and its agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part, arising out of, or in connection with, the acceptance or administration of this Agreement and the Trust Fund, including the costs and expenses of defending themselves against any claim in connection with the acceptance or administration of this Agreement and the Trust Fund, including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

     (i) with respect to any such claim, the Trustee shall have given the Depositor written notice thereof promptly after the Trustee shall have knowledge thereof;
     (ii) while maintaining absolute control over its own defense, the Trustee shall cooperate and consult fully with the Depositor in preparing such defense; and
     (iii) notwithstanding anything to the contrary in this Section 10.07(3), the Depositor shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor.
As security for the performance of the obligations of the Depositor under this Section, the Trustee shall have a lien upon the Residual of the Trust Fund. The Trustee shall not institute any Proceedings seeking the enforcement of such lien against the Trust Fund except a Proceeding seeking to enforce such lien against only (i) the portion of the proceeds of a Sale of the Trust Fund pursuant to Section 8.04 that are payable to Holders of the Residual Certificates, (ii) any amounts payable to the Trustee pursuant to clause second of Section 5.04 or (iii) any amounts payable to the Trustee following a Deficiency Event pursuant to Section 8.02 or Section 8.03.]
     SECTION 10.08. Eligibility; Disqualification.
     The Trustee under this Agreement shall always be a corporation organized and doing business under the laws of the United States or of any state or territory or of the District of Columbia which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal, state, territorial or District of Columbia authority. The Trustee shall always have a combined capital and surplus as stated in Section 10.09.
     SECTION 10.09. Trustee’s Capital and Surplus.
     The Trustee shall at all times have a combined capital and surplus of at least $50,000,000. If the Trustee publishes annual reports of condition pursuant to law or to the requirements of the supervising or examining authority set forth in Section 10.08, its combined capital and surplus for purposes of this Section 10.09 shall be as set forth in the latest such report.
     SECTION 10.10. Resignation and Removal; Appointment of Successor.
     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 10.11.
     (b) The Trustee may resign at any time by giving written notice thereof to the Depositor and the Securities Administrator. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) The Trustee may be removed at any time by Act of the Holders representing more than [50%] of the Aggregate Current Principal Amount of the Outstanding Regular Certificates, delivered to the Trustee and to the Depositor.
     (d) If at any time the Trustee shall cease to be eligible under Section 10.09 or shall become incapable of acting or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Depositor by a Depositor Order may remove the Trustee, or (ii) any Certificateholder who has been a bona fide Holder of a Certificate for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Depositor, by a Depositor Order, shall promptly appoint a successor Trustee. If within one year after such vacancy a successor Trustee shall be appointed by Act of the Holders of Certificates representing more than 50% of the Aggregate Current Principal Amount of the Outstanding Regular Certificates delivered to the Depositor and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Depositor. If no successor Trustee shall have been so appointed by the Depositor or Certificateholders and shall have accepted appointment in the manner hereinafter provided, any Certificateholder who has been a bona fide Holder of a Certificate for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.
     (f) The Depositor shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Certificates and to each rating agency that rated the Regular Certificates. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
     SECTION 10.11. Acceptance of Appointment by Successor.
     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Depositor and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee. Notwithstanding the foregoing, on request of the Depositor or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 10.07. Upon request of any such successor Trustee, the Depositor shall execute and deliver any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.
     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

     SECTION 10.12. Merger, Conversion, Consolidation or Successor to Business of Trustee.
     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates have been executed, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such executing Trustee may adopt such execution and deliver the Certificates so executed with the same effect as if such successor Trustee had executed such Certificates.
     SECTION 10.13. Co-trustees and Separate Trustees.
     At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Trust Fund may at the time be located, the Depositor and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of Certificates representing more than 50% of the Aggregate Current Principal Amount of the Outstanding Regular Certificates, the Depositor shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, of all or any part of the Trust Fund, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Depositor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Trustee alone shall have power to make such appointment.
     Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor.
     Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:
     (1) The Certificates shall be executed and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited with, the Trustee hereunder, shall be exercised, solely by the Trustee.
     (2) The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that, under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.
     (3) The Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Trustee, the Depositor shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.
     (4) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, or any other such trustee hereunder and the Trustee shall not be personally liable by reason of any act or omission of any co-trustee or other such separate trustee hereunder.
     (5) Any Act of Certificateholders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.
ARTICLE XI
Defaults by Depositor
     SECTION 11.01. Event of Default.
     “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (1) if the Depositor shall breach, or default in the due observance or performance of, any other of its covenants in this Agreement, and such Default shall continue for a period of 30 days after there shall have been given, by registered or certified mail, to the Depositor by the Trustee or to the Depositor and the Trustee by the Holders of Regular Certificates representing at least 25% of the Aggregate Current Principal Amount or by the Holders of Residual Certificates which evidence Percentage Interests aggregating not less than 25%, a written notice specifying such Default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

     (2) if any representation or warranty of the Depositor made in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall prove to be incorrect in any material respect as of the time when the same shall have been made and, within 30 days after there shall have been given, by registered or certified mail, written notice thereof to the Depositor by the Trustee, or to the Depositor and the Trustee by the Holders of Regular Certificates representing at least 25% of the Aggregate Current Principal Amount or by the Holders of Residual Certificates which evidence Percentage Interests aggregating not less than 25%, the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured;
     (3) the entry of a decree or order for relief by a court having jurisdiction in respect of the Depositor in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or of any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or
     (4) the commencement by the Depositor of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by the Depositor to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or of any substantial part of its property or the making by the Depositor of an assignment for the benefit of creditors or the failure by the Depositor generally to pay its debts as such debts become due or the taking of corporate action by the Depositor in furtherance of any of the foregoing.
     SECTION 11.02. Termination of Depositor’s Rights and Obligations.
     If an Event of Default occurs and is continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied by the Depositor, either the Trustee, or the Holders of Regular Certificates representing not less than 25% of the Aggregate Current Principal Amount or the Holders of Residual Certificates evidencing Percentage Interests aggregating not less than 25% by notice given in writing to the Depositor (and to the Trustee and the Securities Administrator if given by Certificateholders) may terminate all of the rights and obligations of the Depositor under this Agreement. On or after the receipt by the Depositor of such written notice, all authority and power of the Depositor under this Agreement, whether with respect to the Certificates or the Trust Fund or otherwise, shall pass to and be vested in the [Trustee] [Securities Administrator] pursuant to and under this Section 11.02; and, without limitation, the [Trustee] [Securities Administrator] is hereby authorized and empowered to execute and deliver, on behalf of the Depositor, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The Depositor agrees to cooperate with the Trustee and the Securities Administrator in effecting the termination of the responsibilities and rights of the Depositor hereunder.

     SECTION 11.03. [Trustee] [Securities Administrator] to Act; Appointment of Successor.
     On and after the time the Depositor receives a notice of termination pursuant to Section 11.02, the [Trustee] [Securities Administrator] shall be the successor in all respect to the Depositor in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Depositor by the terms and provisions hereof. As compensation therefor, the [Trustee] [Securities Administrator] shall be entitled to such compensation as the Depositor would have been entitled to hereunder if no such notice of termination had been given. Any such fees shall be in addition to amounts payable to the [Trustee] [Securities Administrator] hereunder as compensation for its acting as [Trustee] [Securities Administrator] under this Agreement. Notwithstanding the above, the [Trustee] [Securities Administrator] may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established                                                              institution having a net worth of not less than $                     as the successor to the Depositor hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Depositor hereunder. Pending appointment of a successor to the Depositor hereunder, unless the [Trustee] [Securities Administrator] is prohibited by law from so acting, the [Trustee] [Securities Administrator] shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the [Trustee] [Securities Administrator] may make such arrangements for the compensation of such successor out of amounts available for such purpose in the Collection Account as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Depositor hereunder. The [Trustee] [Securities Administrator] and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.
     SECTION 11.04. [Trustee’s] [Securities Administrator’s] Remedies.
     If an Event of Default occurs and is continuing, the [Trustee] [Securities Administrator] may in its discretion, whether or not the rights and obligations of the Depositor under this Agreement have been terminated pursuant to Section 11.02, proceed to protect and enforce its rights and the rights of the Certificateholders by such appropriate Proceedings as the [Trustee] [Securities Administrator] shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Agreement or in aid of the exercise of any power granted herein, or enforce any other proper remedy, including, without limitation, instituting a Proceeding under this Agreement, prosecuting such Proceeding to final judgment or decree, and collecting out of the property, wherever situated, of the Depositor the moneys adjudged or decreed to be payable in the manner provided by law.
     SECTION 11.05. Notification to Certificateholders.
     Upon any termination or appointment of a successor to the Depositor pursuant to this Article XI, the [Trustee] [Securities Administrator] shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

ARTICLE XII
Securities Administrator
     SECTION 12.01. Duties of Securities Administrator.
     (a) The Securities Administrator shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement.
     (b) The Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Securities Administrator that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Securities Administrator shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Securities Administrator shall notify the Certificateholders of such non-conforming instrument in the event the Securities Administrator, after so requesting, does not receive a satisfactorily corrected instrument. [The foregoing notwithstanding, the Securities Administrator shall be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument related to its activities or duties hereunder and required to be filed or prepared by it pursuant to the terms of this Agreement, including, without limitation, the reports described in Section 15.06.]
     (c) No provision of this Agreement shall be construed to relieve the Securities Administrator of liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:
     (i) the duties and obligations of the Securities Administrator shall be determined solely by the express provisions of this Agreement, the Securities Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Securities Administrator and the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Securities Administrator and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;
     (ii) the Securities Administrator shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Securities Administrator, unless it shall be conclusively determined by a court of competent jurisdiction, such determination not subject to appeal, that the Securities Administrator was negligent in ascertaining the pertinent facts;

     (iii) the Securities Administrator shall not be liable with respect to any action or inaction taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than [25%] of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Securities Administrator, or exercising or omitting to exercise any trust or power conferred upon the Securities Administrator under this Agreement; and
     (iv) the Securities Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Trustee.
     SECTION 12.02. Certain Matters Affecting the Securities Administrator. Except as otherwise provided in Section 12.01:
     (a) the Securities Administrator may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties and the Securities Administrator shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;
     (b) the Securities Administrator may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
     (c) the Securities Administrator shall not be liable for any action or inaction taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;
     (d) the Securities Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing, as to Regular Certificates, Current Principal Amounts aggregating not less than 25% of the Aggregate Current Principal Amount of such Class and, as to Residual Certificates, Percentage Interests aggregating not less than 25%; provided, however, that if the payment within a reasonable time to the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Securities Administrator, not reasonably assured to the Securities Administrator by the security afforded to it by the terms of this Agreement, the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding;

     (e) the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and the Securities Administrator shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Securities Administrator with due care;
     (f) the Securities Administrator shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations the Trustee under this Agreement;
     (g) the Securities Administrator shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Securities Administrator reasonable security or indemnity satisfactory to the Securities Administrator against the costs, expenses and liabilities which may be incurred therein or thereby; and
     (h) the Securities Administrator shall have no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Securities Administrator may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Trustee, the Securities Administrator and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Securities Administrator shall be entitled to be reimbursed therefor out of the Collection Account.
     (i) The Securities Administrator shall have no duty (A) to undertake or ensure any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing thereof, (B) to procure or maintain any insurance or (C) to pay or discharge any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the [Distribution Account.]
     SECTION 12.03. Securities Administrator Not Liable for Certificates or Agency Securities.
     (a) The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and the Securities Administrator assumes no responsibility for their correctness. The Securities Administrator makes no representations as to the validity or sufficiency of this Agreement, or of the Certificates or of any Agency Security or related document other than with respect to the Securities Administrator’s execution and authentication of the Certificates. The Securities Administrator shall not be accountable for the use or application by the Depositor or the Trustee of any funds paid to the Depositor or the Trustee, in respect of the Agency Securities or deposited in or withdrawn from any Collection Account or any other fund or account with respect to the Certificates by the Depositor or the Trustee.
     (b) The Securities Administrator executes and authenticates the Certificates not in its individual capacity but solely as Securities Administrator of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Securities Administrator on behalf of the Trust Fund in the Certificates is made and intended not as a personal undertaking or agreement by the Securities Administrator but is made and intended for the purpose of binding only the Trust Fund.
     SECTION 12.04. Securities Administrator May Own Certificates.
     The Securities Administrator in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the parties hereto and their Affiliates with the same rights as it would have if it were not the Securities Administrator.
     SECTION 12.05. Securities Administrator’s Fees and Expenses.
     The Securities Administrator and any director, officer, employee, agent or “control person” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (“Control Person”), of the Securities Administrator shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (including reasonable attorney’s fees) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Agency Securities or (c) the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Securities Administrator’s duties hereunder, (ii) incurred in connection with the performance of any of the Securities Administrator’s duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Securities Administrator’s duties hereunder or (iii) incurred by reason of any action of the Securities Administrator taken at the direction of the Certificateholders. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Securities Administrator hereunder. Without limiting the foregoing, and except for any such expense, disbursement or advance as may arise from the Securities Administrator’s negligence, bad faith or willful misconduct, or which would not be an “unanticipated expense” within the meaning of the second preceding sentence, the Securities Administrator shall be reimbursed by the Trust for all reasonable expenses, disbursements and advances incurred or made by the Securities Administrator in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer, appraiser or other agent that is not regularly employed by the Securities Administrator, to the extent that the Securities Administrator must engage such Persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Certificates. The Trust Fund shall fulfill its obligations under this paragraph from amounts on deposit from time to time in the Distribution Account.
     SECTION 12.06. Eligibility Requirements for Securities Administrator.
     (a) The Securities Administrator hereunder shall at all times be a corporation or association organized and doing business under the laws the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating of at least investment grade. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 12.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 12.06, the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 12.07 hereof. The entity serving as Securities Administrator may have normal banking and trust relationships with the Depositor and its affiliates or the Trustee and its affiliates.
     (b) Any successor securities administrator (i) may not be a seller of Agency Securities, the Depositor or an Affiliate of the Depositor unless such successor securities administrator’s functions are operated through an institutional trust department of the Securities Administrator, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least “A/F1” by Fitch, if Fitch is a Rating Agency and if rated by Fitch, or the equivalent rating by Standard & Poor’s or Moody’s. If no successor securities administrator shall have been appointed and shall have accepted appointment within 60 days after the Securities Administrator ceases to be the Securities Administrator pursuant to Section 12.07, then the Trustee may (but shall not be obligated to) become the successor securities administrator. The Depositor shall appoint a successor to the Securities Administrator in accordance with Section 12.07. The Trustee shall notify the Rating Agencies of any change of Securities Administrator.
     SECTION 12.07. Resignation and Removal of Securities Administrator.
     (a) The Securities Administrator may at any time resign by giving written notice of resignation to the Depositor and the Trustee and each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 12.08, such resignation is to take effect, and acceptance by a successor securities administrator in accordance with Section 12.08 meeting the qualifications set forth in Section 12.06. If no successor securities administrator meeting such qualifications shall have been so appointed by the Depositor and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor securities administrator.

     (b) If at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 12.06 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Securities Administrator shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Securities Administrator or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different securities administrator, then the Depositor may remove the Securities Administrator and appoint a successor securities administrator by written instrument, in triplicate, one copy of which instrument shall be delivered to the Securities Administrator so removed and one copy to the successor securities administrator.
     (c) Holders of Certificates evidencing, as to Regular Certificates, Current Principal Amounts aggregating not less than 51% of the Aggregate Current Principal Amount of such Class and, as to Residual Certificates, Percentage Interests aggregating not less than 51%, may at any time remove the Securities Administrator and appoint a successor securities administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys in fact duly authorized, one complete set of which instruments shall be delivered by the successor securities administrator to the Trustee, one complete set to the Securities Administrator so removed and one complete set to the successor so appointed. Notice of any removal of the Securities Administrator shall be given to each Rating Agency by the successor securities administrator.
     (d) Any resignation or removal of the Securities Administrator and appointment of a successor securities administrator pursuant to any of the provisions of this Section 12.07 shall become effective upon acceptance by the successor securities administrator of appointment as provided in Section 12.08 hereof.
     SECTION 12.08. Successor Securities Administrator.
     (a) Any successor securities administrator (which may be the Trustee) appointed as provided in Section 12.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor Securities Administrator and the Trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor Securities Administrator shall become effective and such successor securities administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Securities Administrator herein. The Depositor, the Trustee, and the predecessor Securities Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor securities administrator all such rights, powers, duties, and obligations.
     (b) No successor securities administrator shall accept appointment as provided in this Section 12.08 unless at the time of such acceptance such successor securities administrator shall be eligible under the provisions of Section 12.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates, as confirmed in writing by each Rating Agency.

     (c) Upon acceptance by a successor securities administrator of appointment as provided in this Section 12.08, the Depositor shall mail notice of the succession of such Securities Administrator hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance by the successor securities administrator of appointment, the successor securities administrator shall cause such notice to be mailed at the expense of the Depositor.
     SECTION 12.09. Merger or Consolidation of Securities Administrator.
     Any corporation or other entity into which the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation or other entity resulting from any merger, conversion or consolidation to which the Securities Administrator shall be a party, or any corporation or other entity succeeding to the business of the Securities Administrator, shall be the successor of the Securities Administrator hereunder, provided that such corporation or other entity shall be eligible under the provisions of Section 12.06 hereof, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
     SECTION 12.10. Assignment or Delegation of Duties by the Securities Administrator.
     Except as expressly provided herein, the Securities Administrator shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Securities Administrator; provided, however, that the Securities Administrator shall have the right with the prior written consent of the Depositor (which shall not be unreasonably withheld or delayed), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade of the ratings assigned to any of the Certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Securities Administrator hereunder. Notice of such permitted assignment shall be given promptly by the Securities Administrator to the Depositor and the Trustee. If, pursuant to any provision hereof, the duties of the Securities Administrator are transferred to a successor securities administrator, the entire compensation payable to the Securities Administrator pursuant hereto shall thereafter be payable to such successor securities administrator but in no event shall the fee payable to the successor securities administrator exceed that payable to the predecessor securities administrator.
ARTICLE XIII
Termination
     SECTION 13.01. Termination Upon Repurchase by the Depositor or Final Payment of All Agency Securities.
     The respective obligations and responsibilities of the Depositor, the Trustee and the Securities Administrator created hereby (other than the obligation to make distributions to Certificateholders as hereinafter set forth) shall terminate upon (i) the repurchase by the

Depositor of all outstanding Agency Securities at a price equal to [the greater of (a)] 100% of the Agency Security Balance of each Agency Security as of the day of repurchase (which date of repurchase shall be a date permitted under Section 13.02(a)) [and (b) the then fair market value of the Agency Securities (as defined hereinbelow)], or (ii) the final payment of principal of the last outstanding Agency Security remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.
     [For purposes of this Section 13.01, the fair market value of the Agency Securities shall be deemed to be (1) the most recent bid prices for the Agency Securities in the over-the-counter securities market if the Agency Securities are traded in such market, (2) if the Agency Securities are traded on a securities exchange, the average closing sale price for the Agency Securities on such securities exchange for the last five trading days of such exchange immediately preceding such repurchase, or (3) if the Agency Securities are not so traded, a value determined on the basis of current prices of securities deemed by the Depositor to be most comparable to the Agency Securities. Any such determination of the fair market value of the Agency Securities shall be made as of the third Business Day next preceding the mailing of the notice of termination pursuant to Section 13.03.]
     The right of the Depositor to repurchase all Agency Securities, pursuant to clause (i) of the second preceding paragraph may not be exercised prior to (a) the time that the Aggregate Agency Security Balance is less than [ ]% of the Aggregate Agency Security Balance at the Closing Date and (b) [date], and such right is conditioned upon (x) the Depositor’s having previously given notice of termination as required by Section 13.03, (y) the previous adoption of a plan of liquidation of the Trust Fund that will qualify, as evidenced by an Opinion of Counsel delivered to the Trustee, as a “qualified liquidation” under Section 860F(a)(4)(A) of the Code, and (z) delivery to the Trustee of a Non-Disqualification Opinion with respect to such repurchase.
     SECTION 13.02. Payment of Repurchase Price for Agency Securities; Liquidation of Expense Reserve Account.
     (a) Any repurchase by the Depositor of the Agency Securities shall be made on the Termination Date through the deposit into the Collection Account on such date of the repurchase price in immediately available funds. Upon receipt from the Depositor of the repurchase price for the Agency Securities, the Securities Administrator, the Trustee and each co-trustee and separate trustee, if any, then acting as such under this Agreement, shall, upon Depositor Request and at the expense of the Depositor, execute and deliver all such instruments as may be necessary to re-Convey the outstanding Agency Securities to the Depositor and shall transfer or deliver to the Depositor or its designee all then outstanding Agency Securities. Any Agency Security Distributions received by the Trustee or the Securities Administrator subsequent to the Termination Date shall be promptly remitted by it to the Depositor.
     (b) Following receipt of notice of termination from the Depositor, the Trustee shall, prior to the Termination Date, sell any Eligible Investments then held in the Expense Reserve

Account that mature subsequent to such Distribution Date, deposit the proceeds of such sale into the Expense Reserve Account and reinvest such proceeds in accordance with Section 4.03.
     SECTION 13.03. Notice of Termination; Payments to Certificateholders.
     Notice of any termination, specifying the Termination Date upon which Certificateholders may surrender their Certificates to the [Trustee] [Securities Administrator] for payment of the Termination Price, in the case of Regular Certificates, or the final distribution, in the case of Residual Certificates, and cancellation, shall be given promptly by the Depositor not earlier than the___day and not later than the ___day of the month next preceding the month of the Termination Date specifying (A) the Termination Date and the office or agency maintained pursuant to Section 3.06 where presentation and surrender of Certificates must be made, (B) the Termination Price for each Class of Regular Certificates to be retired and an estimate (which shall in no way be binding upon the Trustee, the Securities Administrator or the Depositor) of the amount to be distributed per Individual Certificate to Holders of Residual Certificates and (C) that the Record Date that would otherwise have been applicable to the Distribution Date upon which the Termination Date occurs will not be applicable, payments being made only upon presentation and surrender of Certificates at the office or agency therein specified. The Depositor shall give such notice to the [Trustee] [Securities Administrator] and the Certificate Registrar at the time such notice is given to Certificateholders. Upon presentation and surrender of Certificates, the [Trustee] [Securities Administrator] shall cause to be distributed to the presenting Certificateholder an amount equal to (i) in the case of a Regular Certificate, the Termination Price or (ii) in the case of a Residual Certificate, the Percentage Interest represented by such Certificate in all amounts remaining in the Trust Fund after payment or provision for payment of the Termination Price of all Regular Certificates that were Outstanding immediately prior to the Termination Date.
     In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the Termination Date, the Depositor shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the Termination Price or final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Depositor may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to this Agreement.
     Notwithstanding the termination of this Agreement, [the obligations of the Depositor to the Trustee under Section 10.07] [the obligations of the Securities Administrator under Section ___], the obligations of the [Trustee] [Securities Administrator] and the Depositor to the Holders of Certificates under this Section 13.03, and the provisions of Article III with respect to lost, stolen, destroyed or mutilated Certificates and rights to receive distributions on Certificates shall survive.

ARTICLE XIV
Amendments
     SECTION 14.01. Amendments without Consent of Certificateholders.
     Without the consent of the Holders of any Certificates, the Depositor, the Trustee and the Securities Administrator, at any time and from time to time, may (subject however, to Section 14.03) enter into one or more amendments hereto, in form satisfactory to the Trustee and the Securities Administrator, for any of the following purposes:
     (1) to correct or amplify the description of any property at any time included in the Trust Fund, or better to assure, convey and confirm unto the Trustee any property included in the Trust Fund, or to add to the Trust Fund additional property;
     (2) to evidence the succession of another Person to the Depositor, and the assumption by any such successor of the covenants of the Depositor herein contained;
     (3) to add to the covenants of the Depositor, the Trustee or the Securities Administrator, for the benefit of the Holders of the Certificates, or to surrender any right or power herein conferred upon the Depositor;
     (4) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to amend any other provisions of this Agreement, provided that such action shall not adversely affect the interests of the Holders of any Certificates;
     (5) to provide for the issuance of Certificates of any Class in a form other than fully-registered and for the exchangeability of Certificates in that form and Certificates of the same Class issued in fully registered form; any such amendment may provide for payments on Certificates in a form other than fully registered only outside the United States and for appointment of one or more foreign paying agents of the Trustee or the Securities Administrator that are acceptable to each rating agency that rated the Regular Certificates and may also contain any provisions as may in the Depositor’s judgment be necessary, appropriate or convenient (a) to permit any Certificates to be issued and sold to or held in a form other than fully registered by non-United States Persons, (b) to establish entitlement to an exemption from United States withholding tax or reporting requirements with respect to distributions on the Certificates, (c) to comply, or facilitate compliance, with other applicable laws or regulations, (d) to provide for usual and customary provisions for communication (by notice publication, maintenance of lists of holders of Certificates issued in other than fully-registered form who have provided names and addresses for such purpose, or otherwise) with holders of Certificates issued in other than fully-registered form, or (e) to otherwise effectuate provisions for the issuance of Certificates issued in other than fully registered form and their exchangeability with Registered Certificates;
     (6) to modify, eliminate or add to the provisions of this Agreement to such extent as shall be necessary to effect the qualification of this Agreement under the Trust

Indenture Act of 1939, as amended, or under any similar federal statute hereafter enacted, and to add to this Agreement such other provisions as may be expressly required thereby; or
     (7) to modify, eliminate or add to the provisions of this Agreement to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC under the Code; provided that (a) there shall have been delivered to the Trustee an Opinion of Counsel to the effect that such action is necessary to maintain such qualification, and (b) such amendment shall not have any of the effects described in paragraphs (1) through (6) of the proviso to Section 14.02 of this Agreement.
     SECTION 14.02. Amendments with Consent of Certificateholders.
     With the consent of the Holders of Certificates of each Class, voting as a Class, evidencing, as to Regular Certificates, Current Principal Amounts aggregating not less than [66%] of the Aggregate Current Principal Amount of such Class and, as to Residual Certificates, Percentage Interests aggregating not less than [66%], by Act of said Holders delivered to the Depositor, the Trustee and the Securities Administrator, the Depositor, the Trustee and the Securities Administrator may (subject, however, to Section 14.03) enter into an amendment hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Agreement or of modifying in any manner the rights of the Holders of any Certificates under this Agreement; provided, however, that no such amendment shall, without the consent of the Holder of each Outstanding Certificate affected thereby:
     (1) reduce in any manner the amount of, or delay the timing of, any distribution of the principal of interest on any Certificate required to be made hereunder or reduce the principal amount thereof or the Certificate Interest Rate thereon or the Termination Price with respect thereto, or change any place of payment where, or the coin or currency in which, distributions on any Certificate are payable;
     (2) modify any of the provisions of this Section 14.02, except to increase any percentage specified therein or to provide that certain other provisions of this Agreement cannot be modified without the consent of the Holder of each Outstanding Certificate affected thereby;
     (3) modify or alter the provisions of the proviso to the definition of the term “Outstanding”;
     (4) permit the creation of any lien with respect to any part of the Trust Fund;
     (5) modify any of the provisions of this Agreement in such manner as to affect the calculation of the Aggregate Regular Certificate Distribution Amount for any Distribution Date (including the calculation of any of the individual components of such Aggregate Regular Certificate Distribution Amount);
     (6) modify any of the provisions of Article XIII in such a way to permit an earlier retirement of the Certificates and termination of the Trust Fund and this Agreement pursuant to said Article.

     The [Trustee] [Securities Administrator] may in its discretion determine whether or not any Certificates would be affected by any amendment and any such determination shall be conclusive and binding upon the Holders of all Certificates, whether theretofore or thereafter authenticated and delivered hereunder. The [Trustee] [Securities Administrator] shall not be liable for any such determination made in good faith.
     It shall not be necessary for any Act of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.
     SECTION 14.03. Execution of Amendments.
     In executing, or accepting the additional trusts created by, any amendment permitted by this Article or the modifications thereby of the trusts created by this Agreement, the Trustee and the Securities Administrator shall been entitled to receive, and (subject to Section 10.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. In no event shall the Trustee or the Securities Administrator execute any amendment to this Agreement prior to obtaining a Non-Disqualification Opinion with respect to such amendment. The Trustee may, but shall not (except to the extent required in the case of a supplement to this Agreement entered into under Section 14.01(6) or (7)) be obligated to, enter into any such amendment that affects the Trustee’s own rights, duties or immunities under this Agreement or otherwise. The Trustee may, but shall not (except to the extent required in the case of a supplement to this Agreement entered into under Section 14.01(6) or (7)) be obligated to, enter into any such amendment that affects the Trustee’s own rights, duties or immunities under this Agreement or otherwise.
     SECTION 14.04. Effect of Amendments.
     Upon the execution of any amendment under this Article, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of Certificates that have theretofore been or thereafter are authenticated and delivered hereunder shall be bound thereby.
     Promptly after the execution by the Depositor, the Trustee and the Securities Administrator of any amendment pursuant to Section 14.01 or Section 14.02, the Trustee shall mail to the Holders of the Certificates and to each rating agency that rated the Regular Certificates a notice setting forth in general terms the substance of such amendment. Any failure to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.
     SECTION 14.05. Reference in Certificates to Amendments.
     Certificates authenticated and delivered after the execution of any amendment pursuant to this Agreement may, and if required by the Trustee and the Securities Administrator shall, bear a notation in form approved by the Trustee and the Securities Administrator as to any matter provided for in such amendment. If the Depositor shall so determine, new Certificates so modified as to conform, in the opinion of Trustee, the Securities Administrator and the Depositor, to any such amendment may be prepared and executed by the [Trustee] [Securities

Administrator] and authenticated and delivered by the Certificate Register in exchange for Outstanding Certificates.
ARTICLE XV
Exchange Act Reporting
     SECTION 15.01. Filing Obligations.
     (a) The Trustee, the Securities Administrator and each Reporting Party (as defined below) shall reasonably cooperate with the Depositor in connection with the satisfaction of the Depositor’s reporting requirements under the Exchange Act with respect to the Trust Fund.  In addition to the information specified below, if so requested by the Depositor for the purpose of satisfying its reporting obligation under the Exchange Act, the Trustee, the Securities Administrator and each Reporting Party shall provide the Depositor with (x) such information which is available to such Person without unreasonable effort or expense and within such timeframe as may be reasonably requested by the Depositor to comply with the Depositor’s reporting obligations under the Exchange Act and (y) to the extent such Person is a party (and the Depositor is not a party) to any agreement or amendment required to be filed, copies of such agreement or amendment in EDGAR-compatible form.
     (b) All items under this Article 15 to be reviewed by the Depositor should be forwarded electronically to [         ].
     SECTION 15.02. Form 10-D Reporting.
     (a) No later than 5:00 p.m., New York time, on the 15th calendar day after each Interest Distribution Date and the Final Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file on behalf of the Trust Fund any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act.  The Securities Administrator shall file each Form 10-D with a copy of the related report to Certificateholders provided pursuant to Section 5.01 (each, a “Distribution Statement”) attached thereto.  Any disclosure in addition to the Distribution Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be determined and prepared by the Depositor and filed by the Securities Administrator pursuant to the second following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine any Additional Form 10-D Disclosure, except as set forth in the next paragraph.  Each Form 10-D requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.”  The Depositor shall notify the Securities Administrator in writing, no later than the fifth calendar day after the related Interest Distribution Date or Final Distribution Date, as applicable, with respect to the filing of a report on Form 10-D, if the answer to the questions should be “no.”  In the absence of such notification by the Depositor to the Securities Administrator, the Securities Administrator shall be entitled to assume that the answer to the questions on Form 10-D should be “yes.”  The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.
     (b) In accordance with the respective reporting obligations set forth on Schedule C hereto, within five calendar days after the related Interest Distribution Date or Final Distribution Date, as applicable, the Securities Administrator and any other Reporting Party shall be required to provide to the Securities Administrator and the Depositor in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification in the form of Schedule C attached hereto (an “Additional Disclosure Notification”).  The Securities Administrator shall notify the Depositor of any Additional Form 10-D Disclosure with respect to itself or any of its Affiliates and any other Additional Form 10-D Disclosure received by it.
     (c) After preparing the Form 10-D, and no later than the close of business on the 11th calendar day after each Interest Distribution Date and the Final Distribution Date, the Securities Administrator shall forward electronically a draft copy of the Form 10-D to the Depositor for review.  No later than the 13th calendar day after each Interest Distribution Date and the Final Distribution Date, the Depositor shall notify the Securities Administrator in writing (which may be provided electronically) of any changes to or approve the filing of such Form 10-D and of any Additional Form 10-D Disclosure to be filed on the Form 10-D.  In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-D.  A duly authorized representative of the Securities Administrator shall sign the Form 10-D.  If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in Section 15.03(e) hereof.  Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available [on its internet website] a final executed copy of each Form 10-D prepared and filed by the Securities Administrator.  The signing party at the Securities Administrator can be contacted by e-mail at [ ] or by facsimile at [ ].  The Depositor will be responsible for any reasonable additional fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.
     SECTION 15.03. Form 8-K Reporting.
     (a) If directed by the Depositor, within four Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), the Securities Administrator shall prepare and file on behalf of the Trust Fund any Form 8-K, as required by the Exchange Act, provided, however, that the Depositor shall file the initial Form 8-K (operative agreements) in connection with the issuance of the Certificates.  Any disclosure or information related to a Reportable Event (“Form 8-K Disclosure Information”) or that is otherwise required to be included on Form 8-K (“Additional Form 8-K Disclosure) shall be determined and prepared by the Depositor pursuant to Section 15.03(c) and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information, except as set forth in the next paragraph.  Notwithstanding anything to the contrary contained herein, unless otherwise directed by the Depositor, within four

Business Days of each Special Distribution Date, the Securities Administrator shall prepare and file on behalf of the Trust Fund a Form 8-K as required by the Exchange Act, together with a copy of the related report to Certificateholders as required under Section [5.03], and shall include in Item 8.01 of such Form 8-K a statement to the effect that such distribution has been made and shall attach such report to Certificateholders as Exhibit 99.1 thereto.
     (b) In accordance with the respective reporting obligations set forth on Schedule C hereto, no later than the close of business on the second Business Day immediately following the occurrence of a Reportable Event or a Special Distribution Date, as applicable, the Securities Administrator and any other Reporting Person shall be required to provide to the Securities Administrator and the Depositor, as applicable, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 8-K Disclosure, if applicable, together with an Additional Disclosure Notification.  The Securities Administrator shall notify the Depositor of any Form 8-K Disclosure Information with respect to itself or any of its Affiliates and any other Form 8-K Disclosure Information received by it.
     (c) After preparing the Form 8-K, the Securities Administrator shall forward electronically a draft copy of the Form 8-K to the Depositor for review no later than 12:00 p.m., New York time, on the third Business Day following the Reportable Event or Special Distribution Date, as applicable.  The Depositor shall notify the Securities Administrator in writing (which may be provided electronically) of any changes to or approval of such Form 8-K and of any Additional Form 8-K Disclosure to be filed on the Form 8-K no later than the close of business on the third Business Day following the Reportable Event or Special Distribution Date, as applicable.  In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 8-K.  By 12:00 p.m., New York time, on the fourth Business Day after the occurrence of the Reportable Event or Special Distribution Date, as applicable, a duly authorized representative of the Securities Administrator shall sign the Form 8-K.  If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 15.03(e) hereof.  With respect to each Form 8-K prepared and filed by the Securities Administrator, promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will [make available on its internet website] a final executed copy thereof.  The [Trust Fund] [Depositor] will be responsible for any reasonable additional fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.
     (d) On or prior to [date] of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 relating to the automatic suspension of reporting in respect of the Trust Fund under the Exchange Act.
     (e) In the event that the Securities Administrator is unable to file timely with the Commission all or any required portion of any Form 8-K, Form 10-D or Form 10-K required to be filed by the Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will immediately notify the Depositor.  In the case of Form 10-D and Form 10-K, the Securities Administrator shall prepare and file a Form 12b-25 and a Form 10-D/A and Form 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act.  In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information shall include such disclosure information in the next Form 10-D unless directed by the Depositor to file a Form 8-K with such Form 8-K Disclosure Information.  In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, and such amendment includes any Additional Form 10-D Disclosure, any Additional Form 10-K Disclosure or any Form 8-K Disclosure Information or an amendment to any such disclosure, the Securities Administrator will notify the Depositor (unless such amendment is solely for the purpose of restating the Distribution Date Statement) and such parties will cooperate to prepare any necessary Form 8-K/A, Form 10-D/A or Form 10-K/A.  Any Form 15, Form 12b-25 or any amendment to a Form 8-K or a Form 10-D shall be signed by a duly authorized representative of the Securities Administrator.  Any amendment to a Form 10-K shall be signed by a senior officer of the Securities Administrator in charge of the servicing function.  The Depositor will be responsible for any reasonable additional fees and expenses assessed or incurred by the Securities Administrator in connection with any amendments pursuant to this paragraph.
     SECTION 15.04. Form 10-K Reporting.
     (a) Within 90 days (including the 90th day) after the end of each fiscal year of the Trust Fund or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”), commencing in [date] and continuing until the Trust Fund has been deregistered with the Commission, the Securities Administrator shall prepare and file on behalf of the Trust Fund a Form 10-K, in form and substance as required by the Exchange Act.  No later than [date] of each such year, the Depositor will provide the Securities Administrator a draft of the first page of a Form 10-K that includes the information regarding the Depositor and the Trust Fund as approved by the Depositor for inclusion in the Form 10-K to be prepared by the Securities Administrator.  Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth herein, (A) an annual compliance statement for the [Depositor] [Securities Administrator], as provided in Section [9.05], (B)(x) the Assessment of Compliance, as described under Section 15.06 hereof, and (y) if the [Depositor’s] [Securities Administrator’s] Assessment of Compliance identifies any material instance of noncompliance, contains disclosure identifying such instance of noncompliance, or if the [Depositor’s] [Securities Administrator’s] Assessment of Compliance is not included as an exhibit to such Form 10-K, disclosure that such Assessment of Compliance is not included and an explanation why such Assessment of Compliance is not included, (C)(x) the Accounting Firm Attestation for the [Depositor] [Securities Administrator], as described under Section 15.06 hereof, and (y) if any Accounting Firm Attestation identifies any material instance of noncompliance, contains disclosure identifying such instance of noncompliance, or if any such Accounting Firm Attestation is not included as an exhibit to such Form 10-K, disclosure that such Accounting Firm Attestation is not included and an explanation why such Accounting Firm Attestation is not included, and (D) a Sarbanes-Oxley Certification as described in Section 15.05 hereof.  Any disclosure or information in addition to (A) through (D) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be determined and prepared by and at the direction of the Depositor pursuant to the second following paragraph and the Securities

Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.
     (b) In accordance with the respective reporting obligations set forth on Schedule C hereto, no later than [date] of each year that the Trust Fund is subject to the Exchange Act reporting requirements, commencing in [     ] and continuing until the Trust Fund has been deregistered with the Commission, the Securities Administrator shall be required to provide to the Securities Administrator and the Depositor, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification.  The Securities Administrator shall notify the Depositor of any Additional Form 10-K Disclosure with respect to itself or any of its Affiliates and any other Additional Form 10-K Disclosure received by it.
     (c) After preparing the Form 10-K, the Securities Administrator shall forward electronically a draft copy of the Form 10-K to the Depositor for review no later than 12:00 p.m., New York time on [date] of each year that the Trust Fund is subject to the Exchange Act reporting requirements, commencing in [year] and continuing until the Trust Fund has been deregistered with the Commission.  No later than [date], the Depositor shall notify the Securities Administrator in writing (which may be provided electronically) of any changes to or approve the filing of such Form 10-K and of any Additional Form 10-K Disclosure to be filed on the Form 10-K.  In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-K is in final form and the Securities Administrator may proceed with the execution and filing of the Form 10-K.  A senior officer of the Securities Administrator in charge of the servicing function shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Depositor.  If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 15.03(e) hereof.  Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available [on its internet website] a final executed copy of each Form 10-K prepared and filed by the Securities Administrator.  The Depositor will be responsible for any reasonable additional fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.
     SECTION 15.05. Sarbanes-Oxley Certification.
     Each Form 10-K shall include a Sarbanes-Oxley Certification required to be included therewith pursuant to the Sarbanes-Oxley Act.  No later than [date] of each year, beginning in [      ], the Securities Administrator shall (unless the Securities Administrator is the Certifying Person), provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”) a certification (each, a “Performance Certification”), in the form attached hereto as Schedule D, on which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely.  The senior officer of the Securities Administrator in charge of the servicing function shall sign the Sarbanes-Oxley Certification and shall serve as the Certifying Person on behalf of the Trust Fund.  Neither the Securities

Administrator nor the Depositor will request delivery of a certification under this clause unless the Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to the Trust Fund.  In the event that prior to the filing date of the Form 10-K in [month] of each year, the Securities Administrator or the Depositor has actual knowledge of information material to the Sarbanes-Oxley Certification, the Securities Administrator or the Depositor shall promptly notify the Securities Administrator or the Depositor, as applicable.  The respective parties hereto agree to cooperate with all reasonable requests made by any Certifying Person or Certification Party in connection with such Person’s attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to deliver any Sarbanes-Oxley Certification or portion thereof with respect to the Trust Fund.
     SECTION 15.06. Reports on Assessment of Compliance and Attestation.
     (a) By [date] of each year (such date includes the expiration of any applicable grace period), commencing in [date], the Securities Administrator, at its own expense, shall furnish or otherwise make available to the Depositor a report on an assessment of compliance (each, an “Assessment of Compliance”) with the [Relevant Servicing Criteria] that contains (A) a statement by the Securities Administrator of its responsibility for assessing compliance with the Relevant Servicing Criteria under the Agreement, (B) a statement that the Securities Administrator used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) the Securities Administrator’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 15.04 hereof, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) an Accounting Firm Attestation has been issued on the Securities Administrator’s Assessment of Compliance with the Relevant Servicing Criteria as of and for such period.
     (b) [No later than the end of each fiscal year for the Trust Fund for which a Form 10-K is required to be filed, the Securities Administrator shall forward to the Depositor and the Trust Fund the name of each Reporting Subcontractor engaged by it, if any, and what Relevant Servicing Criteria will be addressed in the Assessment of Compliance prepared by such Reporting Subcontractor.  When the Securities Administrator (or any Reporting Subcontractor engaged by it) submit their Assessments of Compliance to the Depositor, such parties will also at such time include the Assessment of Compliance (and Accounting Firm Attestation pursuant to Section 15.04 hereof) of each Reporting Subcontractor engaged by it.]
     (c) Promptly after receipt of each such Assessment of Compliance, (x) the Depositor shall review each such report and, if applicable, consult with the Securities Administrator as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria, and (y) the Securities Administrator shall confirm that the Assessment of Compliance addresses all of the Servicing Criteria and notify the Depositor of any exceptions.
     (d) By [date] of each year, commencing in [     ], the Securities Administrator, at its own expense, shall cause a registered public accounting firm (which may also render other services to the Securities Administrator) and that is a member of the American Institute of Certified Public Accountants, to furnish a report, which shall be made in accordance with

Rule 15d-18 of the Exchange Act (each, an “Accounting Firm Attestation”) to the Securities Administrator and the Depositor, to the effect that (A) it has obtained a representation regarding certain matters from the management of the Securities Administrator, which includes an assertion that the Securities Administrator has complied with the Relevant Servicing Criteria, and (B) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether the Securities Administrator’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding the Securities Administrator’s assessment of compliance with the Relevant Servicing Criteria.  In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Such report must be available for general use and not contain restricted-use language.
     (e) Promptly after receipt of such Accounting Firm Attestation from the Securities Administrator, (1) the Depositor shall review the Accounting Firm Attestation and, if applicable, consult with the Securities Administrator as to the nature of any defaults by the Securities Administrator, in the fulfillment of any of the Securities Administrator’s obligations hereunder or under any other applicable agreement, and (2) the Securities Administrator shall confirm that each Assessment of Compliance submitted pursuant to Section 15.06 hereof is coupled with an Accounting Firm Attestation meeting the requirements of this Section 15.06 and notify the Depositor of any exceptions.
     (f) The Securities Administrator shall execute a reliance certificate to enable the Certification Parties to rely upon each (A) [annual compliance statement] provided pursuant to Section [    ] hereof, (B) Assessment of Compliance provided pursuant to this Section 15.06 and (C) Accounting Firm Attestation provided pursuant to this Section 15.06, and shall include a certification that each such annual compliance statement, Assessment of Compliance or Accounting Firm Attestation discloses any deficiencies or defaults described to the registered public accountants of the Securities Administrator to enable such accountants to render the certification provided for in this Section 15.06.
     (g) In the event the Securities Administrator is terminated or resigns during the term of the Agreement, the Securities Administrator shall provide documents and information required by this Section 15.06 with respect to the period of time it was subject to the Agreement or provided services with respect to the Trust Fund or the Certificates.
     (h) Copies of any Assessment of Compliance or Accounting Firm Attestation may be obtained by Certificateholders without charge upon request to the Securities Administrator at its Corporate Trust Office.
     SECTION 15.07. Use of Subcontractors.
     (a) The Securities Administrator shall cause any Subcontractor used by the Securities Administrator for the benefit of the Depositor to comply with the provisions of [Section 5.03] and [Article 15] hereof to the same extent as if such Subcontractor were the Securities Administrator (except with respect to the Securities Administrator’s duties with respect to preparing and filing any Exchange Act Reports or as the Certifying Person).  The Securities

Administrator shall be responsible for obtaining from each Subcontractor of such Person and delivering to the Depositor any servicer compliance statement required to be delivered by such Subcontractor hereunder, any Assessment of Compliance and Accounting Firm Attestation required to be delivered by such Reporting Subcontractor under Section 15.06 hereof and any certification required to be delivered to the Certifying Person under Section 15.06(f) hereof as and when required to be delivered.  As a condition to the succession to any Subcontractor as subcontractor under the Agreement by any Person (A) into which such Subcontractor may be merged or consolidated, or (B) which may be appointed as a successor to any Subcontractor, the Securities Administrator shall provide to the Depositor, at least fifteen calendar days prior to the effective date of such succession or appointment, (x) written notice to the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K.
     (b) It shall not be necessary for the Securities Administrator to seek the consent of the Depositor or any other party hereto to the utilization of any Subcontractor.  The Securities Administrator shall promptly upon request provide to the Depositor a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by such Person, specifying (A) the identity of each such Subcontractor, (B) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (C) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (B) of this paragraph.
     (c) As a condition to the utilization of any Subcontractor determined to be a Reporting Subcontractor, the Securities Administrator shall cause any such Subcontractor used for the benefit of the Depositor to comply with the provisions of this Section 15.07 to the same extent as if such Subcontractor were the Securities Administrator (except with respect to the Securities Administrator’s duties with respect to preparing and filing any Exchange Act Reports or as the Certifying Person), as applicable.  The Securities Administrator shall be responsible for obtaining from each Subcontractor and delivering to the Depositor, any Assessment of Compliance and Accounting Firm Attestation required to be delivered by such Subcontractor under Section 15.06 hereof and any annual statement of compliance required to be delivered by such Subcontractor hereunder, in each case as and when required to be delivered.
     SECTION 15.08. Indemnification by the Securities Administrator.
     (a) The Securities Administrator (the “Indemnifying Party”), shall indemnify the Depositor for the preparation, execution or filing of any report required to be filed with the Commission with respect to the Trust Fund, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to the Trust Fund; and shall indemnify the present and former directors, officers, employees and agents of the Depositor and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

     (i) any untrue statement of a material fact contained or alleged to be contained in or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in (x) any compliance certificate delivered by it pursuant to the terms hereof, (y) any Assessment of Compliance or Accounting Firm Attestation delivered by or on behalf of it, pursuant to the terms hereof, or (z) any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information concerning the Securities Administrator and provided by it;
     (ii) any failure by the Indemnifying Party to perform its obligations when and as required under this Article 15; or
     (iii) any negligence, bad faith or willful misconduct by the Indemnifying Party.
     (b) In the case of any failure of performance described in (a)(ii) of this Section, the Indemnifying Party shall promptly reimburse the Depositor and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to the transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to the Trust Fund, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Indemnifying Party.
     (c) Any failure by the Indemnifying Party to deliver any information, report, certification or accountants’ letter when and as required under this Article 15, including (except as provided below) any failure by the Indemnifying Party to identify pursuant to Section 15.07 any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall entitle the Depositor in its sole discretion to terminate the rights and obligations of the Indemnifying Party under this Agreement without payment (notwithstanding anything in the Agreement to the contrary) of any compensation to the Indemnifying Party.
     (d) The Indemnifying Party shall promptly reimburse the Depositor for all reasonable expenses incurred by it, in connection with the termination of the Indemnifying Party and the transfer of its duties to a successor.  The provisions of this paragraph shall not limit whatever rights the Depositor may have under other provisions of this Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.
     (e) This indemnification shall survive the termination of this Agreement or the termination of any party to the Agreement.
     SECTION 15.09. Amendment.
     In the event the parties to this Agreement desire to further clarify or amend any provision of this Article 15, the Agreement shall be amended to reflect the new agreement between the parties covering matters in this Article 15 pursuant to Section 13.01 hereof, which amendment shall not require any Opinion of Counsel or Rating Agency confirmations or the consent of any Certificateholder.
     SECTION 15.10. Limitation on Securities Administrator Liability.  Each party to this Agreement acknowledges that the performance by the Securities Administrator of its duties under this Article 15 related to the timely preparation, execution and filing of any Form 10-D, Form 15, Form 12b-25, Form 8-K or Form 10-K or any amendments to such filings is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Article 15.  The Securities Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file a Form 10-D, Form 15, Form 12b-25, Form 8-K or Form 10-K or any amendments to such filings where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto (other than an Affiliate thereof) needed to prepare, arrange for execution or file such Form 10-D, Form 15, Form 12b-25, Form 8-K or Form 10-K or any amendments to such filings not resulting from its negligence, bad faith or willful misconduct.
     SECTION 15.11. Securities Administrator as Servicer.  Each of the parties hereto acknowledges that for purposes of Regulation AB the Securities Administrator constitutes the “servicer” of the Trust Fund and is therefore able to execute the reports required to be filed under the Exchange Act and this Article 15.
ARTICLE XVI
Miscellaneous
     SECTION 16.01. Form of Documents Delivered to Trustee or the Securities Administrator.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an Authorized Officer of the Depositor (or any assignee or successor of the Depositor) may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of an Authorized Officer of the Depositor (or any assignee or successor of the Depositor) or any Opinion of Counsel may be based, insofar as it relates to calculations subject to verification by Accountants, upon a certificate or opinion of a firm of Accountants stating that such Accountants have verified the accuracy of calculations demonstrating compliance with any conditions required to be covered by such certificate or opinion, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion with respect to such matters is erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Depositor (or any assignee or successor of the Depositor) stating that the information with respect to such matters is in the possession of the Depositor unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel’s opinion and shall include a statement to the effect that such counsel believes that such counsel and the Trustee may reasonably rely upon the opinion of such other counsel.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.
     Wherever in this Agreement, in connection with any application or certificate or report to the Trustee or the Securities Administrator, it is provided that the Depositor shall deliver any document as a condition of the granting of such application, or as evidence of compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Depositor to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the [Trustee’s] [Securities Administrator’s] right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Section 10.01.
     Whenever in this Agreement it is provided that the absence of the occurrence and continuation of a Default or Event of Default or Deficiency Event is a condition precedent to the taking of any action by the [Trustee] [Securities Administrator] at the request or direction of the Depositor, then, notwithstanding that the satisfaction of such condition is a condition precedent to the Depositor’s right to make such request or direction, the [Trustee] [Securities Administrator] shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default or Deficiency Event as provided in Section 10.01.
     SECTION 16.02. Acts of Certificateholders.
     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, the Securities Administrator and, where it is hereby expressly required, to the Depositor. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this

Agreement and (subject to Section 10.01) conclusive in favor of the Trustee, the Securities Administrator and the Depositor, if made in the manner provided in this Section.
     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.
     (c) The ownership of Certificates shall be proved by the Certificate Register.
     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificates shall bind the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Securities Administrator or the Depositor in reliance thereon, whether or not notation of such action is made upon such Certificates.
     SECTION 16.03. Notices, etc. to Trustee, Securities Administrator and Depositor.
     Any request, demand, authorization, direction, notice, consent, waiver or Act of Certificateholders or other documents provided or permitted by this Agreement to be made upon, given or furnished to, or filed with
     (1) the Trustee by the Securities Administrator or by any Certificateholder or by the Depositor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Trustee at its Corporate Trust Office, or
     (2) the Securities Administrator by the Trustee or by any Certificateholder or by the Depositor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Trustee at its Corporate Trust Office, or
     (3) the Depositor by the Trustee or by the Securities Administrator or by any Certificateholder shall be sufficient for every purpose hereunder (except as provided in Section 11.01(1) or Section 11.01(2)) if in writing and mailed, first-class postage prepaid, to the Depositor addressed to it at                                                                                          , Attention:                      or at any other address previously furnished in writing to the Trustee and the Securities Administrator by the Depositor.
     SECTION 16.04. Notices and Reports to Certificateholders; Waiver of Notices.
     Where this Agreement provides for notice to Certificateholders of any event or the mailing of any report to Certificateholders, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class postage prepaid, to each Certificateholder affected by such event or to whom such report is required to be mailed, at the address of such Certificateholder as it appears on the Certificate Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Certificateholders is mailed in the manner provided above, neither the failure to mail such notice or report, nor any defect in any notice or report so mailed, to any particular Certificateholder shall affect the sufficiency of such notice or report with respect to other Certificateholders, and any notice or report which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided.
     Where this Agreement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be filed with the [Trustee] [Securities Administrator], but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Certificateholders when such notice is required to be given pursuant to any provision of this Agreement, then any manner of giving such notice as shall be satisfactory to the [Trustee] [Securities Administrator] shall be deemed to be a sufficient giving of such notice.
     Where this Agreement provides for notice to any rating agency that rated the Regular Certificates, failure to give such notice shall not affect any other rights or obligations as created hereunder.
     SECTION 16.05. Rules by [Trustee] [Securities Administrator] and Agents.
     The [Trustee] [Securities Administrator] may make reasonable rules for any meeting of Certificateholders. Any agent of the [Trustee] [Securities Administrator] may make reasonable rules and set reasonable requirements for its functions.
     SECTION 16.06. Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     SECTION 16.07. Successors and Assigns.
     All covenants and agreements in this Agreement by the Depositor shall bind its successors and assigns, whether so expressed or not.
     SECTION 16.08. Separability.
     In case any provision in this Agreement or in any Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 16.09. Benefits of Agreement.

     Nothing in this Agreement or in any Certificate, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any separate trustee or co-trustee appointed under Section 10.13 and the Certificateholders, any benefit or any legal or equitable right, remedy or claim under this Agreement.
     SECTION 16.10. Legal Holidays.
     In any case where the date of any Distribution Date, Special Distribution Date, Deficiency Distribution Date or any other date on which a distribution of principal of or interest on any Certificate is proposed to be made, or any date on which a notice is required to be sent to any Person pursuant to the terms of this Agreement, shall not be a Business Day, then (notwithstanding any other provision of any of the Certificates or this Agreement) payment or mailing need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made or mailed on the nominal date of any such Distribution Date, Special Distribution Date, Deficiency Distribution Date, other date for the distribution of principal of or interest on any Certificate, or the mailing of such notice, as the case may be, and, in the case of a distribution to be made on a Certificate, no interest shall accrue for the period from and after any such nominal date, provided such distribution is made in full on such next succeeding Business Day.
     SECTION 16.11. Limitation on Rights of Certificateholders.
     The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.
     No Certificateholder shall have any right to vote (except as provided in Section 8.03, 10.10, 11.01, 11.02, 12.07 or 14.02) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.
     No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the [Trustee] [Securities Administrator] a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Regular Certificates of any Class evidencing Current Principal Amounts aggregating not less than 25% of the Aggregate Current Principal Amount of such Class or Holders of Residual Certificates evidencing Percentage interests aggregating not less than 25% shall have made written request upon the [Trustee] [Securities Administrator] to institute such action, suit or proceeding in its own name as [Trustee] [Securities Administrator] hereunder and shall have offered to the [Trustee] [Securities Administrator] such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, the [Trustee] [Securities Administrator], for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given to the [Trustee] [Securities Administrator] during such 60-day period by the Holders of Certificates representing more than 50% of the Aggregate Current Principal Amount (or Percentage interest in the case of Residual Certificates) of such Class; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the [Trustee] [Securities Administrator], that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder other than as contemplated hereby, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Certificates of the same Class. For the protection and enforcement of the provisions of this Section 14.11, each and every Certificateholder and the [Trustee] [Securities Administrator] shall be entitled to such relief as can be given either at law or in equity.
     SECTION 16.12. Governing Law.
     This Agreement and each Certificate shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.
     SECTION 16.13. Counterparts.
     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     SECTION 16.14. Recording of Agreement.
     This Agreement is subject to recording in any appropriate public recording offices, such recording to be effected by the Depositor and at its expense.
     SECTION 16.15. Corporate Obligations.
     No recourse may be taken, directly or indirectly, against any incorporator, subscriber to the capital stock, stockholder, employee, officer or director of the Depositor or the Trustee or the Securities Administrator or of any predecessor or successor of the Depositor or the Trustee with respect to the obligations of the Depositor or the Trustee or the Securities Administrator under this Agreement or any certificate or other writing delivered in connection herewith or therewith.
     SECTION 16.16. Certificates Nonassessable and Fully Paid.
     It is the intention of the parties hereto that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Fund or for any reason whatsoever, and that Certificates upon execution and delivery thereof by the [Trustee] [Securities Administrator] and authentication by the Certificate Registrar are and shall be deemed fully paid.
     SECTION 16.17. REMIC Treatment.
     The provisions of this Agreement shall be construed so as to carry out the intention of the parties that the Trust Fund be treated as a REMIC at all times until all Certificates are retired and this Agreement is terminated pursuant to Article XIII.
[SIGNATURES APPEAR ON NEXT PAGE]

     IN WITNESS WHEREOF, the Depositor, the Trustee and the Securities Administrator have caused this Agreement to be duly executed by their respective officers thereunto duly authorized and the seal of the Depositor, the Trustee and the Securities Administrator, duly attested, to be hereunto affixed, all as of the day and year first above written.
[       ]
a [     ], as Depositor
By
(SEAL)
Attest:

[       ]
a [     ], as Trustee
By
(SEAL)
Attest:

[       ]
a [     ], as Securities Administrator
By
(SEAL)
Attest:

STATE OF	)
: ss.:
COUNTY OF	)
     On the       day of                     , [       ], before me personally came [  ] to me known, who, being by me duly sworn, did depose and say that he resides at [  ]; that he is the [     ] of [       ], the                      described in and that executed the above instrument; and that he signed his name thereto by order of the [  ] of said entity.
     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

[NOTARIAL SEAL]
Notary Public

STATE OF	)
: ss.:
COUNTY OF	)
     On the       day of                     , [       ], before me, personally came [  ], to me known, who, being by me duly sworn did depose and say that he resides at [  ], that he is the [  ] of [  ], the [  ] described in and that executed the above instrument as Trustee, and that he signed his name thereto by order of the Board of Directors of said entity.
     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

[NOTARIAL SEAL]
Notary Public

STATE OF	)
: ss.:
COUNTY OF	)
     On the       day of                     , [       ], before me, personally came [  ], to me known, who, being by me duly sworn did depose and say that he resides at [  ], that he is the [  ] of [  ], the [  ] described in and that executed the above instrument as the Securities Administrator, and that he signed his name thereto by order of the Board of Directors of said entity.
     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

[NOTARIAL SEAL]
Notary Public

SCHEDULE C
SERVICING CRITERIA
[FORM OF] SERVICING CRITERIA TO BE ADDRESSED IN
ASSESSMENT OF COMPLIANCE STATEMENT
     The assessment of compliance to be delivered by each party listed below shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Applicable Servicing
Criteria/
Servicing Criteria		Responsible Party
Reference	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration

1122(d)(2)(i)	Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

Applicable Servicing
Criteria/
Servicing Criteria		Responsible Party
Reference	Criteria
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

2

Applicable Servicing
Criteria/
Servicing Criteria		Responsible Party
Reference	Criteria
Pool Asset Administration

1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.

1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)	Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.

3

Applicable Servicing
Criteria/
Servicing Criteria		Responsible Party
Reference	Criteria
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF REPORTING PARTY]

By:
Name:
Title:

4

ADDITIONAL FORM 10-D DISCLOSURE

Item on Form 10-D	Responsible Party
Item 1: Distribution and Pool Performance Information

Information included in the Distribution Statement to Certificateholders	Securities Administrator

Any information required by 1121 which is NOT included on the Distribution Statement to Certificateholders	Depositor

Item 2: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceedings known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Securities Administrator, Administrative Agent and Depositor
▪ Sponsor	Depositor
▪ Depositor	Depositor
▪ Securities Administrator	Securities Administrator
▪ Any other party contemplated by 1100(d)(1)	Depositor

Item 3: Sale of Securities and Use of Proceeds	Depositor

Information from Item 2(a) of Part II of Form 10-Q:	[N/A]

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.

Item 4: Defaults Upon Senior Securities	Securities Administrator
(to the extent Securities Administrator has knowledge)
Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)

Item 5: Submission of Matters to a Vote of Security Holders	Securities Administrator (to the extent Securities Administrator has knowledge)

Information from Item 4 of Part II of Form 10-Q

Item 6: Significant Obligors of Pool Assets	Depositor
[N/A]

ADDITIONAL FORM 10-D DISCLOSURE

Item on Form 10-D	Responsible Party
Item 1112(b) — Significant Obligor Financial Information*

* This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.

Item 7: Significant Enhancement Provider Information	Depositor
[N/A]

Item 1114(b)(2) — Credit Enhancement Provider Financial Information*

▪ Determining applicable disclosure threshold
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference

Item 1115(b) — Derivative Counterparty Financial	Depositor

Information*	[N/A]
▪ Determining current maximum probable exposure
▪ Determining current significance percentage
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference

* This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

Item 8: Other Information	Any responsible party for the applicable
Form 8-K Disclosure item

Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported

Item 9: Exhibits

Distribution Statement to Certificateholders	Securities Administrator [Administrative Agent]
Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor

ADDITIONAL FORM 10-K DISCLOSURE

Item on Form 10-K	Responsible Party
Item 1B: Unresolved Staff Comments	Depositor

Item 9B: Other Information Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	Any responsible party for disclosure items on Form 8-K

Item 15: Exhibits, Financial Statement Schedules	(i) As to agreements, Securities Administrator/Depositor and (ii) as to financial statements, Reporting Servicers (as to themselves)

Reg AB Item 1112(b): Significant Obligors of Pool Assets	Depositor
[N/A]
Signifiant Obligor Financial Information*

* This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.

Reg AB Item 1114(b)(2): Credit Enhancement Provider Financial Information	Depositor
[N/A]
▪ Determining applicable disclosure threshold
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference

* This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

Reg AB Item 1115(b): Derivative Counterparty Financial Information	Depositor
[N/A]
▪ Determining current maximum probable exposure
▪ Determining current significance percentage
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference

* This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceedings known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Securities Administrator

ADDITIONAL FORM 10-K DISCLOSURE

Item on Form 10-K	Responsible Party
▪ Sponsor	Depositor
▪ Depositor	Depositor
▪ Securities Administrator	Securities Administrator
▪ Any other party contemplated by 1100(d)(1)	Depositor

Reg AB Item 1119: Affiliations and Relationships
Whether (a) the Sponsor, Depositor or Issuing Entity is an affiliate of the following parties, and (b) to the extent known and material, any of the following parties are affiliated with one another:	Depositor as to (a)

▪ Securities Administrator	Securities Administrator
▪ Any 1112(b) Significant Obligor	Depositor or
[N/A]
▪ Any 1114 Credit Enhancement Provider	Depositor or
[N/A]
▪ Any 1115 Derivate Counterparty Provider	Depositor or
[N/A]
▪ Any other 1101(d)(1) material party	Depositor

Whether there are any “outside the ordinary course business arrangements” other than would be obtained in an arm’s length transaction between (a) the Sponsor, Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material to a Certificateholder’s understanding of the Certificates:
Depositor as to (a)

▪ Securities Administrator	Securities Administrator
▪ Any 1112(b) Significant Obligor	Depositor or
[N/A]
▪ Any 1114 Credit Enhancement Provider	Depositor or
[N/A]
▪ Any 1115 Derivate Counterparty Provider	Depositor or
[N/A]
▪ Any other 1101(d)(1) material party	Depositor
Whether there are any specific relationships involving the transaction or the pool assets between (a) the Sponsor, Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material:
Depositor as to (a)

▪ Securities Administrator	Securities Administrator
▪ Any 1112(b) Significant Obligor	Depositor or
[N/A]
▪ Any 1114 Credit Enhancement Provider	Depositor or
[N/A]
▪ Any 1115 Derivate Counterparty Provider	Depositor or
[N/A]
▪ Any other 1101(d)(1) material party	Depositor

FORM 8-K DISCLOSURE
FORM 8-K DISCLOSURE INFORMATION

Item on Form 8-K	Responsible Party
Item 1.01- Entry into a Material Definitive Agreement	All parties (with respect to any agreement entered into by such party)
Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus

Item 1.02- Termination of a Material Definitive Agreement	All parties (with respect to any agreement entered into by such party)

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Item 1.03- Bankruptcy or Receivership

Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:

▪ Sponsor	Depositor
▪ Depositor	Depositor
▪ Other Servicer servicing 20% or more of the Trust Fund at the time of the report	Securities Administrator
▪ Other material servicers	Securities Administrator
▪ Securities Administrator	Securities Administrator
▪ Significant Obligor	Depositor or
[N/A]
▪ Credit Enhancer (10% or more)	Depositor or
[N/A]
▪ Derivative Counterparty	Depositor or
[N/A]

Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement	Securities Administrator/ Depositor (with respect to any agreement to which the Securities Administrator is not a party)

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

FORM 8-K DISCLOSURE INFORMATION

Item on Form 8-K	Responsible Party
Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the Certificateholders.

Item 3.03- Material Modification to Rights of Security Holders	Securities Administrator

Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement.

Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year	Securities Administrator and Depositor
Disclosure is required of any amendment “to the governing documents of the issuing entity”.

Item 6.01- ABS Informational and Computational Material	Depositor

Item 6.02- Change of Servicer or Securities Administrator	Depositor/Securities Administrator (as to itself)/successor securities administrator
Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or securities administrator.

Reg AB disclosure about any new servicer or master servicer is also required.	Securities Administrator/ Depositor
Reg AB disclosure about any new Securities Administrator is also required.	successor securities administrator

Item 6.03- Change in Credit Enhancement or External Support	N/A
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.

Reg AB disclosure about any new enhancement provider is also required.	Depositor

Item 6.04- Failure to Make a Required Distribution	Securities Administrator (to the extent the Securities Administrator has knowledge thereof)/Depositor (to the extent the Depositor has knowledge thereof)

Item 6.05- Securities Act Updating Disclosure	Depositor

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

FORM 8-K DISCLOSURE INFORMATION

Item on Form 8-K	Responsible Party
If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor

Item 7.01- Reg FD Disclosure	All parties

Item 8.01- Other Events	Depositor

Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to Certificateholders.

Item 9.01- Financial Statements and Exhibits	Responsible servicer for reporting/disclosing the financial statement or exhibit